Filed Pursuant to Rule 424(b)(5)

Registration No. 333-165957

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 14, 2010)

$1,252,131,000

Bank of America Auto Trust 2010-2

Issuing Entity

Bank of America Auto Receivables Securitization, LLC

Depositor

Bank of America, National Association

Sponsor and Servicer

You should carefully consider the discussion under “Risk Factors” beginning on page
S-13 of this prospectus supplement and page 4 of the prospectus.

Neither the notes nor the underlying receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The notes are asset backed securities. The notes will be obligations solely of the issuing entity and will not be obligations of, or guaranteed by, the depositor, the sponsor, the servicer, the indenture trustee, the owner trustee, their affiliates or any other person.

The following notes are being offered by this prospectus supplement:
	Initial Note Balance	Interest Rate	Final Scheduled Payment Date
Class A-1 notes	$340,005,000	0.61940%	July 15, 2011
Class A-2 notes	$240,000,000	0.91%	October 15, 2012
Class A-3 notes	$481,000,000	1.31%	July 15, 2014
Class A-4 notes	$191,126,000	1.94%	June 15, 2017

Total	$1,252,131,000

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 note	100.00000%	0.10000%	99.90000%
Per Class A-2 note	99.99090%	0.19000%	99.80090%
Per Class A-3 note	99.99724%	0.30000%	99.69724%
Per Class A-4 note	99.98067%	0.40000%	99.58067%

Total	$1,252,058,939.74	$3,003,509.00	$1,249,055,430.74

The issuing entity also will issue a non-interest bearing certificate representing the entire beneficial interest in the issuing entity, which is subordinated to the notes. Only the notes are being offered hereby.

The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a Business Day, the next Business Day. The first payment date will be July 15, 2010. It is expected that the notes will be delivered on or about June 24, 2010 (the “Closing Date”) in New York, New York against payment therefor in immediately available funds.

The assets of the issuing entity will include amounts owed under motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles.

Credit enhancement for the notes will consist of—

•	excess interest on the receivables;

•	a Reserve Account with an initial balance of $3,375,018.53; and

•	overcollateralization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch
Barclays Capital
Citi
Credit Suisse
RBS

The date of this prospectus supplement is June 16, 2010.

i

(continued)

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity, including terms and conditions that apply to the notes to be issued by the issuing entity.

We tell you about the securities in two separate documents:

•	this prospectus supplement, which incorporates and includes the appendix, and describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.

We have started with an introductory section in this prospectus supplement describing the securities and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory section is a Summary of Terms, which provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity. Immediately after the Summary of Terms, we have included Risk Factors, which (together with the discussion under “Risk Factors” in the accompanying prospectus) describe the material risks to investors in the notes.

Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-83. A listing of the pages where the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found in “Index of Defined Terms” which appears on page S-88 of this prospectus supplement and at the end of the accompanying prospectus.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity will be prepared by the indenture trustee and sent on behalf of the issuing entity to Cede & Co., as nominee of The Depository Trust Company (“DTC”). See “The Transaction Documents and the Indenture — Statements to Noteholders” in this prospectus supplement and “Reports to Securityholders” in the accompanying prospectus.

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at http://www.usbank.com/abs. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its

Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee at (800) 934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file (or cause to be filed) with the Securities and Exchange Commission (the “SEC”) periodic reports concerning the issuing entity as required by law, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Bank of America Auto Trust 2010-2” and file number 333-165957-01. A copy of each such report may be obtained by any noteholder by request to the depositor.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

IN THE UNITED KINGDOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE BEING DISTRIBUTED ONLY TO, AND ARE DIRECTED AT (A) PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS WHO FALL WITHIN ARTICLE 19(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, AND (B) HIGH NET WORTH ENTITIES FALLING WITHIN ARTICLE 49(1) OF THAT ORDER OR (C) TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED WITHOUT ITS CONTENTS BEING APPROVED BY AN AUTHORISED PERSON.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

NO APPROVED PROSPECTUS RELATING TO THE MATTERS IN THIS DOCUMENT HAS BEEN MADE AVAILABLE TO THE PUBLIC IN THE UNITED KINGDOM AND, ACCORDINGLY, THE NOTES MAY NOT BE, AND WILL NOT BE, OFFERED IN THE UNITED KINGDOM EXCEPT IN CIRCUMSTANCES WHICH WILL NOT RESULT IN THERE BEING AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE FINANCIAL SERVICES AND MARKETS ACT 2000.

SUMMARY OF TRANSACTION STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of this transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety to understand all of the terms of this offering before you purchase any notes.

Structural Diagram

Bank of America, National Association (Sponsor, Servicer and Administrator)
Motor Vehicle Receivables
Cash
Banc of America Securitization Holding Corporation (First Tier Purchaser)
Motor Vehicle Receivables
Cash
BA Auto Securitization Corporation (Second Tier Purchaser)
Motor Vehicle Receivables
Cash
Bank of America Auto Receivables Securitization, LLC (Depositor)
Cash
Notes
Underwriters
Notes
Cash
Note Investors
Motor Vehicle Receivables
Notes and Certificate*
U.S. Bank National Association (Indenture Trustee)
Wilmington Trust Company (Owner Trustee)
Bank of America Auto Trust 2010-2 (Issuing Entity)

*	The certificate, which represents an equity interest in the issuing entity, is not being offered hereby.

v

Flow of Funds*

(Prior to an Acceleration after an Event of Default)

*	For more information regarding the priority of payments, see “Summary of Terms — Priority of Payments” and “The Transaction Payments and the Indenture — Priority of Payments” in this prospectus supplement.

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety to understand all of the terms of this offering before you purchase any notes. Capitalized terms used in this summary, unless defined in this summary, have the meanings set forth in the glossary starting on page S-83.

Issuing Entity:	Bank of America Auto Trust 2010-2

Originator:	Bank of America, National Association is the “originator.” In most cases, Bank of America, National Association acquired the receivables from dealers after the receivables were originated by those dealers.

Sponsor:	Bank of America, National Association

Depositor:	Bank of America Auto Receivables Securitization, LLC

First Tier Purchaser:	Banc of America Securitization Holding Corporation

Second Tier Purchaser:	BA Auto Securitization Corporation

Servicer:	Bank of America, National Association

Indenture Trustee:	U.S. Bank National Association

Owner Trustee:	Wilmington Trust Company

Payment Date:	The 15th day of each month (or, if not a Business Day, the next Business Day) beginning July 15th, 2010

Closing Date:	June 24, 2010

Cut-off Date:	May 31, 2010

Record Date:	For each payment date, the close of business on the Business Day immediately preceding that payment date (except in limited circumstances where definitive notes are issued).

Transaction Parties

On the Closing Date, which is on or about June 24, 2010, the sponsor will sell, transfer, contribute and assign a portfolio of receivables described in “—Issuing Entity Assets” below to the First Tier Purchaser, which will sell, transfer, contribute and assign the portfolio of receivables to the Second Tier Purchaser, which will sell, transfer, contribute and assign the portfolio of receivables to the depositor, which will sell, transfer, contribute and assign the portfolio of receivables to the issuing entity. The issuing entity was formed pursuant to a trust agreement between the depositor and the owner trustee.

The transfers of the receivables are illustrated above in a chart on page v entitled “Structural Diagram.”

Issuing Entity

Bank of America Auto Trust 2010-2, a Delaware statutory trust, will be the issuing entity of the notes and the certificate. The issuing entity was formed pursuant to a trust agreement between the depositor, the administrator and the owner trustee. The primary assets of the issuing entity will be a pool of receivables, which will include amounts owed under motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles. See “—Issuing Entity Assets” below for a description of the assets of the issuing entity. See “The Issuing Entity” in this prospectus supplement for more information regarding the issuing entity.

Originator

Bank of America, National Association, a national banking association (“Bank of America”), originated the receivables. In most cases, the originator acquired the receivables from dealers after the receivables were originated by those dealers. Less than 10.0% of the receivables (by aggregate cut-off date balance) were originated directly by Bank of America. See “The Sponsor, the Servicer, the Originator and the Administrator” in this prospectus supplement for more information regarding the originator.

Servicer

Bank of America, a wholly-owned subsidiary of Bank of America Corporation, will service the receivables owned by the issuing entity. The servicer will service the contracts and apply payments on the receivables owned by the issuing entity pursuant to a servicing agreement. See “The Sponsor, the Servicer, the Originator and the Administrator” in this prospectus supplement for more information regarding the servicer.

Sponsor

Bank of America is the sponsor. The sponsor will sell, transfer, contribute and assign the receivables to the First Tier Purchaser. The sponsor is primarily responsible for structuring this transaction. See “The Sponsor, the Servicer, the Originator and the Administrator” in this prospectus supplement and in the accompanying prospectus for more information regarding the sponsor.

Administrator

Bank of America is the “administrator”. The administrator will provide certain administrative and ministerial services for the issuing entity as outlined in the administration agreement. See “The Sponsor, the Servicer, the Originator and the Administrator” in this prospectus supplement for more information regarding the administrator.

Depositor

Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company and a wholly-owned special purpose bankruptcy remote subsidiary of the Second Tier Purchaser, is the depositor. The depositor was formed to purchase, receive capital contributions of or otherwise acquire from time to time motor vehicle installment loans and/or retail installment sales contracts and related rights and assets; to own, hold, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell securities of one or more issuing entities; and to perform various actions in connection therewith.

You may contact the depositor by mail at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255, Mail Code: NC1-007-06-82, or by calling (980) 387-6838.

See “The Depositor” in this prospectus supplement and in the accompanying prospectus for more information regarding the depositor.

First Tier Purchaser

Banc of America Securitization Holding Corporation, (the “First Tier Purchaser”) a corporation organized under the laws of Delaware, is a wholly-owned special purpose subsidiary of Bank of America. The First

Tier Purchaser will sell, transfer, contribute and assign the receivables to the Second Tier Purchaser. See “The Transaction Documents and the Indenture—Sale and Assignment of Receivables” in this prospectus supplement.

Second Tier Purchaser

BA Auto Securitization Corporation (the “Second Tier Purchaser”), a corporation organized under the laws of Delaware, is a wholly-owned special purpose subsidiary of the First Tier Purchaser. The Second Tier Purchaser will sell, transfer, contribute and assign the receivables to the depositor. See “The Transaction Documents and the Indenture—Sale and Assignment of Receivables” in this prospectus supplement.

Owner Trustee

Wilmington Trust Company, a banking corporation organized under the laws of Delaware, will be the owner trustee. Under the Trust Agreement, the owner trustee will act on behalf of the issuing entity when so directed by the administrator.

Under the terms of the Trust Agreement, the role of the owner trustee is limited. See “The Trustees—The Owner Trustee” in this prospectus supplement for more information regarding the owner trustee.

Indenture Trustee

U.S. Bank National Association, a national banking association, will be the indenture trustee. Under the indenture, the indenture trustee will perform the various duties specified in this prospectus supplement and the accompanying prospectus, including under “The Trustees—The Indenture Trustee” in this prospectus supplement and “Provisions of the Indenture” in the accompanying prospectus.

Under the terms of the indenture, the role of the indenture trustee is limited. See “The Trustees—The Indenture Trustee” in this prospectus supplement for more information regarding the indenture trustee.

The Notes

The issuing entity will issue and offer the following notes pursuant to this prospectus supplement:

Class of Notes	Initial Note Balance	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$340,005,000	0.61940%	July 15, 2011
Class A-2 Notes	$240,000,000	0.91%	October 15, 2012
Class A-3 Notes	$481,000,000	1.31%	July 15, 2014
Class A-4 Notes	$191,126,000	1.94%	June 15, 2017

Total	$1,252,131,000

The Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes are sometimes referred to as the “notes”. See “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.

The issuing entity expects to issue the notes on June 24, 2010, which is the Closing Date.

The Certificate

On the Closing Date, the issuing entity will also issue a non-interest bearing certificate (the “certificate”) representing the entire beneficial interest in the issuing entity, which is not being offered by this prospectus supplement. The certificate entitles the certificateholder to residual distributions. The depositor will be the initial holder of the certificate (the “certificateholder”).

Payment Dates

Payments on the notes will be made on each payment date, which will be the 15th day of each month, or, if that day is not a Business Day, the next succeeding Business Day. The first payment date will be July 15, 2010.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date or redemption date. However, if definitive notes are issued, the record date for each payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “Description of the Notes—Overview of the Notes” in this prospectus supplement.

The final scheduled payment date on which interest and principal on each class of notes is required to be paid in full is set forth above under “—The Notes.”

Payments of Interest

Interest Rates

The issuing entity will pay interest at the rate specified above under “—The Notes.”

Interest Accrual

Class A-1 Notes.

“Actual/360,” accrued from and including the prior payment date (or from and including the Closing Date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

“30/360,” accrued from and including the 15th day of the prior month (or from and including the Closing Date, in the case of the first payment date) to but excluding the 15th day of the current month (assuming each month has 30 days).

This means that the interest due for each class of notes on each payment date will be the product of:

•	the Note Balance of the related class of notes,

•	the related interest rate, and

(i)	in the case of the Class A-1 notes, the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the Closing Date) to but excluding the current payment date divided by 360; or

(ii)	in the case of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, 30 (or, in the case of the first payment date, 21) divided by 360.

See “Description of the Notes—Payments of Interest” in this prospectus supplement.

Payments of Principal

The issuing entity will make principal payments on the notes based primarily on the amount of principal collections and defaults on the receivables during the prior month.

On each payment date prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the indenture trustee will distribute all amounts on deposit in the Principal Distribution Account to make principal payments on the notes to the extent of the funds therein in the following order of priority:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.

In addition, the outstanding principal amount of any class of notes, to the extent not previously paid, will be payable on the final scheduled payment date for that class of notes.

Priority of Payments

On each payment date, except after the acceleration of the notes following an event of default under the indenture, the indenture trustee will make the following payments and deposits to the extent of Available Collections on deposit in the Collection Account (including, if applicable, amounts withdrawn from the Reserve Account), to the extent available for such purpose, in the following amounts and order of priority:

•	first, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	second, to the noteholders, interest on the notes;

•	third, to the Principal Distribution Account for payment to the noteholders, the First Allocation of Principal, if any;

•	fourth, to the Reserve Account, any additional amounts required to increase the Reserve Account up to the Specified Reserve Account Balance;

•	fifth, to the Principal Distribution Account for payment to the noteholders, the Regular Allocation of Principal;

•

sixth, pro rata based on amounts due to the owner trustee, the indenture trustee, the administrator and the servicer, expenses (including indemnification amounts) permitted under the trust agreement, the indenture, the servicing agreement and any other transaction document, as applicable, which have not been previously paid; and

•	seventh, to the certificateholder, any remaining funds.

For a detailed description of the application of Collections, see “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

The servicing fee paid to the servicer on each payment date is equal to the product of one-twelfth of 1.00% per annum and the Pool Balance as of the first day of the related Collection Period. The servicer is also entitled to retain late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges collected on the receivables as additional servicing compensation.

Amounts deposited in the Principal Distribution Account will be paid to the holders of the notes as described under “Description of the Notes—Payments of Principal.”

Interest and Principal Payments after an Event of Default

On each payment date after an event of default under the indenture has occurred and the notes are accelerated, after payment of certain amounts to the servicer, the indenture trustee, the owner trustee and the administrator, interest on the notes will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of the notes will receive principal payments, ratably, based on the Note Balance of each remaining class of the notes (other than the Class A-1 notes) until those other classes are paid in full.

The certificateholder will not receive any distributions after an event of default under the indenture occurs and the notes are accelerated until the full payment of interest and principal on the notes has been paid on each payment date.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth under “—Priority of Payments” above.

Early Redemption of the Notes

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which the servicer exercises its “clean-up call” option to purchase the receivables. This can only occur if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the cut-off date and (ii) the sum of the Optional Purchase Price and the Available Collections for such payment date would be sufficient to pay (A) the servicing fee for such payment date and all unpaid servicing fees with respect to the prior Collection Period, (B) the interest then due on the notes, (C) the aggregate outstanding Note Balance of all the outstanding notes as determined by the indenture trustee and (D) expenses (including indemnification amounts) due to the owner trustee, the indenture trustee, the administrator and the servicer, which have not been previously paid.

In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses first through third under “—Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all the notes, then the Reserve Account Draw Amount will be used to pay all outstanding notes in full.

The servicer must furnish written notice of such election to the indenture trustee and the owner trustee not later than twenty (20) days (or such longer period as may be required by the clearing agency in connection with the note depository agreement for notice in connection with a redemption of the notes) prior to the redemption date. Following its receipt of such notice, (i) the indenture trustee will promptly provide notice of such purchase to the noteholders of record and (ii) the issuing entity will promptly provide notice of such purchase to the certificateholder of record. See “The Transaction Documents and the Indenture—Early Redemption” in this prospectus supplement.

Events of Default

The occurrence of any one of the following events will be an event of default under the indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable on any payment date, and such default shall continue for a period of 35 days;

•	default in the payment of the principal on any note on the related final scheduled payment date or redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding Note Balance;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding Note Balance; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, the grace period set forth in the applicable bullet point will be extended by an additional thirty days.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

Rights Upon Event of Default

If an event of default should occur and be continuing with respect to the notes (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or at the direction of the noteholders of a majority of the outstanding Note Balance shall, declare the principal of the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders. This declaration may, under some circumstances, be rescinded by noteholders holding not less than a majority of the outstanding Note Balance.

If the notes are declared due and payable following an event of default, the indenture trustee may, or at the request of the noteholders of a majority of the aggregate outstanding principal amount, shall institute proceedings to collect amounts due on the notes, foreclose on the property of the issuing entity, exercise remedies as a secured party, after acceleration of the maturity of the notes, sell the receivables or elect to have the issuing entity maintain possession of the receivables and continue to apply collections on these receivables. Subject to the limitations set out below, the indenture trustee will be prohibited from selling or otherwise liquidating the receivables following an event of default, unless:

•	the holders of 100% of the outstanding Note Balance consent to such sale or liquidation;

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest (if any) on the outstanding notes at the date of such sale or liquidation; or

•

the event of default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the noteholders of 66 2/3% of the outstanding Note Balance.

Issuing Entity Assets

The primary assets of the issuing entity will be a pool of motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles. We refer to these contracts as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases with these contracts as “obligors.”

The receivables will be transferred to the First Tier Purchaser by the sponsor, transferred to the Second Tier Purchaser by the First Tier Purchaser, transferred to the depositor by the Second Tier Purchaser and then transferred to the issuing entity by the depositor on the Closing Date. The issuing entity will grant a security interest in the receivables and the other issuing entity assets to the indenture trustee on behalf of the noteholders.

The “issuing entity assets” will consist of all right, title and interest of the issuing entity in, to and under:

•	the receivables and all monies received thereon, after the cut-off date;

•	the security interests in the financed vehicles granted by obligors pursuant to the receivables and, to the extent permitted by law, any accessions thereto;

•	proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering financed vehicles or obligors;

•	proceeds from recourse against dealers on the receivables acquired from dealers;

•	the receivable files (which includes the contracts and other documents relating to the receivables);

•	the transfer agreements;

•

certain accounts owned by the issuing entity and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

•	all proceeds of the foregoing.

The Receivables

The receivables are amounts owed by individuals under motor vehicle installment loans and retail installment sales contracts to purchase or refinance new or used automobiles, light duty trucks and other similar vehicles. As of the cut-off date, 1.57% of the receivables (by aggregate cut-off date balance) were granted credit-related extensions by Bank of America; however, at least one monthly payment has been made by the related obligor since such extension.

As of May 31, 2010, which we refer to as the “cut-off date,” the receivables had the following characteristics:

Number of Receivables	65,039
Aggregate Principal Balance	$1,350,007,411.97
Range of Annual Percentage Rates	2.79% to 18.69%
Weighted Average Annual Percentage Rates	5.52%
Weighted Average FICO® Score	779
Range of Original Terms	18 months to 84 months
Weighted Average Original Term	65.16 months
Range of Seasoning	2 months to 76 months
Weighted Average Seasoning	9.28 months
Range of Remaining Terms	6 months to 72 months
Weighted Average Remaining Term	55.88 months
Weighted Average Loan-to-Value Ratio	95.97%
Percentage of New Vehicles	56.12%
Percentage of Used Vehicles	43.88%

For an explanation of how these characteristics are calculated and for more information regarding the characteristics of the receivables, see “The Receivables Pool” in this prospectus supplement.

As described under “Origination and Servicing of the Receivables – Underwriting of Receivables” in this prospectus supplement, Bank of America’s underwriting policy provides for limited credit-related exceptions to the standard guidelines. Bank of America’s credit risk management monitors exceptions to the credit policies on a monthly basis to ensure that exceptions generally do not exceed 5.00% of originations for that month (based on the aggregate principal balance of receivables).

Removal of Receivables

Following the occurrence of specified uncured breaches of covenants by the servicer, or specified uncured breaches of representations and warranties by the sponsor, the First Tier Purchaser, the Second Tier Purchaser or the depositor, then the sponsor, the First Tier Purchaser, the Second Tier Purchaser, the depositor and the servicer, as applicable, may be obligated to repurchase one or more receivables or the servicer may refinance any receivable by making a new loan to the obligor in accordance with its customary servicing practices and depositing the full amount financed of such refinanced receivable into the Collection Account. The receivable created by such refinancing will not be property of the issuing entity. For a description of when repurchases may be required or receivables may be refinanced, see “The Transaction Documents and the Indenture—Sale and Assignment of the Receivables” and “—Extensions, Modifications and Refinancing of Receivables” in this prospectus supplement. See also “Risk Factors—Your yield to maturity may be reduced by prepayments or slower than expected prepayments” in this prospectus supplement.

Additional information on the receivables is set forth in “The Receivables Pool” below in this prospectus supplement.

Credit Enhancement

The credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow.

The credit enhancement for the notes will consist of (i) excess interest on the receivables, (ii) overcollateralization and (iii) the Reserve Account. See “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

Excess Interest

Excess interest is the excess of interest Collections on the receivables over the fees and expenses of the issuing entity, including interest payments on the notes. Any excess interest will increase the amount of funds available to make payments on the notes and will be applied, in part, to pay principal on the notes more rapidly than the amortization of the underlying receivables in order to reach the Targeted Overcollateralization Amount.

For a more detailed description of the use of excess interest as credit enhancement for your notes, see “The Transaction Documents and the Indenture—Credit Enhancement” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be $97,876,411.97, or approximately 7.25% of the Initial Pool Balance.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to the greater of (a) 9.25% of the Pool Balance on such payment date and (b) 7.25% of the Initial Pool Balance.

Reserve Account

On the Closing Date, the depositor will deposit from the proceeds of the sale of the notes $3,375,018.53 (the “Specified Reserve Account Balance”) in cash into the Reserve Account, which is equal to approximately 0.25% of the Initial Pool Balance. On each payment date, the paying agent will withdraw funds from the Reserve Account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through third under “—Priority of Payments.” On each payment date, funds will be deposited into the Reserve Account in accordance with the priority of payments until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance. On any payment date, if the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that payment date exceeds the Specified Reserve Account Balance, the Reserve Account Excess Amount will be transferred to the Collection Account and distributed on that payment date as available funds. In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses first through third under “—Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all of the notes, then the Reserve Account Draw Amount will be used to pay all outstanding notes in full.

Tax Status

Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion on the Closing Date generally to the effect that, for United States federal income tax purposes, (i) the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation and (ii) the notes will be characterized as indebtedness.

Each noteholder, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Certain ERISA Considerations

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by or on behalf of, or with assets of, certain employee benefit plans or other retirement accounts. An employee benefit plan, any other retirement plan, or any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to a portfolio of maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

Ratings

It is a condition to the issuance of the notes that, on the Closing Date, each class of notes will receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch, Inc. (“Fitch”):

Class of Notes	Standard & Poor’s	Moody’s	Fitch
Class A-1	A-1+	P-1	F1+
Class A-2	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA

A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. Ratings on the notes may be lowered, qualified or withdrawn at any time. See “Risk Factors—The ratings of the notes may be withdrawn or lowered which may have an adverse effect on the liquidity or the market price of the notes.”

In addition, the rating agencies that assign the initial ratings to the notes are expected (but are not required) to monitor those ratings for so long as those notes remain outstanding.

CUSIP Numbers

Each class of notes will have the following CUSIP number:

Class	CUSIP Number
A-1	06052MAA3
A-2	06052MAB1
A-3	06052MAC9
A-4	06052MAD7

RISK FACTORS

The risk factors discussed below and under the heading “Risk Factors” in the accompanying prospectus describe the material risks of an investment in the notes and should be carefully considered by all potential investors. The notes are complex financial instruments, so you should not purchase any notes unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any notes unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such notes.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes
The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Your yield to maturity may be reduced by prepayments or slower than expected prepayments.” As of the cut-off date, based on the billing addresses of the obligors, 13.70%, 11.42%, 9.53%, 5.53% and 5.37%, of the principal balance of the receivables were located in California, Texas, Florida, New Jersey and Pennsylvania, respectively. No other state accounts for more than 4.83% of the principal balance of the receivables as of the cut-off date. Economic factors like unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

The continuing economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes
The United States is experiencing a period of economic slowdown that may adversely affect the performance of the receivables. High unemployment and a general reduction in availability of credit may lead to increased delinquencies and defaults by obligors, as well as decreased consumer demand for automobiles and reduced used vehicle prices, which could increase the amount of a loss in the event of a default by an obligor. If the economic downturn worsens, or continues for a prolonged period of time, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

See “Origination and Servicing of the Receivables—Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables,” “Static Pool Information—Static Pool Cumulative Net Losses on Bank of America’s Total Indirectly and Directly-Originated Managed Portfolio” and “Static Pool Information Regarding Certain Securitized Receivables Pools” in this prospectus supplement for delinquency and loss information regarding certain automobile loans directly and indirectly originated and serviced by Bank of America.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables
Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contract (or, with respect to direct originated receivables, at the time of application for credit by the obligor) is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “Origination and Servicing of the Receivables” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to Bank of America’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to Bank of America’s managed portfolio.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses
There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. In addition, the amount advanced by the originator may exceed the purchase price of the vehicle to include items customarily financed as part of retail automobile installment sale contracts or promissory notes, such as taxes, title and license fees. As a result, it is highly likely that the principal amount of certain receivables will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle is less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool” in this prospectus supplement, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You may suffer losses due to receivables with low annual percentage rates
The receivables pool includes receivables which may have annual percentage rates that are less than the interest rates on certain classes of the notes. Interest paid on the receivables with annual percentage rates higher than the interest rate on the notes and overcollateralization compensate for the receivables with relatively lower annual percentage rates. Excessive prepayments on the receivables with relatively higher annual percentage rates may adversely impact your notes by reducing such interest payments available.

You must rely for repayment only upon the issuing entity’s assets and available credit enhancement, which may not be sufficient to make full payments on your notes
The depositor does not have, nor is it expected to have, any significant assets (although the depositor is expected to hold residual interests in, and subordinated debt of, various issuing trusts from time to time). There will be no recourse to the depositor or any of its affiliates or any other person for any default on the notes or any failure of the issuing entity to make payments of principal and interest on the notes. Consequently, you must rely solely upon the assets of the issuing entity for the payment of principal of and interest on your notes.

Although we intend the credit enhancement for the notes to reduce the risk of delinquent payments or losses to you, the amount of credit enhancement (including the amount required to be on deposit in the Reserve Account) will be limited, as set forth in this prospectus supplement. If the amounts in the Reserve Account are depleted as amounts are paid out to cover shortfalls in available funds, the issuing entity will, in turn, be required to depend to a greater extent on collections on the receivables to make payments on the notes. Although overcollateralization is expected to increase to the targeted overcollateralization amount as excess interest is used to pay principal of the notes in an amount greater than the decrease in the pool balance from the amortization of the receivables, there can be no assurance that the targeted overcollateralization amount will be reached or maintained, and other credit enhancement available may decline and could be depleted prior to the payment in full of the notes, and therefore losses on the receivables could result in losses to your notes.

Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities or regulatory action due to the servicing fee structure
Upon the occurrence of a servicer termination event, the indenture trustee or holders of notes evidencing not less than a majority of the principal amount of notes outstanding may terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the principal amount of notes outstanding have the ability to waive any servicer termination event.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in payments on the notes.

Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

In 2002, the OCC issued a temporary cease and desist order against a national banking association (unrelated to Bank of America) in connection with a securitization of its consumer credit card receivables because the Comptroller of the Currency asserted that, among other things, the servicing fee paid to the national banking association was inadequate. If Bank of America were in economic or regulatory difficulty, an appropriate bank regulatory agency might order Bank of America to amend or rescind the servicing agreement under which it services the receivables or take other actions including, if servicing fees payable under that servicing agreement did not fully compensate Bank of America for its actual servicing costs, an order to amend or rescind or to withhold amounts equal to its actual servicing costs. If an appropriate banking agency did order Bank of America to rescind or amend the servicing agreement, payments to you could be delayed or reduced.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse on your notes
Adverse events with respect to the servicer or any of its affiliates (including, among other things, any interruptions or loss in information processing capabilities) could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables, which in turn could result in increased delinquencies and losses on the receivables and a reduction in the market value of your notes. See “—Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities or regulatory action due to the servicing fee structure.” in this prospectus supplement.

Commingling of assets by the servicer could reduce or delay payments on the notes
Except as described below, the servicer will be required to deposit all Collections on the receivables into the Collection Account within two business days of identification of the payments. However, if the servicer satisfies particular requirements for less frequent remittances, the servicer will not be required to deposit the amounts into the Collection Account until the business day preceding each payment date. See “The Transaction Documents and the Indenture—Accounts” in this prospectus supplement.

Pending deposit into the Collection Account, Collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable or failed to remit the funds, you might incur a loss on your investment in the notes.

FDIC receivership or conservatorship of Bank of America could result in delays in payments or losses on your notes
If Bank of America were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the Federal Deposit Insurance Corporation (“FDIC”) could be appointed receiver or conservator of Bank of America. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “Material Legal Aspects of the Receivables – Certain Matters Relating to Bankruptcy” in the accompanying prospectus. We have structured the transaction contemplated by this prospectus supplement and the accompanying prospectus to comply with the FDIC’s interim rule relating to securitizations. Under that rule, the FDIC has stated that it will not use its repudiation power to reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization completed on or prior to September 30, 2010 that complies with the interim rule’s conditions. Additionally, the FDIC has indicated that it does not believe the automatic stay applies to financial assets transferred in connection with a securitization.

If the FDIC were to successfully assert that this transaction does not comply with the interim rule and that the transfer of receivables under the first purchase agreement was not a legal true sale, then Banc of America Securitization Holding Corporation would be treated as having made a loan to Bank of America, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as discussed under “Material Legal Aspects of the Receivables – Certain Matters Relating to Bankruptcy” in the accompanying prospectus.

If the FDIC were appointed as conservator or receiver for Bank of America, the FDIC could:

• require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

• request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Bank of America; or

• repudiate without compensation Bank of America’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

• argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC, as conservator or receiver for Bank of America, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced. See “Material Legal Aspects of the Receivables – Certain Matters Relating to Bankruptcy” in the accompanying prospectus

Insolvency of the First Tier Purchaser, the Second Tier Purchaser or the depositor could delay or limit payments to you
Following a bankruptcy or insolvency of the First Tier Purchaser, the Second Tier Purchaser or the depositor, a court could conclude that the receivables are owned by the First Tier Purchaser, the Second Tier Purchaser or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the First Tier Purchaser, the Second Tier Purchaser, the depositor or the issuing entity should be treated as the same entity as the First Tier Purchaser, the Second Tier Purchaser or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•        the automatic stay, which prevents a secured creditor from exercising remedies against a debt or in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•        tax or government liens on the First Tier Purchaser’s, the Second Tier Purchaser’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the securities; or

•        the fact that the issuing entity and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

Extensions and deferrals of payments on receivables could increase the average life of the notes
In some circumstances, the servicer may permit an extension or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase a receivable from the issuing entity if any modification or extension extends the term of that receivable beyond the latest final scheduled payment date for the latest maturing class of notes.

Your yield to maturity may be reduced by prepayments or slower than expected prepayments
The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•        The rate of return of principal is uncertain. The amount of payments of principal of your notes and the time when you receive those payments depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables. For example, the servicer may engage in marketing practices or promotions, including refinancing, which may indirectly result in faster than expected payments on the receivables.

•        You may be unable to reinvest payments in comparable investments. Asset-backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the related receivables and produce a slower return of principal if market interest rates rise above the interest rates on the related receivables. As a result, you are likely to receive a greater amount of money on your notes to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive a lesser amount of money on your notes when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of payments on your notes will prevent you from attaining your desired yield.

•        An early redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call,” the issuing entity will redeem all notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Following payment to you of the remaining principal amount of your notes, plus accrued interest, your notes will no longer be outstanding and you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the early redemption had not been exercised. See “The Transaction Documents and the Indenture—Early Redemption” in this prospectus supplement.

The ratings of the notes may be withdrawn or lowered which may have an adverse effect on the liquidity or the market price of the notes
Security ratings are not recommendations to buy, sell or hold the notes. Rather, the ratings are an assessment by Moody’s, Standard & Poor’s and Fitch, respectively, of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. The ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes. The ratings do not consider the prices of the notes or their suitability to a particular investor. The rating agencies may revise or withdraw the ratings at any time and rating agencies not hired to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the rating provided by a rating agency hired to rate the transaction. The ratings of any notes may be lowered by the rating agencies following the initial issuance of the notes as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related receivables in excess of the levels contemplated by the rating agencies at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes. Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. Additionally, we note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes (with the exception of unsolicited ratings), the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

The absence of a secondary market and a lack of liquidity in the secondary market could limit your ability to resell your notes
There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment, that it will enable you to realize your desired yield, or that the market will continue for the life of the notes. The underwriters presently expect to make a secondary market in the notes, but have no obligation to do so. Absent a secondary market for the notes, you may experience a delay if you choose to sell your notes or the price you receive for your notes may be less than you would receive for a comparable liquid security. The market values of the notes are likely to fluctuate. Fluctuations may be significant and could result in significant losses to your notes. Despite an increase in available liquidity in recent months, in part as a result of government intervention, the secondary market for asset-backed securities continues to experience significantly reduced liquidity as a result of recent and continuing events in the global financial markets. The automobile industry in the United States and elsewhere, like the broader world economy, is in a state of hardship. As a result of any financial and business difficulties impacting the automobile industry generally or the automobile financing business of Bank of America specifically, potential investors may lose confidence in asset-backed securities backed by motor vehicle loans or the rating agencies rating the notes may lower or withdraw the ratings of the notes, which could impair your ability to sell your notes. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. This period of illiquidity may continue and may adversely affect the market value of your notes.

The notes may not be a suitable investment for you
The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments and the notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the resources and expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors. This may be the case because, among other things, a secondary market for the notes may not develop or provide holders with liquidity of investment.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to purchase the receivables from the Second Tier Purchaser and to make the initial deposit into the Reserve Account.

The Second Tier Purchaser will purchase the receivables from the First Tier Purchaser, which will purchase the receivables from Bank of America and Bank of America or its affiliates may use all or a portion of the net proceeds of the offering of the notes for general purposes.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Bank of America Auto Trust 2010-2 is a statutory trust formed by the depositor on October 15, 2009 under the laws of the State of Delaware for the purpose of owning the receivables and issuing the notes and the certificate. The issuing entity will be operated pursuant to a Trust Agreement (the “Trust Agreement”). The issuing entity will have no officers or directors. This section, along with the description of the Trust Agreement under “The Issuing Entities,” “The Transaction Documents” and “Principal Documents” in the accompanying prospectus summarizes the material provisions of the Trust Agreement. We will file a copy of the Trust Agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the Trust Agreement. As a result, the description of the Trust Agreement is subject to all of the provisions of such agreement. The issuing entity will have no officers or directors and no continuing duties other than to hold the assets underlying the notes and the certificate and to issue the notes and the certificate.

Under the Trust Agreement, the issuing entity will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	pledging receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transaction documents;

•	issuing notes and the certificate;

•	making payments on the certificate and the notes;

•	making or causing to be made deposits to and withdrawals from the Collection Account, the Principal Distribution Account and the Reserve Account;

•	paying the organizational, start-up and transactional expenses of the issuing entity to the extent not paid by the depositor; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below. The fiscal year for the issuing entity will end on December 31st of each year.

On the Closing Date, the depositor will own the certificate representing the entire beneficial interest in the issuing entity.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the Closing Date:

Receivables	$1,350,007,411.97
Reserve Account	$3,375,018.53

The following table illustrates the expected liabilities of the issuing entity as of the Closing Date:

Class A-1 notes	$340,005,000.00
Class A-2 notes	$240,000,000.00
Class A-3 notes	$481,000,000.00
Class A-4 notes	$191,126,000.00
Overcollateralization(1)	$97,876,411.97

Total	$1,350,007,411.97

(1)	The overcollateralization is represented by a certificate, but the certificate is not offered hereby, and initially will be retained by the depositor.

As of the Closing Date, overcollateralization represents 7.25% of the total capitalization of the issuing entity.

The Issuing Entity Assets

The notes will be collateralized by the issuing entity assets. Each note represents an obligation of the issuing entity. The issuing entity assets will include the receivables pool sold, contributed and assigned by the depositor to the issuing entity on the Closing Date. The servicer will service the receivables. The sponsor selected the receivables for the receivables pool based on the satisfaction of several criteria, including the criteria listed under “The Receivables Pool” below.

The issuing entity assets will consist of all the right, title and interest of the issuing entity in, to and under:

•	the receivables and all monies received thereon, after the cut-off date;

•	the security interests in the financed vehicles granted by obligors pursuant to the receivables and, to the extent permitted by law, any accessions thereto;

•	proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering financed vehicles or obligors;

•	proceeds from recourse against dealers on the receivables acquired from dealers;

•	the receivable files (which includes the contracts and other documents relating to the receivables);

•	the transfer agreements;

•

the Principal Distribution Account, the Reserve Account and the Collection Account and any other account or accounts established pursuant to the indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

•	all proceeds of the foregoing.

THE TRUSTEES

The Owner Trustee

Wilmington Trust Company is the “owner trustee” of the issuing entity under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. Wilmington Trust Company is not affiliated with Bank of America, the First Tier Purchaser, the Second Tier Purchaser or any of their affiliates. Bank of America, the First Tier Purchaser, the Second Tier Purchaser and their affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transfer agreements, the trust agreement and the administration agreement. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Collections as described in “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

Wilmington Trust Company has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

For a description of the roles and responsibilities of the owner trustee see “The Transaction Documents and the Indenture—Roles and Responsibilities of the Trustees and the Administrator—The Owner Trustee” in this prospectus supplement.

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as indenture trustee, paying agent and registrar. U.S. Bancorp, with total assets exceeding $282 billion as of March 31, 2010, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of March 31, 2010, U.S. Bancorp served approximately 15.8 million customers and operated over 3,000 branch offices in 24 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 47 U.S. cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2010, U.S. Bank was acting as trustee with respect to over 75,000 issuances of securities with an aggregate outstanding principal balance of over $2.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

U.S. Bank shall make each monthly statement available to the noteholders via its internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to U.S. Bank National Association’s bondholder services group at (800) 934-6802.

As of March 31, 2010, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, securities administrator, registrar, and paying agent on 11 issuances of automobile receivable-backed securities with an outstanding aggregate principal balance of approximately $4,706,600,000.

U.S. Bank’s procedures for performing its duties as required by the indenture are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the noteholders and various other parties.

Prior to the first distribution to the noteholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System output. The Supervisor will also review the content of the noteholder statements prior to the first payment date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the noteholders statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, U.S. Bank has not made material changes to the policies and procedures of its securities administration services for automobile receivable-backed securities. Such policies and procedures are currently in effect, but may be modified or amended from time to time by U.S. Bank. No assurance can be given that such policies and procedures will be continually complied with or that they will not be amended or modified.

The indenture trustee’s material duties and responsibilities regarding the notes are as set forth in the indenture. See “Provisions of the Indenture” in the accompanying prospectus for a description of the indenture and the various duties of the indenture trustee under the indenture. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture.

For a description of the roles and responsibilities of the indenture trustee see “The Transaction Documents and the Indenture—Roles and Responsibilities of the Trustees and the Administrator—The Indenture Trustee” in this prospectus supplement.

Using information set forth in this prospectus supplement and the accompanying prospectus, the indenture trustee will develop the cashflow model for the issuing entity. Based on the monthly loan information provided by the servicer, the indenture trustee will calculate the amount of principal and interest to be paid to each class of notes on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the servicer, the indenture trustee will perform distribution calculations, remit payments on the payment date to noteholders as required under the indenture and prepare a monthly statement to noteholders detailing the payments received and the activity on the receivables during the Collection Period. In performing these obligations, the indenture trustee will be able to conclusively rely on the information provided to it by the servicer, and the indenture trustee will not be required to recompute, recalculate or verify the information provided to it by the servicer.

THE ORIGINATOR

Bank of America is the originator. Bank of America is engaged in the business of originating motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles (each, a “receivable”). Bank of America and its predecessors have been originating auto loans for more than 25 years. Bank of America currently acquires in excess of U.S. $8 billion of indirect originated receivables annually from more than 5,300 dealers in 48 states and directly originates between $500 million and $750 million of receivables annually.

For more information regarding Bank of America generally, see “The Sponsor, the Servicer, the Originator and the Administrator”, and for more information regarding Bank of America as originator, see “Origination and Servicing of the Receivables”.

THE SPONSOR, THE SERVICER, THE ORIGINATOR AND THE ADMINISTRATOR

Bank of America is a national banking association organized under the laws of the United States, with its principal executive offices in Charlotte, North Carolina. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation (the “Corporation”) and is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of March 31, 2010, Bank of America had consolidated assets of $1.496 trillion, consolidated deposits of $1.001 trillion and stockholder’s equity of $168 billion based on regulatory accounting principles. No securitizations secured by motor vehicle receivables sponsored by Bank of America have defaulted or experienced an early amortization triggering event. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, together with any subsequent periodic and current reports it filed with the SEC pursuant to the Exchange Act.

Moody’s currently rates Bank of America’s long-term debt as “Aa3” and short-term debt as “P-1”, with a stable outlook. Standard & Poor’s currently rates Bank of America’s long-term debt as “A+” and short-term debt as “A-1”, with a negative outlook. Fitch currently rates Bank of America’s long-term debt as “A+” and short-term debt as “F1+”, with a stable outlook. Further information with respect to such ratings may be obtained from Moody’s, Standard & Poor’s and, Fitch, respectively. No assurances can be given that the current ratings of Bank of America’s instruments will be maintained.

Bank of America and its affiliates have been active in the securitization market since its inception. Bank of America has sponsored securitization transactions since 1977, and has sponsored 5 auto loan securitizations since 2008. Bank of America and its affiliates have been involved with the origination and securitization of auto loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans, and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of asset-backed commercial paper programs and other structured finance transactions. Bank of America and its affiliates have served as sponsors, issuers, dealers, trustees, servicers and other roles in a wide array of securitization transactions.

The depositor’s securitization program has been structured by Bank of America, and principally will be used by Bank of America to finance motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles originated by Bank of America or its affiliates or acquired by Bank of America from third parties.

Bank of America serves as the sponsor in the depositor’s securitization program, in addition to being an affiliate of the depositor, and will perform certain administrative obligations on behalf of the issuing entity. The sponsor will have limited obligations and rights under the agreements related to a transaction, as described in this prospectus supplement and the accompanying prospectus.

Bank of America’s headquarters and its executive offices are located at 100 N. Tryon Street, Charlotte, North Carolina 28255, Mail Code: NC1-007-06-82, and the telephone number is (980) 388-0951.

Bank of America also will act as servicer under the servicing agreement with the issuing entity. Bank of America and its predecessors have been servicing auto loans for more than 25 years. At December 31, 2007, Bank of America and its affiliates serviced $14,527,450,000 of motor vehicle installment loans and retail installment sales contracts. The total principal amount of motor vehicle installment loans and retail installment sales contracts serviced by Bank of America or its affiliates increased to $15,493,379,000 at December 31, 2008 and $16,400,651,000 at December 31, 2009. The foregoing information regarding the size of Bank of America’s managed portfolio does not include bulk purchases of motor vehicle installment loans and retail installment sales contracts from other motor vehicle loan origination companies. For additional information regarding Bank of America’s managed portfolio of receivables, see “Origination and Servicing of the Receivables—Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables” and “Origination and Servicing of the Receivables—Cumulative Net Losses on Bank of America’s Total Indirectly and Directly-Originated Managed Portfolio.”

The servicer will service the contracts in accordance with the servicing agreement. The servicer will manage, service, administer and make collections on, and make remittances with respect to, the receivables in accordance with its customary servicing practices, using that degree of skill and attention that the servicer exercises with respect to comparable motor vehicle receivables that it services for itself or others. The servicer’s duties include tracking the balances of outstanding receivables, notifying obligors of the amounts and due dates of their required payments, communicating with obligors regarding their accounts and seeking to collect overdue payments. The servicer will follow its customary servicing practices and has full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer may at any time perform specific duties as servicer through sub-contractors who are in the business of servicing motor vehicle receivables. No such sub-contracting shall relieve the servicer of its responsibility with respect to such duties. The servicer will have no liability for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the servicer’s conduct constitutes willful misconduct, negligence or bad faith. See “The Transaction Documents and the Indenture” for more information about the servicer.

Bank of America will also act as administrator under the administration agreement. The administrator may at any time resign and be discharged from its obligations as administrator by giving written notice thereof to the issuing entity. Upon receiving such notice of resignation, the issuing entity must promptly appoint a successor administrator. If at any time the administrator (i) fails to deliver or cause to be delivered any required payment to the indenture trustee for payment to the noteholders, which failure continues unremedied for a period of ten (10) Business Days, (ii) fails to duly perform or observe in any material respect any of its covenants or agreements under the administration agreement or breaches a representation or warranty in the transaction documents, in each case which failure materially and adversely affects the rights of the issuing entity and the noteholders and continues unremedied for ninety (90) days or (iii) is adjudged bankrupt or insolvent, then the issuing entity may remove the administrator.

The administrator is entitled to indemnification from the servicer from any and all losses, liabilities or expenses incurred without gross negligence, willful misconduct or bad faith, including the costs of defending itself against any claim in connection with the performance of its duties or powers under the administration agreement.

See “The Sponsor,” “The Servicer” and “The Administrator” in the accompanying prospectus for more information about the sponsor, the servicer and the administrator and its securitization programs.

THE DEPOSITOR

Bank of America Auto Receivables Securitization, LLC is the depositor of the issuing entity. Bank of America Auto Receivables Securitization, LLC, a wholly-owned, special purpose, bankruptcy remote subsidiary of the Second Tier Purchaser, was formed on September 9, 2008 as a limited liability company under the laws of the State of Delaware and has a limited operating history. The depositor was formed to purchase, receive capital contributions of or otherwise acquire from time to time motor vehicle installment loans and/or retail installment sales contracts and related rights and assets; to own, hold, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell securities of one or more issuing entities; to act as settlor or depositor of one or more statutory trusts or common law trusts, act as member of one or more limited liability companies or act as general partner or limited partner of one or more limited partnerships formed to issue securities; to acquire, own, hold, transfer, assign, pledge, sell or otherwise deal with any interests in an issuing entity or securities issued by an issuing entity; and to establish any reserve account, spread account or other credit enhancement, as applicable, or any other account for the benefit of any securityholders. The depositor will acquire the retail motor vehicle installment loans and/or retail installment sales contracts from the sponsor and its affiliates, and will transfer them to the issuing entity. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. This is the sixth securitization transaction in which the depositor has been a party.

The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicles and no administrative obligations with respect to the issuing entity. The depositor will have limited obligations and rights under the transaction documents.

The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets (although the depositor is expected to hold residual interests in, and subordinated debt of, various issuing trusts from time to time). Neither the depositor nor any of its affiliates will insure or guarantee the receivables or the notes.

On the Closing Date, the depositor will own the certificate representing the entire beneficial interest in the issuing entity. Additionally, the depositor or one of its affiliates may initially retain some or all of one or more classes of notes. See “The Depositor” in the accompanying prospectus for more information about the depositor.

The principal office of the depositor is located at Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, NC 28255, Mail Code: NC1-007-06-82. Its telephone number is (980) 387-6838.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates and are all direct and indirect subsidiaries of Bank of America Corporation: the First Tier Purchaser, the Second Tier Purchaser, the depositor, Banc of America Securities LLC as one of the underwriters and Bank of America, as sponsor, as servicer and as administrator. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of one another.

THE RECEIVABLES POOL

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date, which is May 31, 2010.

As of the cut-off date, each receivable complied with specified eligibility criteria as described under the transaction documents and set forth below. The depositor will not use any selection procedures in selecting the receivables for the pool that are materially adverse to the noteholders. Less than 3.50% of the receivables (by aggregate cut-off date balance) are evidenced by electronic contracts. See “Material Legal Aspects of the Receivables — Rights in the Receivables” in the accompanying prospectus.

Each of the percentages and averages in the tables below is computed on the basis of the current principal balance of each receivable as of the cut-off date. The “Weighted Average Annual Percentage Rate” in the following table is based on weighting by current principal balance of each receivable as of the cut-off date and the annual percentage rate for each receivable. “Loan-to-Value Ratio” with respect to a receivable means the amount financed divided by the estimated vehicle value, multiplied by 100. For indirect originated receivables, the estimated vehicle value for a new vehicle is the dealer cost of the vehicle. The estimated vehicle value for a used vehicle is a quote received by Bank of America from the dealer based on a market guide, such as the National Automobile Dealers Association, National Auto Research Black Book or Kelley Blue Book, indicating the “wholesale” value of the vehicle and the source from which that value was determined. For direct originated receivables, Bank of America uses National Automobile Dealers Association values-“Invoice” for new vehicles and “Average Trade-in” for used vehicles to obtain the estimated vehicle value. For approximately half of the receivables, the amount financed exceeded the estimated vehicle value at the time of origination. The loan-to-value and FICO® score disclosure herein is determined upon origination of the receivable. “Weighted Average Loan-to-Value Ratio” is based on a weighting by current principal balance of each receivable as of the cut-off date (provided, that there are 15 contracts which are excluded from the Weighted Average Loan-to-Value Ratio because the Loan-to-Value Ratio was not available for such receivable). A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. (FICO® is a federally registered servicemark of Fair, Isaac & Company.) “Weighted Average FICO® Score” is based on a weighting by current principal balance of each receivable as of the cut-off date. Seasoning refers to the number of months elapsed since origination of a receivable.

The composition, distribution by annual percentage rate, geographic distribution, distribution by FICO® score, distribution by loan-to-value ratio, distribution by original term, distribution by remaining term, distribution by seasoning, distribution by original principal balance, distribution by cut-off date balance, distribution by quarter of origination, distribution by vehicle model year, distribution by vehicle make, distribution by vehicle model and distribution by vehicle type, in each case, as of the cut-off date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cut-off Date

	New Financed Vehicles	Used Financed Vehicles	Total
Aggregate Principal Balance	$757,634,496.46	$592,372,915.51	$1,350,007,411.97
Percentage of Cut-off Date Balance	56.12%	43.88%	100.00%
Number of Receivables	31,925	33,114	65,039
Average Cut-off Date Balance	$23,731.70	$17,888.90	$20,756.89
Range of Cut-off Date Balances	$1,033.20 - $93,974.07	$1,027.14 - $95,062.77	$1,027.14 - $95,062.77
Average Original Receivable Principal Balance	$28,567.43	$22,441.21	$25,448.32
Range of Original Receivable Principal Balances	$6,290.00 - $99,576.03	$4,525.11 - $99,968.46	$4,525.11 - $99,968.46
Weighted Average Loan-to-Value Ratio	92.41%	100.52%	95.97%
Weighted Average APR	5.26%	5.85%	5.52%
Range of APRs	2.79% - 17.69%	2.79% - 18.69%	2.79% - 18.69%
Weighted Average Original Term (months)	66.21 months	63.82 months	65.16 months
Range of Original Terms (months)	18 months - 84 months	24 months - 84 months	18 months - 84 months
Weighted Average Seasoning (months)	8.65 months	10.08 months	9.28 months
Range of Seasoning (months)	2 months - 74 months	2 months - 76 months	2 months - 76 months
Weighted Average Remaining Term (months)	57.55 months	53.74 months	55.88 months
Range of Remaining Terms (months)	6 months - 72 months	6 months - 71 months	6 months - 72 months
Weighted Average FICO® Scores	784	773	779

Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance		Weighted Average FICO® Score
2.00% - 2.99%	12	0.02%	$237,478.81	0.02%		818
3.00% - 3.99%	7,133	10.97	180,475,872.58	13.37		797
4.00% - 4.99%	17,453	26.83	431,636,209.88	31.97		792
5.00% - 5.99%	19,604	30.14	445,734,368.59	33.02		787
6.00% - 6.99%	8,297	12.76	140,648,961.03	10.42		761
7.00% - 7.99%	4,607	7.08	60,592,812.27	4.49		738
8.00% - 8.99%	3,705	5.70	43,944,463.26	3.26		719
9.00% - 9.99%	1,997	3.07	22,481,862.77	1.67		694
10.00% - 10.99%	1,014	1.56	11,404,494.54	0.84		674
11.00% - 11.99%	610	0.94	6,616,098.32	0.49		661
12.00% - 12.99%	364	0.56	3,541,509.67	0.26		654
13.00% - 13.99%	158	0.24	1,613,462.33	0.12		646
14.00% - 14.99%	53	0.08	623,705.30	0.05		645
15.00% - 15.99%	21	0.03	302,008.44	0.02		651
16.00% - 16.99%	4	0.01	46,849.13	0.00	(1)	654
17.00% - 17.99%	5	0.01	89,135.14	0.01		644
18.00% - 18.99%	2	0.00 (1)	18,119.91	0.00	(1)	644

Total:	65,039	100.00%	$1,350,007,411.97	100.00%		779

(1)	Greater than 0.00% but less than 0.01%

Geographic Distribution of the Receivables

State(1)	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score
California	8,872	13.64%	$184,919,017.48	13.70%	773
Texas	6,886	10.59	154,128,854.21	11.42	777
Florida	6,445	9.91	128,630,109.60	9.53	776
New Jersey	3,349	5.15	74,608,242.63	5.53	782
Pennsylvania	3,644	5.60	72,552,220.39	5.37	786
New York	3,099	4.76	65,251,235.73	4.83	787
Other(2)	32,744	50.35	669,917,731.93	49.62	780

Total:	65,039	100.00%	$1,350,007,411.97	100.00%	779

(1)	Based on billing addresses of the obligors as of the cut-off date, which may differ from the state of origination of the receivable.
(2)	Note that no other individual state accounts for more than 4.45% of the cut-off date balance.

Distribution by FICO® Score

FICO® (Range)	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance
620 - 629	251	0.39%	$2,393,478.04	0.18%
630 - 639	301	0.46	3,233,123.19	0.24
640 - 649	623	0.96	6,155,452.18	0.46
650 - 659	721	1.11	7,638,981.98	0.57
660 - 669	728	1.12	7,814,169.74	0.58
670 - 679	766	1.18	8,875,509.65	0.66
680 - 689	1,217	1.87	13,724,840.25	1.02
690 - 699	1,082	1.66	12,755,286.32	0.94
700 - 709	2,542	3.91	42,276,710.99	3.13
710 - 719	2,555	3.93	46,618,669.55	3.45
720 - 729	2,715	4.17	53,287,545.67	3.95
730 - 739	2,986	4.59	62,919,658.81	4.66
740 - 749	3,565	5.48	79,308,135.27	5.87
750 - 759	3,523	5.42	78,615,115.09	5.82
760 - 769	3,797	5.84	83,848,369.66	6.21
770 - 779	4,117	6.33	92,344,024.98	6.84
780 - 789	5,025	7.73	116,340,092.98	8.62
790 - 799	5,082	7.81	117,606,673.71	8.71
800 - 809	5,525	8.49	124,577,052.21	9.23
810 - 819	6,233	9.58	136,835,608.49	10.14
820 - 829	4,846	7.45	104,888,807.18	7.77
830 - 839	3,091	4.75	66,775,494.19	4.95
840 - 849	1,764	2.71	38,628,717.18	2.86
Greater than or equal to 850	1,984	3.05	42,545,894.66	3.15

Total	65,039	100.00%	$1,350,007,411.97	100.00%

Distribution by Loan-to-Value Ratio

Loan-to-Value Ratio	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score	Weighted Average Seasoning
Less than or equal to 40.00%(1)	429	0.66%	$5,106,478.89	0.38%	795	6.10
40.01% - 50.00%	992	1.53	14,610,815.16	1.08	798	5.63
50.01% - 60.00%	2,346	3.61	39,571,092.11	2.93	797	5.75
60.01% - 70.00%	4,101	6.31	77,029,980.86	5.71	795	6.16
70.01% - 80.00%	6,641	10.21	135,024,541.02	10.00	791	6.56
80.01% - 90.00%	9,744	14.98	213,182,148.12	15.79	787	6.96
90.01% - 100.00%	12,082	18.58	280,194,037.32	20.75	782	7.21
100.01% - 110.00%	12,017	18.48	277,895,788.89	20.58	775	8.58
110.01% - 120.00%	8,043	12.37	173,476,899.60	12.85	770	11.02
120.01% - 130.00%	4,668	7.18	80,303,126.73	5.95	756	17.61
130.01% - 140.00%	2,394	3.68	33,903,503.94	2.51	741	28.31
140.01% - 150.00%	1,582	2.43	19,708,999.33	1.46	741	33.17

Total	65,039	100.00%	$1,350,007,411.97	100.00%	779	9.28

(1)	Includes 15 contracts for which loan-to-value ratio was unavailable.

Distribution of the Receivables by Original Term

Original Term (months)	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score	Weighted Average Seasoning
13 - 24	46	0.07%	$615,278.22	0.05%	796	4.34
25 - 36	1,319	2.03	18,776,086.60	1.39	790	6.33
37 - 48	3,280	5.04	56,670,660.37	4.20	793	6.03
49 - 60	28,089	43.19	561,223,960.68	41.57	783	7.53
61 - 66	4,359	6.70	94,557,264.47	7.00	780	7.62
67 - 72	24,604	37.83	550,369,106.40	40.77	775	10.17
73 - 84	3,342	5.14	67,795,055.23	5.02	762	22.46

Total	65,039	100.00%	$1,350,007,411.97	100.00%	779	9.28

Distribution of the Receivables by Scheduled Remaining Term as of the Cut-off Date

Scheduled Remaining Term (months)	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score
1 - 12	1,967	3.02%	$6,976,024.14	0.52%	718
13 - 24	3,854	5.93	26,645,652.10	1.97	720
25 - 36	6,221	9.57	75,928,500.83	5.62	746
37 - 48	10,366	15.94	174,636,790.57	12.94	759
49 - 60	24,287	37.34	563,281,694.10	41.72	785
61 - 66	4,644	7.14	122,042,692.73	9.04	785
67 - 72	13,700	21.06	380,496,057.50	28.18	789

Total	65,039	100.00%	$1,350,007,411.97	100.00%	779

Distribution of the Receivables by Seasoning as of the Cut-off Date

Seasoning (months)	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance		Weighted Average FICO® Score
1 - 12	43,777	67.31%	$1,078,437,442.90	79.88%		789
13 - 24	7,534	11.58	124,484,013.39	9.22		753
25 - 36	6,557	10.08	92,143,963.82	6.83		731
37 - 48	3,559	5.47	35,788,434.54	2.65		726
49 - 60	2,613	4.02	15,570,770.50	1.15		702
61 - 66	992	1.53	3,543,024.05	0.26		715
67 - 72	3	0.00 (1)	20,487.03	0.00	(1)	722
73 - 78	4	0.01	19,275.74	0.00	(1)	718

Total:	65,039	100.00%	$1,350,007,411.97	100.00%		779

(1)	Greater than 0.00% but less than 0.01%

Distribution of the Receivables Pool by Original Principal Balance

Original Principal Balance	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance		Weighted Average FICO® Score
0.01 - 5,000.00	4	0.01%	$10,537.19	0.00	%(1)	739
5,000.01 - 10,000.00	1,656	2.55	9,634,145.18	0.71		765
10,000.01 - 15,000.00	6,870	10.56	64,253,570.56	4.76		776
15,000.01 - 20,000.00	13,400	20.60	182,781,574.97	13.54		781
20,000.01 - 25,000.00	14,288	21.97	258,834,284.17	19.17		783
25,000.01 - 30,000.00	11,544	17.75	261,481,054.07	19.37		782
30,000.01 - 35,000.00	7,457	11.47	200,866,259.79	14.88		779
35,000.01 - 40,000.00	4,235	6.51	132,482,561.59	9.81		776
40,000.01 - 45,000.00	2,340	3.60	84,549,166.98	6.26		775
45,000.01 - 50,000.00	1,290	1.98	51,919,324.95	3.85		772
50,000.01 - 55,000.00	726	1.12	32,335,766.50	2.40		772
55,000.01 - 60,000.00	411	0.63	20,382,484.97	1.51		770
60,000.01 - 65,000.00	256	0.39	13,687,069.11	1.01		764
65,000.01 - 70,000.00	189	0.29	10,824,083.20	0.80		764
70,000.01 - 75,000.00	140	0.22	8,536,669.05	0.63		769
75,000.01 - 80,000.00	72	0.11	4,975,234.84	0.37		767
80,000.01 - 85,000.00	74	0.11	5,233,591.69	0.39		765
85,000.01 - 90,000.00	29	0.04	2,191,476.70	0.16		773
90,000.01 - 95,000.00	30	0.05	2,505,336.75	0.19		766
95,000.01 - 100,000.00	28	0.04	2,523,219.71	0.19		763

Total:	65,039	100.00%	$1,350,007,411.97	100.00%		779

(1)	Greater than 0.00% but less than 0.01%

Distribution of the Receivables Pool by Cut-off Date Balance

Cut-off Date Balance	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score
0.01 - 5,000.00	3,271	5.03%	$11,136,787.42	0.82%	721
5,000.01 - 10,000.00	7,223	11.11	55,175,536.28	4.09	740
10,000.01 - 15,000.00	10,144	15.60	128,426,620.99	9.51	768
15,000.01 - 20,000.00	13,078	20.11	229,669,305.93	17.01	783
20,000.01 - 25,000.00	11,719	18.02	262,692,857.15	19.46	786
25,000.01 - 30,000.00	8,655	13.31	236,697,428.28	17.53	785
30,000.01 - 35,000.00	4,908	7.55	158,507,535.70	11.74	782
35,000.01 - 40,000.00	2,603	4.00	97,038,888.46	7.19	780
40,000.01 - 45,000.00	1,522	2.34	64,215,286.14	4.76	777
45,000.01 - 50,000.00	751	1.15	35,491,557.66	2.63	776
50,000.01 - 55,000.00	439	0.67	22,953,813.98	1.70	773
55,000.01 - 60,000.00	248	0.38	14,210,036.61	1.05	769
60,000.01 - 65,000.00	160	0.25	9,990,333.11	0.74	769
65,000.01 - 70,000.00	111	0.17	7,451,190.75	0.55	776
70,000.01 - 75,000.00	75	0.12	5,425,764.46	0.40	767
75,000.01 - 80,000.00	62	0.10	4,812,172.11	0.36	772
80,000.01 - 85,000.00	21	0.03	1,717,673.14	0.13	763
85,000.01 - 90,000.00	29	0.04	2,548,667.16	0.19	768
90,000.01 - 95,000.00	19	0.03	1,750,893.87	0.13	764
95,000.01 - 100,000.00	1	0.00 (1)	95,062.77	0.01	789

Total	65,039	100.00%	$1,350,007,411.97	100.00%	779

(1)	Greater than 0.00% but less than 0.01%

Distribution of the Receivables Pool by Quarter of Origination

Quarter of Origination	Number of Receivables	Percentage of Number of Receivables		Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance		Weighted Average FICO® Scores
2004-Q1	3	0.00	%(1)	$14,131.01	0.00	%(1)	728
2004-Q2	5	0.01		26,431.61	0.00	(1)	724
2004-Q3	36	0.06		114,570.42	0.01		690
2004-Q4	367	0.56		1,103,061.08	0.08		707
2005-Q1	589	0.91		2,430,217.62	0.18		715
2005-Q2	690	1.06		3,452,856.83	0.26		705
2005-Q3	998	1.53		5,925,592.34	0.44		703
2005-Q4	470	0.72		3,177,255.83	0.24		695
2006-Q1	425	0.65		3,110,091.44	0.23		702
2006-Q2	647	0.99		4,934,060.69	0.37		718
2006-Q3	883	1.36		8,049,951.89	0.60		723
2006-Q4	885	1.36		9,213,736.63	0.68		723
2007-Q1	1,057	1.63		12,612,305.26	0.93		728
2007-Q2	1,313	2.02		16,561,761.24	1.23		729
2007-Q3	1,458	2.24		20,225,116.84	1.50		739
2007-Q4	1,323	2.03		19,290,975.35	1.43		722
2008-Q1	2,271	3.49		33,980,518.89	2.52		731
2008-Q2	1,768	2.72		26,249,393.57	1.94		738
2008-Q3	2,305	3.54		35,727,938.11	2.65		745
2008-Q4	1,569	2.41		26,879,662.94	1.99		757
2009-Q1	1,779	2.74		31,478,471.91	2.33		771
2009-Q2	1,686	2.59		31,679,343.41	2.35		777
2009-Q3	3,108	4.78		65,293,701.95	4.84		787
2009-Q4	19,317	29.70		484,528,091.03	35.89		790
2010-Q1	20,084	30.88		503,890,217.83	37.32		789
2010-Q2	3	0.00	(1)	57,956.25	0.00	(1)	834

Total:	65,039	100.00%		$1,350,007,411.97	100.00%		779

(1)	Greater than 0.00% but less than 0.01%

Distribution of the Receivables Pool by Vehicle Model Year

Vehicle Model Year	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score
1999 or earlier	173	0.27%	$865,934.08	0.06%	716
2000	246	0.38	1,238,739.19	0.09	720
2001	521	0.80	2,910,434.21	0.22	715
2002	1,139	1.75	6,992,539.58	0.52	715
2003	1,610	2.48	12,797,655.64	0.95	721
2004	2,741	4.21	26,886,226.73	1.99	734
2005	4,838	7.44	53,423,879.70	3.96	746
2006	6,631	10.20	104,720,849.14	7.76	764
2007	9,735	14.97	195,288,679.50	14.47	771
2008	8,503	13.07	188,280,991.16	13.95	773
2009	10,795	16.60	264,947,775.38	19.63	789
2010	17,964	27.62	488,406,327.65	36.18	791
2011	143	0.22	3,247,380.01	0.24	796

Total	65,039	100.00%	$1,350,007,411.97	100.00%	779

Distribution of the Receivables Pool by Vehicle Make

Vehicle Make	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score
Chevrolet	8,401	12.92%	$173,629,681.83	12.86%	781
Ford	7,269	11.18	143,746,655.04	10.65	781
Toyota	6,548	10.07	118,502,035.98	8.78	781
Honda	5,854	9.00	101,446,093.65	7.51	784
Mercedes Benz	2,278	3.50	71,796,257.13	5.32	769
GMC	2,903	4.46	70,873,431.60	5.25	781
Nissan	4,055	6.23	69,141,074.50	5.12	774
Lexus	2,562	3.94	68,458,308.89	5.07	783
Infiniti	2,158	3.32	58,125,430.77	4.31	782
Cadillac	1,745	2.68	49,239,993.73	3.65	780
Unknown(1)	3	0.00 (3)	61,173.92	0.00 (3)	743
Other(2)	21,263	32.69	424,987,274.93	31.48	776

Total	65,039	100.00%	$1,350,007,411.97	100.00%	779

(1)	“Unknown” vehicle makes are those vehicle makes that are not available as of the cut-off date.
(2)

“Other” vehicle makes are those vehicle makes that are able to be determined based on the related receivables pool characteristics, but that cannot individually be assigned to the vehicle makes listed above. “Other” vehicle makes include approximately 37 makes. For the category “other,” no vehicle make individually represents more than 3.54% of the cut-off date balance of such category.

(3)	Greater than 0.00% but less than 0.01%.

Distribution of the Receivables Pool by Vehicle Model

Vehicle Model	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score
F150	2,029	3.12%	$43,872,954.63	3.25%	780
Silverado	2,008	3.09	41,311,440.34	3.06	780
Tahoe	1,010	1.55	25,227,275.66	1.87	774
Accord	1,475	2.27	22,940,624.86	1.70	784
CRV	1,199	1.84	21,678,716.84	1.61	791
Yukon	764	1.17	21,623,491.27	1.60	776
RX350	729	1.12	20,471,149.60	1.52	788
G37	719	1.11	19,927,002.67	1.48	789
Pilot	907	1.39	19,437,062.65	1.44	781
Sierra	880	1.35	19,323,502.39	1.43	780
RAM	987	1.52	18,965,764.15	1.40	767
Range Rover	410	0.63	17,292,210.63	1.28	762
Escalade	476	0.73	16,391,543.97	1.21	769
Traverse	584	0.90	16,344,576.00	1.21	794
Odyssey	792	1.22	16,213,620.44	1.20	785
Acadia	565	0.87	15,820,904.26	1.17	789
Equinox	785	1.21	15,820,594.72	1.17	793
SRX	504	0.77	14,397,964.08	1.07	791
3-Series	661	1.02	14,205,972.17	1.05	777
Camaro	504	0.77	14,052,063.33	1.04	786
Altima	957	1.47	14,016,938.64	1.04	773
Tacoma	750	1.15	13,795,456.26	1.02	783
F250	489	0.75	13,024,830.75	0.96	776
Suburban	500	0.77	12,991,634.57	0.96	777
Tundra	590	0.91	12,664,125.43	0.94	779
Unknown(1)	224	0.34	3,556,650.95	0.26	770
Other(2)	43,541	66.95	864,639,340.71	64.05	778

Total:	65,039	100.00%	$1,350,007,411.97	100.00%	779

(1)	“Unknown” vehicle models are those vehicle models that are not available as of the cut-off date.
(2)

“Other” vehicle models are those vehicle models that are able to be determined based on the related receivables pool characteristics, but that individually cannot be assigned to the vehicle models listed above. “Other” vehicle models include approximately 543 models. For the category “other,” no vehicle model individually represents more than 0.94% of the cut-off date balance of such category.

Distribution of the Receivables Pool by Vehicle Type

Vehicle Type	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average FICO® Score
Car	27,104	41.67%	$519,310,363.58	38.47%	778
CUV	14,725	22.64	338,335,057.90	25.06	786
Pickup	9,719	14.94	197,734,505.77	14.65	778
SUV	11,231	17.27	254,988,689.88	18.89	772
Van	2,260	3.47	39,638,794.84	2.94	778

Total	65,039	100.00%	$1,350,007,411.97	100.00%	779

As described under “Origination and Servicing of the Receivables — Servicing and Collections” in this prospectus supplement, Bank of America offers certain obligors credit-related extensions. As of the cut-off date, 1.57% of the receivables (by aggregate cut-off date balance) were granted credit-related extensions by Bank of America; however, at least one monthly payment has been made by the related obligor since such extension.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds 45 pools of receivables with the following characteristics:

Pool	Aggregate Cut-off Date Balance	APR	Remaining Term to Maturity (in Months)	Age
1	$11,394.84	2.790%	19	5
2	327,367.27	2.935	56	3
3	5,892.70	3.968	10	43
4	5,179,512.90	3.673	31	5
5	177,908,243.02	3.731	59	4
6	229,555.07	4.778	11	41
7	11,267,197.07	4.695	32	12
8	424,427,198.37	4.716	59	5
9	2,236,336.86	5.726	12	47
10	15,305,155.36	5.642	31	20
11	423,995,284.22	5.629	60	6
12	4,367,287.19	6.620	14	51
13	15,431,791.80	6.582	30	31
14	119,111,956.52	6.489	57	11
15	3,929,903.42	7.657	13	54
16	14,629,176.18	7.584	30	38
17	41,855,609.46	7.572	49	21
18	3,784,909.44	8.604	14	54
19	13,459,243.67	8.624	29	39
20	26,419,966.38	8.599	47	25
21	2,241,631.94	9.572	14	55
22	7,078,349.74	9.539	30	37
23	12,959,783.56	9.573	46	25
24	1,366,880.87	10.592	14	55
25	3,271,502.70	10.530	29	38
26	6,577,763.37	10.565	46	25
27	993,775.11	11.562	14	56
28	1,984,696.91	11.521	29	41
29	3,499,364.70	11.522	47	23
30	565,058.78	12.503	14	56
31	1,244,238.21	12.518	28	41
32	1,675,586.57	12.502	48	22
33	176,251.06	13.429	14	54
34	551,664.06	13.477	30	40
35	880,959.06	13.534	46	24
36	33,445.86	14.417	12	56
37	154,632.74	14.601	30	37
38	424,632.65	14.585	45	24
39	4,342.33	15.250	16	44
40	19,127.60	15.557	27	38
41	266,638.23	15.477	47	25
42	9,102.75	16.990	31	5
43	37,746.38	16.734	46	22
44	89,135.14	17.704	48	21
45	18,119.91	18.338	34	26

Total	$1,350,007,411.97	5.519%	56	9

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses, repurchases or indemnity payments;

•	interest accrues on the notes with a fixed interest rate at the following coupon rates: Class A-1 notes, 0.66182%; Class A-2 notes, 1.10%; Class A-3 notes, 1.57%; and Class A-4 notes, 2.18%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in June 2010, and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the initial Note Balance for that class of notes as set forth on the cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing July 15, 2010, and on the 15th calendar day of each subsequent month;

•	the notes are purchased on June 24, 2010;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•

the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months (except for the first payment date which will be based on 21 days);

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the table above and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will not be exercised;

•	the servicing fee rate will be 1.00% per annum; and

•	on the Closing Date, the Reserve Account balance equals the Specified Reserve Account Balance.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment of a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
July 2010	90.01	87.69	86.09	84.83	82.99	76.97
August 2010	80.20	75.67	72.54	70.10	66.56	59.66
September 2010	70.47	63.82	59.24	55.68	50.63	42.99
October 2010	60.81	52.48	47.04	42.84	37.09	29.00
November 2010	52.57	42.88	36.24	31.14	24.55	15.32
December 2010	44.78	33.40	25.63	19.69	12.37	0.71
January 2011	37.04	24.04	15.21	7.92	0.00	0.00
February 2011	29.33	14.81	4.04	0.00	0.00	0.00
March 2011	21.66	4.83	0.00	0.00	0.00	0.00
April 2011	14.02	0.00	0.00	0.00	0.00	0.00
May 2011	5.65	0.00	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00	0.00	0.00
January 2014	0.00	0.00	0.00	0.00	0.00	0.00
February 2014	0.00	0.00	0.00	0.00	0.00	0.00
March 2014	0.00	0.00	0.00	0.00	0.00	0.00
April 2014	0.00	0.00	0.00	0.00	0.00	0.00
May 2014	0.00	0.00	0.00	0.00	0.00	0.00
June 2014	0.00	0.00	0.00	0.00	0.00	0.00
July 2014	0.00	0.00	0.00	0.00	0.00	0.00
August 2014	0.00	0.00	0.00	0.00	0.00	0.00
September 2014	0.00	0.00	0.00	0.00	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Maturity	0.48	0.39	0.35	0.32	0.29	0.25
Weighted Average Life (years) to Call	0.48	0.39	0.35	0.32	0.29	0.25

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
July 2010	100.00	100.00	100.00	100.00	100.00	100.00
August 2010	100.00	100.00	100.00	100.00	100.00	100.00
September 2010	100.00	100.00	100.00	100.00	100.00	100.00
October 2010	100.00	100.00	100.00	100.00	100.00	100.00
November 2010	100.00	100.00	100.00	100.00	100.00	100.00
December 2010	100.00	100.00	100.00	100.00	100.00	100.00
January 2011	100.00	100.00	100.00	100.00	99.17	80.64
February 2011	100.00	100.00	100.00	94.13	81.26	60.78
March 2011	100.00	100.00	90.04	77.44	63.83	41.41
April 2011	100.00	92.82	74.66	61.15	46.79	22.66
May 2011	100.00	78.99	59.58	45.27	30.15	4.42
June 2011	96.23	65.36	44.81	29.81	13.90	0.00
July 2011	84.59	51.99	30.40	14.78	0.00	0.00
August 2011	73.13	38.91	16.34	0.11	0.00	0.00
September 2011	62.11	26.32	2.72	0.00	0.00	0.00
October 2011	51.16	13.90	0.00	0.00	0.00	0.00
November 2011	40.26	1.66	0.00	0.00	0.00	0.00
December 2011	29.43	0.00	0.00	0.00	0.00	0.00
January 2012	18.65	0.00	0.00	0.00	0.00	0.00
February 2012	7.94	0.00	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00	0.00	0.00
January 2014	0.00	0.00	0.00	0.00	0.00	0.00
February 2014	0.00	0.00	0.00	0.00	0.00	0.00
March 2014	0.00	0.00	0.00	0.00	0.00	0.00
April 2014	0.00	0.00	0.00	0.00	0.00	0.00
May 2014	0.00	0.00	0.00	0.00	0.00	0.00
June 2014	0.00	0.00	0.00	0.00	0.00	0.00
July 2014	0.00	0.00	0.00	0.00	0.00	0.00
August 2014	0.00	0.00	0.00	0.00	0.00	0.00
September 2014	0.00	0.00	0.00	0.00	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Maturity	1.36	1.12	0.99	0.91	0.84	0.73
Weighted Average Life (years) to Call	1.36	1.12	0.99	0.91	0.84	0.73

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
July 2010	100.00	100.00	100.00	100.00	100.00	100.00
August 2010	100.00	100.00	100.00	100.00	100.00	100.00
September 2010	100.00	100.00	100.00	100.00	100.00	100.00
October 2010	100.00	100.00	100.00	100.00	100.00	100.00
November 2010	100.00	100.00	100.00	100.00	100.00	100.00
December 2010	100.00	100.00	100.00	100.00	100.00	100.00
January 2011	100.00	100.00	100.00	100.00	100.00	100.00
February 2011	100.00	100.00	100.00	100.00	100.00	100.00
March 2011	100.00	100.00	100.00	100.00	100.00	100.00
April 2011	100.00	100.00	100.00	100.00	100.00	100.00
May 2011	100.00	100.00	100.00	100.00	100.00	100.00
June 2011	100.00	100.00	100.00	100.00	100.00	93.51
July 2011	100.00	100.00	100.00	100.00	99.03	85.23
August 2011	100.00	100.00	100.00	100.00	91.31	77.23
September 2011	100.00	100.00	100.00	92.91	83.79	69.44
October 2011	100.00	100.00	94.70	85.92	76.46	61.87
November 2011	100.00	100.00	88.17	79.09	69.34	54.51
December 2011	100.00	94.82	81.77	72.43	62.41	47.36
January 2012	100.00	88.89	75.50	65.94	55.70	40.42
February 2012	100.00	83.06	69.37	59.61	49.20	33.77
March 2012	98.65	77.33	63.38	53.45	42.94	27.32
April 2012	93.37	71.68	57.52	47.46	36.92	21.08
May 2012	88.12	66.13	51.81	41.64	31.10	15.05
June 2012	82.90	60.68	46.23	35.99	25.45	9.24
July 2012	77.72	55.32	40.79	30.51	19.98	3.63
August 2012	72.56	50.06	35.49	25.21	14.69	0.00
September 2012	67.44	44.90	30.33	20.09	9.58	0.00
October 2012	62.35	39.83	25.32	15.14	4.66	0.00
November 2012	57.31	34.87	20.45	10.37	0.00	0.00
December 2012	52.42	30.09	15.76	5.77	0.00	0.00
January 2013	47.80	25.55	11.28	1.33	0.00	0.00
February 2013	43.33	21.19	7.00	0.00	0.00	0.00
March 2013	38.96	16.96	2.88	0.00	0.00	0.00
April 2013	34.61	12.82	0.00	0.00	0.00	0.00
May 2013	30.30	8.77	0.00	0.00	0.00	0.00
June 2013	26.02	4.80	0.00	0.00	0.00	0.00
July 2013	21.76	0.92	0.00	0.00	0.00	0.00
August 2013	17.54	0.00	0.00	0.00	0.00	0.00
September 2013	13.35	0.00	0.00	0.00	0.00	0.00
October 2013	9.20	0.00	0.00	0.00	0.00	0.00
November 2013	5.07	0.00	0.00	0.00	0.00	0.00
December 2013	0.97	0.00	0.00	0.00	0.00	0.00
January 2014	0.00	0.00	0.00	0.00	0.00	0.00
February 2014	0.00	0.00	0.00	0.00	0.00	0.00
March 2014	0.00	0.00	0.00	0.00	0.00	0.00
April 2014	0.00	0.00	0.00	0.00	0.00	0.00
May 2014	0.00	0.00	0.00	0.00	0.00	0.00
June 2014	0.00	0.00	0.00	0.00	0.00	0.00
July 2014	0.00	0.00	0.00	0.00	0.00	0.00
August 2014	0.00	0.00	0.00	0.00	0.00	0.00
September 2014	0.00	0.00	0.00	0.00	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Maturity	2.59	2.22	1.99	1.84	1.70	1.51
Weighted Average Life (years) to Call	2.59	2.22	1.99	1.84	1.70	1.51

Percent of the Initial Note Balance at Various ABS Percentages

Class A-4 Notes

Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
July 2010	100.00	100.00	100.00	100.00	100.00	100.00
August 2010	100.00	100.00	100.00	100.00	100.00	100.00
September 2010	100.00	100.00	100.00	100.00	100.00	100.00
October 2010	100.00	100.00	100.00	100.00	100.00	100.00
November 2010	100.00	100.00	100.00	100.00	100.00	100.00
December 2010	100.00	100.00	100.00	100.00	100.00	100.00
January 2011	100.00	100.00	100.00	100.00	100.00	100.00
February 2011	100.00	100.00	100.00	100.00	100.00	100.00
March 2011	100.00	100.00	100.00	100.00	100.00	100.00
April 2011	100.00	100.00	100.00	100.00	100.00	100.00
May 2011	100.00	100.00	100.00	100.00	100.00	100.00
June 2011	100.00	100.00	100.00	100.00	100.00	100.00
July 2011	100.00	100.00	100.00	100.00	100.00	100.00
August 2011	100.00	100.00	100.00	100.00	100.00	100.00
September 2011	100.00	100.00	100.00	100.00	100.00	100.00
October 2011	100.00	100.00	100.00	100.00	100.00	100.00
November 2011	100.00	100.00	100.00	100.00	100.00	100.00
December 2011	100.00	100.00	100.00	100.00	100.00	100.00
January 2012	100.00	100.00	100.00	100.00	100.00	100.00
February 2012	100.00	100.00	100.00	100.00	100.00	100.00
March 2012	100.00	100.00	100.00	100.00	100.00	100.00
April 2012	100.00	100.00	100.00	100.00	100.00	100.00
May 2012	100.00	100.00	100.00	100.00	100.00	100.00
June 2012	100.00	100.00	100.00	100.00	100.00	100.00
July 2012	100.00	100.00	100.00	100.00	100.00	100.00
August 2012	100.00	100.00	100.00	100.00	100.00	96.06
September 2012	100.00	100.00	100.00	100.00	100.00	83.49
October 2012	100.00	100.00	100.00	100.00	100.00	71.45
November 2012	100.00	100.00	100.00	100.00	99.81	59.93
December 2012	100.00	100.00	100.00	100.00	88.33	49.24
January 2013	100.00	100.00	100.00	100.00	77.31	39.03
February 2013	100.00	100.00	100.00	92.72	66.82	29.31
March 2013	100.00	100.00	100.00	82.53	56.83	20.08
April 2013	100.00	100.00	97.17	72.70	47.32	11.30
May 2013	100.00	100.00	87.40	63.25	38.40	2.98
June 2013	100.00	100.00	77.94	54.17	29.89	0.00
July 2013	100.00	100.00	68.80	45.46	21.80	0.00
August 2013	100.00	92.78	59.96	37.13	14.16	0.00
September 2013	100.00	83.45	51.44	29.18	7.02	0.00
October 2013	100.00	74.35	43.24	21.62	0.00	0.00
November 2013	100.00	65.48	35.35	14.44	0.00	0.00
December 2013	100.00	56.83	27.79	7.67	0.00	0.00
January 2014	92.23	48.41	20.55	0.00	0.00	0.00
February 2014	82.09	40.22	13.64	0.00	0.00	0.00
March 2014	72.03	32.26	7.06	0.00	0.00	0.00
April 2014	62.06	24.54	0.00	0.00	0.00	0.00
May 2014	52.38	17.16	0.00	0.00	0.00	0.00
June 2014	43.07	10.16	0.00	0.00	0.00	0.00
July 2014	33.86	3.38	0.00	0.00	0.00	0.00
August 2014	25.11	0.00	0.00	0.00	0.00	0.00
September 2014	16.44	0.00	0.00	0.00	0.00	0.00
October 2014	7.85	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Maturity	3.96	3.60	3.30	3.08	2.85	2.53
Weighted Average Life (years) to Call	3.94	3.57	3.28	3.06	2.83	2.52

ORIGINATION AND SERVICING OF THE RECEIVABLES

The following is a description of the origination, underwriting and servicing of Bank of America’s portfolio of motor vehicle installment loans as of the date of this prospectus supplement.

Origination

Bank of America is engaged in the business of originating motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light duty trucks and other similar vehicles (each, a “receivable”). Bank of America currently acquires indirectly originated receivables from Dealers and directly originates receivables. Bank of America’s auto group is headquartered in Jacksonville, Florida and operates on a regional basis through 5 indirect regional credit centers located in Jacksonville, Florida; Dallas, Texas; Las Vegas, Nevada; Seattle, Washington and Waltham, Massachusetts. Each indirect regional center manages sales, underwriting and credit. Funding for indirect originated receivables is handled from Bank of America’s facilities in Jacksonville, Florida, Las Vegas, Nevada and Alpharetta, Georgia. Other operational support is provided centrally from Jacksonville, Florida. Sales and operations for direct originated receivables is provided in Alpharetta, Georgia and Las Vegas, Nevada. Underwriting and credit for direct originated receivables is handled from Bank of America’s facilities in Alpharetta, Georgia.

Bank of America only purchases indirect originated receivables from dealers who execute a non-recourse dealer agreement. Before Bank of America allows a dealer to execute the non-recourse dealer agreement, Bank of America conducts a review of the dealer, including in some cases, a financial review, a reputational review and any past experiences with the dealer principal and key management. Substantially all of the dealers with whom Bank of America does business are franchised dealers with a manufacturer.

The non-recourse dealer agreement contains dealer representations and warranties to Bank of America with respect to the receivables, the obligors on the receivables and the security interests in the related financed vehicles.

The representations and warranties typically include, among others, that:

•	The retail installment sales contracts and installment loans are valid and enforceable according to their terms, which include the due dates for the scheduled payments;

•	the obligor has no offsets or counterclaims against or defenses to the retail installment sales contracts or installment loans;

•	the dealer will secure and perfect for Bank of America a security interest in the financed vehicle, prior to all other security interests, liens or encumbrances;

•	the dealer had good title to the financed vehicle immediately prior to the purchase by the obligor, free and clear of all liens and encumbrances;

•	the description of the financed vehicle is accurate, and the financed vehicle has been duly delivered to the obligor; and

•	to the best of the dealer’s knowledge, no statements made or furnished by the obligor in connection with the origination of such receivable are untrue or incomplete.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the receivables.

Upon breach of any representation or warranty made by a dealer, Bank of America has a right against that dealer to require it to purchase or repurchase the related receivables. This right may be exercised by Bank of America, as servicer of the receivables. Generally, in determining whether to exercise any right to require repurchase, Bank of America considers the prior performance of the dealer, as well as other business and commercial factors.

Underwriting of Receivables

Each applicant for an indirect originated receivable is evaluated individually through the appropriate Bank of America indirect regional credit center based on uniform underwriting standards. These underwriting standards are intended to assess the applicant’s credit and capacity to repay the receivable and to assess the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form and/or applicant’s credit bureau that generally lists the applicant’s income, liabilities, credit history, employment history and a description of the financed vehicle intended to secure the receivable.

Empirically derived credit scoring or decision-making algorithms are used in conjunction with the aforementioned criteria to objectively index the applicant’s creditworthiness. Through credit scoring, credit profiles are evaluated in order to more accurately quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. Bank of America uses credit scoring, together with underwriter review to approve, counteroffer, or decline credit applications or to tailor certain elements of a receivable to compensate for the credit risk represented by the applicant’s credit score. For example, a lower credit score may result in a reduction in the maximum loan-to-value ratio of the receivable approved for an applicant. Bank of America periodically reviews and updates the credit scoring and decision-making algorithms and its uniform underwriting standards for effectiveness. Additionally, under the underwriting policy, underwriters have limited ability to approve credit-related exceptions to the standard guidelines. Exceptions to the credit policies must be approved by underwriters with appropriate credit authority. Approved applicants that do not comply with all credit guidelines typically have strong compensating factors that indicate a high ability of the applicant to repay the loan. For example, underwriting exceptions may include allowing a longer term, a greater payment-to-income ratio or a greater loan-to-value than the standard allowances for such criteria. Bank of America’s credit risk management monitors exceptions to the credit policies on a monthly basis to ensure that exceptions generally do not exceed 5.00% of originations for that month (based on the aggregate principal balance of receivables). Policies are continuously reviewed and updated in response to macro-economic conditions, business strategy and/or portfolio performance.

Once the dealer and applicant enter into the retail contract, the dealer is required to deliver the necessary documentation for the receivable to the designated funding address. Documentation is imaged and key information data entered by third party vendors. The Bank of America auto group operations group audits documents received from dealers (via transmittal images) for completeness and consistency with the application, providing final approval and funding of the receivable. Following funding of the receivable, the legal documents file is forwarded to Bank of America’s records retention center. Physical retail installment sales contracts for receivables are stored with a third-party custodian at a location in Orlando, Florida.

The underwriting process for direct originated receivables is substantially similar to the underwriting process for indirect originated receivables, except that the decision-making algorithm focuses on the obligor credit attributes which may result in a conditional credit approval prior to the selection of a vehicle.

Amount Financed

The amount financed under a receivable depends on a number of factors including the original maturity length, the model and year of the financed vehicle and the creditworthiness and ability to pay of the related obligor.

Additionally, the amount financed by Bank of America under any motor vehicle loan generally has not exceeded:

•	for a new financed vehicle, the manufacturer’s invoice amount plus the cost of additional options, taxes and title and license fees on the financed vehicle or

•

for a used financed vehicle, the “wholesale” value stated in the most recently published National Auto Research Black Book, National Automobile Dealers Association or Kelley Blue Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees.

See the chart “Distribution by Loan to Value Ratio” set forth under the heading “The Receivables Pool” in this prospectus supplement.

Insurance

The contract for each receivable requires the obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance on the financed vehicle. The dealer agreements include a representation and warranty from the dealer that each financed vehicle has the required insurance at the time of origination of the receivable.

Neither Bank of America nor any of its affiliates independently verifies whether obligors obtain or maintain the required insurance either at or after the origination of a receivable.

Bank of America has reserved the right to change its policies with respect to insurance on financed vehicles in accordance with its business judgment.

Bank of America does not currently “force place” insurance.

Servicing and Collections

The following describes Bank of America’s servicing and collection policies and procedures as of the date of this prospectus supplement. The servicing and/or collection policies and procedures of Bank of America may change over time in accordance with the business judgment of Bank of America. There can be no assurance that such servicing and collection policies and procedures will not change after the date hereof. Bank of America’s servicing and collection policies and procedures are identical for both direct and indirect originated receivables.

Bank of America’s servicing process for the receivables and similar receivables includes the routine receipt and processing of payments, responding to obligor inquiries, document imaging and retention, vehicle title processing, maintaining the security interest in the financed vehicle (performed in Jacksonville, Florida) and collecting delinquencies and repossessing and selling financed vehicles when necessary (managed in Brea, California and Jacksonville, Florida).

Unless otherwise specifically requested, Bank of America uses monthly billing statements to serve as a reminder to obligors, as well as an early warning mechanism, in the event that an obligor has failed to notify Bank of America of an address change. Most obligors using automatic payment programs or those receiving their statements electronically do not receive a paper billing statement from Bank of America. For obligors who receive a paper billing statement, approximately 20 days before an obligor’s payment is due, Bank of America mails a billing statement to the obligor. A payment coupon is included with the billing statement. To expedite the payment process, obligors may choose to make their payments using whatever channel they find most convenient, including payments to lockboxes, direct debits, telephone, online banking, electronically and Bank of America banking centers. Bank of America’s customer service center in Jacksonville, Florida uses interactive voice response technology to answer routine account questions and route calls to the appropriate service representative.

Bank of America’s servicing system automatically forwards information pertaining to the receivables (including the receivables) to Bank of America’s collection system based on (i) estimated likelihood of default and (ii) delinquency status. The collection system uses a behavioral scoring methodology to assess the risk of loss and to establish a collection strategy, which is organized around delinquency buckets to maximize front-end curing within early stage delinquencies. Based on the behavioral score and other criteria, contact may occur as early as 3 days after payment is due on the receivable or as late as 14 days after payment is due on the receivable. Collection strategies for lower risk accounts utilize an autodialer to contact delinquent obligors. Higher risk accounts are routed to more experienced personnel who utilize a more intensive and personal approach with delinquent obligors.

Part of the strategy includes outsourcing a portion (dependent on volume of delinquent accounts and in-house/vendor performance) of collection accounts to a subcontractor whose controls, quality and performance are closely monitored. This strategy provides Bank of America with an opportunity to lower the accounts per collector ratio and increases the opportunity to successfully contact the obligors.

If satisfactory payment arrangements are not made by a delinquent obligor, that receivable is generally forwarded to the repossession assignment group on or about the 80th day after payment was due on the receivable (unless previously surrendered voluntarily). Generally, repossession of the financed vehicle occurs within 7 to 10 days of repossession assignment with an average of 45 days in repossession inventory. The repossession assignment group utilizes third party, insured repossession firms to repossess financed vehicles. Upon notification that a financed vehicle has been repossessed and the appropriate authorities have been notified, the repossession assignment group will ascertain the condition, location and mileage of the financed vehicle. Following repossession of a financed vehicle, notice is mailed to the obligor stating the intention to sell the financed vehicle and the repossession assignment group will determine the appropriate regional wholesale auction to remarket the vehicle, set a minimum price and arrange for transportation to the assigned auction. Repossession and auction results are monitored for each repossessed financed vehicle, with an overall goal of obtaining wholesale market value.

Upon repossession and liquidation of a financed vehicle, Bank of America may pursue any deficiency remaining if deemed practical by Bank of America and to the extent permitted by law. Recovery strategies for deficiencies include, but are not limited to, settlement and payment arrangements, litigation, post-judgment initiatives, collection agency referrals and non-performing asset sales.

Bank of America offers certain obligors credit-related extensions. Generally, except in the case of hardship, these extensions are only offered when:

•	The receivable was originated at least 9 months prior to the extension;

•	The receivable has not been extended within the past 12 months;

•

Such extension and any prior credit related extensions do and did not exceed three months individually (except where required to comply with a Chapter 13 bankruptcy plan) and 6 months collectively; and

•

With respect to a Chapter 13 bankruptcy of the obligor, the bankruptcy plan has been confirmed and the first payment distribution has been received (or confirmation of funds held by a bankruptcy trustee for creditor distribution has been received).

In the case of a hardship, extensions or temporary payment reductions are generally only offered when the customer explains the circumstances causing the temporary hardship and demonstrates an ability to repay the loan by making at least 3 consecutive monthly payments within the past 90 days and the last payment is posted within the last 30 days; or the cumulative amount of 3 monthly payments has been made within the past 90 days. Temporary payment reductions do not reduce the principal balance of the loan.

Extensions and temporary payment reductions are documented on Bank of America’s collection system, including, but not limited to all communications with the obligor or the bankruptcy trustee, and are a part of the permanent record in the obligor’s loan file.

As of the cut-off date, 1.57% of the receivables (by aggregate cut-off date balance) were granted credit-related extensions by Bank of America; however, at least one monthly payment has been made by the related obligor since such extension.

Although Bank of America has no current intent, as of the date hereof, to change its policy regarding credit-related extensions and temporary payment reductions as described above, there can be no assurance that Bank of America will not change its policy after the date hereof.

Additionally, from time to time Bank of America may provide a “promotional” or administrative extension to certain obligors. For example, an extension may be allowed to obligors who live in an area affected by a natural disaster. Bank of America also may offer a “payment holiday” or “skip-a-pay” extension to certain obligors. These promotional extensions are not provided to obligors whose contracts are delinquent, or who lack, among other criteria, acceptable payment histories.

Charge-off Policy

In general, Bank of America charges-off a receivable:

•

if Bank of America has repossessed the related financed vehicle, the earlier of (i) the month during which the financed vehicle is liquidated and (ii) the month in which the receivable becomes 120 days delinquent;

•	if Bank of America has not repossessed the related financed vehicle, the month in which the receivable becomes 120 days delinquent;

•

if any obligor is subject to a Chapter 7 or Chapter 13 bankruptcy proceeding, Bank of America charges-off the receivable the earlier of (i) the month during which the financed vehicle is liquidated or (ii) except as described below, the month in which the receivable becomes 120 days delinquent; and

•

if any financed vehicle is the subject of a voluntary repossession, a collateral damage insurance claim or a deceased insurance claim, any loss on the related receivable is recognized in the month that Bank of America receives the notification of the occurrence of any such matter, but in no event beyond the month in which the related receivable becomes 120 days delinquent; Bank of America treats the proceeds received in any such case as unscheduled principal payments and not liquidation proceeds and any deficiency is charged-off.

In September 2009, Bank of America changed its loss recognition policies for defaulted motor vehicle loans resulting in a charge-off due to a Chapter 7 or Chapter 13 bankruptcy proceeding against an obligor (the “Revised Bankruptcy Charge-off Policy”). Prior to September 2009, Bank of America charged-off such defaulted motor vehicle loans in the manner set forth in the third bullet above. Under the Revised Bankruptcy Charge-off Policy, the following rules will apply if any obligor is subject to a Chapter 7 or Chapter 13 bankruptcy proceeding: (i) a full charge-off of the outstanding balance of the receivable (including interest and fees) in the month during which either the financed vehicle is liquidated or the related receivable becomes 120 days delinquent or (ii) a partial charge-off of the outstanding principal balance of the receivable, in the month that the related receivable becomes 60 or more days delinquent, in an amount equal to the difference between the outstanding principal balance of such receivable and the net realizable value of the related motor vehicle. Net realizable value is determined by Bank of America based on the average of the auction proceeds received for liquidated motor vehicles, less auction fees and costs. The Revised Bankruptcy Charge-off Policy has resulted in an accelerated recognition of losses with respect to such defaulted motor vehicle loans and may result in an increase in recoveries in future months. The comparability of future loss and recovery information for periods from after September 2009 with loss and recovery information for prior periods has been affected by the Revised Bankruptcy Charge-off Policy. See “—Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables—Delinquency and Credit Loss Experience—Managed Portfolio.”

Although Bank of America has no current intent, as of the date hereof, to further change its charge-off policy as described above, there can be no assurance that Bank of America’s charge-off policy will not change after the date hereof. Furthermore, any such change would not require the consent of, or notice to, noteholders.

Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables

Set forth below is information about the experience of Bank of America with its total managed portfolio of motor vehicle receivables, including the receivables (other than receivables acquired by Bank of America from an unaffiliated originator). Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Bank of America. There is no assurance that the delinquency, repossession or loss experience of the receivables will be comparable to the experience of Bank of America as shown in the following tables. The comparability of future loss and recovery information for periods from and after September 2009 with loss and recovery information for prior periods may be affected by the Revised Bankruptcy Charge-Off Policy. See “—Charge-off Policy” above. As of the date of this prospectus supplement, Bank of America considers any receivable to be delinquent when the obligor has either (i) paid less than 90% of any scheduled monthly payment or (ii) paid at least 90%, but less than 100%, of any two or more scheduled monthly payments. No assurance can be given that Bank of America’s policy regarding determination of when a receivable is considered delinquent will not change.

For purposes of the following tables, the “Average Principal Outstanding” is the average, for the applicable period, of the aggregate of the outstanding principal balances of all receivables in Bank of America’s total managed portfolio of receivables as of the end of each calendar month in such period; all percentages are percentages of the Average Principal Outstanding for the applicable period.

Delinquency and Credit Loss Experience(1) – Managed Portfolio (U.S. $ in 000’s)

	Three Months Ended March 31,						Year Ended December 31,
	2010			2009			2009		2008		2007		2006		2005
Total Principal Outstanding at Period End	$16,361,280			$15,839,948			$16,400,651		$15,493,379		$14,527,450		$15,186,226		$16,030,429
Average Principal Outstanding During Period	$16,345,668			$15,815,622			$16,143,978		$15,281,341		$14,815,016		$15,686,444		$15,248,191
Delinquencies at Period End:
30 - 59 days	166,363		1.02%	242,705		1.53%	232,441	1.42%	291,718	1.88%	278,068	1.91%	222,482	1.47%	211,572	1.32%
60 - 89 days	41,353		0.25%	70,967		0.45%	67,460	0.41%	97,184	0.63%	89,795	0.62%	81,178	0.53%	64,270	0.40%
90+ days	19,974		0.12%	34,646		0.22%	31,908	0.19%	50,539	0.33%	45,830	0.32%	52,723	0.35%	51,658	0.32%

Total Delinquencies	227,690		1.39%	348,318		2.20%	331,809	2.02%	439,441	2.84%	413,693	2.85%	356,383	2.35%	327,500	2.04%

Number of Loans Outstanding at Period End	1,051,774			1,044,514			1,060,586		1,034,559		1,029,415		1,093,251		1,139,181
Average Number of Loans Outstanding	1,054,121			1,045,420			1,055,632		1,039,610		1,058,405		1,119,102		1,056,280

Number of Repossessions	5,076			7,650			24,091		25,733		21,372		20,746		18,423
Number of Repossessions as Percentage of the Average Number of Loans	1.93	%(4)		2.93	%(4)		2.28%		2.48%		2.02%		1.85%		1.74%

Gross Principal Charge-Offs(2)	$97,232			$168,719			$542,607		$512,047		$403,432		$251,231		$200,587
Liquidation Proceeds(3)	62,496			79,454			271,039		231,193		217,983		89,407		65,682
Net Losses	34,737			89,265			271,568		280,854		185,449		161,823		134,905
Net Losses as Percentage of Average Principal Outstanding	0.85	%(4)		2.26	%(4)		1.68%		1.84%		1.25%		1.03%		0.88%

(1)	The information in the table includes receivables owned by Bank of America, as well as previously sold receivables that Bank of America or its affiliates continue to service, but does not include bulk purchases from other auto loan origination companies.
(2)	Net of repossession sale proceeds prior to compliance with the Federal Financial Institution Examination Council policy. The Federal Financial Institution Examination Council’s Uniform Retail Credit Classification and Account Management Policy establishes standards for the classification and treatment of retail credit in financial institutions.
(3)	Excludes unsold repossession inventory value.
(4)	Expressed as an annualized amount.

Cumulative Net Losses on Bank of America’s Total Indirectly and Directly-Originated Managed Portfolio

The tables below set forth information on Bank of America’s total managed portfolio of indirectly and directly originated receivables (exclusive of those contracts with FICO® scores below 620 and those contracts with Loan-to-Value-Ratios above 150.99%) concerning the cumulative net losses (calculated as described below) on a quarterly vintage and static pool basis. The cumulative net losses in such table are measured against the booked U.S. Dollar (“Dollar”) amount for a given quarterly vintage and accumulated across time.

For purposes of the following tables, cumulative net losses are equal to the aggregate principal balances of all receivables that are charged-off in the specified period less any liquidation proceeds and deficiency recoveries received during the same period or from any prior period and are expressed as percent of the aggregate principal balances of all receivables booked in the related period. Calculations of cumulative net losses include expenses associated with outside collection agencies, but exclude other expenses associated with collection, repossession, and disposition of the vehicle securing such receivable. These other expenses are not material to the data presented.

Monthly Cumulative Net Losses on Bank of America’s Total Indirectly Originated Managed Portfolio

(exclusive of those contracts which are balloon loans and those with FICO® Scores below 620 or LTV above 150.99%(1)

Vintage WA	2004Q1	2004Q2	2004Q3	2004Q4	2005Q1	2005Q2	2005Q3	2005Q4	2006Q1	2006Q2	2006Q3	2006Q4
Original Term(2)	65	65	65	65	66	66	66	66	66	66	66	66
WA FICO(2)	734	731	733	735	730	726	729	726	736	742	742	745
WA Original LTV(2)	105	105	104	105	108	109	105	108	106	105	105	103
New/Used %	48/52	47/53	46/54	44/56	38/62	42/58	50/50	42/58	42/58	45/55	46/54	49/51
Booked (000)	1,924,691	1,796,996	1,915,780	2,140,583	2,195,437	2,087,449	2,812,403	1,730,663	1,641,975	1,936,466	1,699,794	1,591,654
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.01%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.02%	0.01%	0.02%	0.02%	0.02%	0.02%	0.02%	0.01%	0.01%	0.02%	0.01%	0.02%
5	0.03%	0.05%	0.04%	0.06%	0.05%	0.06%	0.05%	0.05%	0.05%	0.05%	0.04%	0.05%
6	0.07%	0.10%	0.11%	0.12%	0.14%	0.19%	0.15%	0.15%	0.12%	0.15%	0.15%	0.16%
7	0.15%	0.18%	0.21%	0.19%	0.23%	0.35%	0.30%	0.31%	0.21%	0.25%	0.29%	0.25%
8	0.22%	0.24%	0.29%	0.26%	0.30%	0.51%	0.39%	0.44%	0.33%	0.34%	0.37%	0.30%
9	0.28%	0.33%	0.34%	0.32%	0.38%	0.65%	0.47%	0.56%	0.41%	0.44%	0.41%	0.37%
10	0.32%	0.39%	0.38%	0.38%	0.49%	0.79%	0.55%	0.67%	0.50%	0.56%	0.46%	0.44%
11	0.36%	0.45%	0.45%	0.46%	0.60%	0.90%	0.65%	0.78%	0.62%	0.61%	0.51%	0.51%
12	0.42%	0.49%	0.50%	0.53%	0.67%	0.96%	0.73%	0.91%	0.73%	0.65%	0.59%	0.57%
13	0.46%	0.53%	0.56%	0.61%	0.75%	1.00%	0.82%	1.01%	0.85%	0.73%	0.66%	0.64%
14	0.49%	0.57%	0.62%	0.66%	0.81%	1.07%	0.90%	1.12%	0.89%	0.76%	0.74%	0.71%
15	0.54%	0.62%	0.68%	0.72%	0.84%	1.14%	1.00%	1.23%	0.93%	0.81%	0.80%	0.79%
16	0.58%	0.66%	0.76%	0.79%	0.90%	1.25%	1.07%	1.30%	0.99%	0.87%	0.88%	0.87%
17	0.61%	0.73%	0.84%	0.82%	0.93%	1.34%	1.15%	1.39%	1.05%	0.94%	0.97%	0.94%
18	0.66%	0.78%	0.87%	0.87%	0.98%	1.44%	1.25%	1.44%	1.10%	1.03%	1.04%	1.00%
19	0.70%	0.84%	0.91%	0.90%	1.05%	1.53%	1.34%	1.49%	1.17%	1.12%	1.10%	1.03%
20	0.74%	0.89%	0.97%	0.92%	1.10%	1.65%	1.41%	1.56%	1.24%	1.17%	1.18%	1.12%
21	0.78%	0.95%	1.00%	0.95%	1.16%	1.74%	1.44%	1.64%	1.30%	1.25%	1.25%	1.19%
22	0.83%	1.01%	1.03%	0.98%	1.22%	1.82%	1.49%	1.72%	1.39%	1.35%	1.32%	1.28%
23	0.87%	1.04%	1.05%	1.04%	1.31%	1.86%	1.53%	1.81%	1.47%	1.40%	1.37%	1.40%
24	0.91%	1.07%	1.08%	1.08%	1.38%	1.91%	1.59%	1.90%	1.59%	1.46%	1.45%	1.50%
25	0.94%	1.09%	1.10%	1.14%	1.42%	1.94%	1.65%	1.99%	1.68%	1.50%	1.54%	1.64%
26	0.97%	1.10%	1.13%	1.19%	1.47%	2.01%	1.70%	2.11%	1.74%	1.56%	1.63%	1.74%
27	0.98%	1.14%	1.15%	1.24%	1.49%	2.07%	1.76%	2.21%	1.80%	1.63%	1.70%	1.84%
28	0.99%	1.16%	1.18%	1.30%	1.52%	2.11%	1.82%	2.29%	1.86%	1.70%	1.80%	1.96%
29	1.00%	1.19%	1.21%	1.31%	1.57%	2.18%	1.91%	2.34%	1.91%	1.77%	1.92%	2.04%
30	1.03%	1.21%	1.26%	1.34%	1.61%	2.25%	1.99%	2.45%	1.98%	1.86%	2.04%	2.13%
31	1.05%	1.23%	1.29%	1.36%	1.63%	2.32%	2.04%	2.51%	2.04%	1.96%	2.14%	2.19%
32	1.08%	1.26%	1.32%	1.38%	1.66%	2.38%	2.10%	2.57%	2.13%	2.07%	2.25%	2.29%
33	1.11%	1.30%	1.34%	1.41%	1.71%	2.46%	2.14%	2.63%	2.21%	2.16%	2.34%	2.33%
34	1.14%	1.33%	1.37%	1.44%	1.76%	2.51%	2.20%	2.73%	2.29%	2.27%	2.41%	2.40%
35	1.16%	1.35%	1.38%	1.46%	1.81%	2.55%	2.26%	2.84%	2.39%	2.32%	2.47%	2.46%
36	1.19%	1.35%	1.40%	1.49%	1.85%	2.59%	2.33%	2.94%	2.46%	2.37%	2.53%	2.49%
37	1.20%	1.36%	1.43%	1.52%	1.89%	2.62%	2.38%	3.02%	2.55%	2.42%	2.60%	2.56%
38	1.21%	1.39%	1.45%	1.55%	1.92%	2.68%	2.45%	3.11%	2.62%	2.48%	2.64%	2.63%
39	1.22%	1.40%	1.48%	1.59%	1.96%	2.75%	2.52%	3.20%	2.67%	2.53%	2.70%	2.65%
40	1.23%	1.43%	1.49%	1.62%	1.98%	2.81%	2.57%	3.27%	2.72%	2.57%	2.74%	2.69%
41	1.23%	1.44%	1.52%	1.64%	2.01%	2.87%	2.64%	3.33%	2.78%	2.62%	2.77%
42	1.24%	1.46%	1.55%	1.66%	2.04%	2.93%	2.71%	3.39%	2.84%	2.67%	2.81%
43	1.26%	1.48%	1.58%	1.68%	2.08%	3.00%	2.77%	3.43%	2.88%	2.70%	2.85%
44	1.26%	1.50%	1.58%	1.69%	2.11%	3.07%	2.82%	3.48%	2.90%	2.73%
45	1.28%	1.52%	1.60%	1.71%	2.16%	3.13%	2.85%	3.54%	2.92%	2.76%
46	1.29%	1.53%	1.61%	1.74%	2.20%	3.19%	2.88%	3.58%	2.96%	2.79%
47	1.29%	1.55%	1.63%	1.76%	2.24%	3.23%	2.92%	3.63%	3.00%
48	1.30%	1.56%	1.64%	1.79%	2.29%	3.27%	2.96%	3.67%	3.03%
49	1.31%	1.56%	1.66%	1.82%	2.31%	3.29%	2.99%	3.71%	3.06%
50	1.32%	1.57%	1.67%	1.85%	2.33%	3.32%	3.01%	3.73%
51	1.33%	1.59%	1.69%	1.87%	2.35%	3.34%	3.04%	3.75%
52	1.34%	1.60%	1.71%	1.89%	2.38%	3.36%	3.06%	3.78%
53	1.35%	1.61%	1.74%	1.91%	2.39%	3.38%	3.08%
54	1.36%	1.63%	1.75%	1.92%	2.41%	3.41%	3.09%
55	1.37%	1.64%	1.76%	1.93%	2.42%	3.42%	3.10%
56	1.38%	1.67%	1.78%	1.94%	2.43%	3.43%
57	1.39%	1.68%	1.79%	1.95%	2.44%	3.45%
58	1.40%	1.69%	1.79%	1.96%	2.46%	3.45%
59	1.41%	1.69%	1.80%	1.96%	2.46%
60	1.42%	1.70%	1.80%	1.97%	2.48%
61	1.42%	1.70%	1.81%	1.97%	2.48%
62	1.42%	1.70%	1.82%	1.98%
63	1.42%	1.71%	1.82%	1.98%
64	1.43%	1.71%	1.83%	1.98%
65	1.43%	1.71%	1.83%
66	1.43%	1.72%	1.83%
67	1.44%	1.72%	1.83%
68	1.43%	1.72%
69	1.43%	1.72%
70	1.43%	1.72%
71	1.43%
72	1.43%
73	1.43%

Vintage WA	2007Q1	2007Q2	2007Q3	2007Q4	2008Q1	2008Q2	2008Q3	2008Q4	2009Q1	2009Q2	2009Q3	2009Q4	2010Q1
Original Term(2)	67	67	67	67	66	65	64	64	63	63	63	64	64
WA FICO(2)	743	747	748	747	754	760	760	768	784	790	794	793	791
WA Original LTV(2)	105	105	103	103	102	102	99	96	93	94	91	91	92
New/Used %	49/51	47/53	49/51	49/51	50/50	47/53	51/49	55/45	61/39	53/47	67/33	56/44	49/51
Booked (000)	1,743,370	1,604,611	1,462,210	1,764,387	2,589,600	1,871,927	2,145,551	1,568,483	2,137,298	2,056,440	2,403,957	1,695,595	1,928,549
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%
5	0.04%	0.07%	0.06%	0.04%	0.04%	0.04%	0.04%	0.02%	0.01%	0.01%	0.00%
6	0.14%	0.23%	0.23%	0.20%	0.12%	0.17%	0.14%	0.06%	0.02%	0.02%	0.00%
7	0.25%	0.32%	0.39%	0.32%	0.19%	0.25%	0.19%	0.14%	0.03%	0.04%	0.01%
8	0.33%	0.40%	0.52%	0.42%	0.27%	0.31%	0.24%	0.18%	0.04%	0.04%
9	0.42%	0.49%	0.60%	0.51%	0.35%	0.37%	0.26%	0.21%	0.05%	0.06%
10	0.51%	0.62%	0.71%	0.57%	0.42%	0.46%	0.33%	0.26%	0.06%	0.07%
11	0.58%	0.70%	0.80%	0.68%	0.53%	0.50%	0.39%	0.29%	0.08%
12	0.65%	0.81%	0.87%	0.82%	0.62%	0.58%	0.43%	0.31%	0.10%
13	0.75%	0.87%	0.98%	0.90%	0.72%	0.62%	0.48%	0.34%	0.10%
14	0.83%	0.97%	1.09%	1.05%	0.81%	0.69%	0.51%	0.40%
15	0.90%	1.08%	1.22%	1.16%	0.86%	0.75%	0.56%	0.42%
16	0.97%	1.20%	1.34%	1.28%	0.91%	0.80%	0.60%	0.45%
17	1.08%	1.31%	1.46%	1.40%	0.99%	0.87%	0.66%
18	1.15%	1.42%	1.59%	1.52%	1.04%	0.96%	0.70%
19	1.25%	1.57%	1.74%	1.62%	1.13%	1.02%	0.75%
20	1.36%	1.72%	1.86%	1.69%	1.19%	1.10%
21	1.48%	1.88%	1.98%	1.79%	1.26%	1.13%
22	1.61%	2.02%	2.03%	1.91%	1.33%	1.19%
23	1.72%	2.13%	2.12%	1.99%	1.40%
24	1.86%	2.24%	2.22%	2.05%	1.47%
25	1.98%	2.35%	2.30%	2.14%	1.52%
26	2.11%	2.45%	2.40%	2.23%
27	2.20%	2.55%	2.48%	2.28%
28	2.29%	2.63%	2.54%	2.34%
29	2.35%	2.70%	2.63%
30	2.44%	2.79%	2.72%
31	2.50%	2.88%	2.77%
32	2.60%	2.97%
33	2.67%	3.02%
34	2.72%	3.10%
35	2.78%
36	2.83%
37	2.88%
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73

[1]	A contract whose obligor has a FICO score below 620 or LTV above 150.99% does not satisfy the eligibility criteria.
[2]	Weighted average by booked amount.

STATIC POOL INFORMATION

Static pool information regarding selected privately offered securitized pools securitized by Bank of America can be found in Appendix A of this prospectus supplement. This static pool data is not deemed part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. The characteristics of the receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were acquired from the originating dealers and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of the foregoing, there can be no assurance that the receivables in this receivables pool will perform better than or similarly to the prior securitized pools described in Appendix A of this prospectus supplement.

DESCRIPTION OF THE NOTES

The notes will be issued pursuant to the terms of the indenture. The following information, taken together with information about the notes and indenture in the accompanying prospectus, summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any other series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made. We will file a copy of the indenture with the SEC concurrently with or prior to the time we file the prospectus supplement and the accompanying prospectus with the SEC. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture.

Overview of the Notes

The notes will be issued by the issuing entity pursuant to the terms of the indenture to be dated as of the Closing Date between the issuing entity and the indenture trustee for the benefit of the noteholders. The issuing entity will transfer all of its notes and the certificate to the depositor in exchange for the receivables and related property and the depositor will sell the notes to the underwriters pursuant to the terms of the underwriting agreement between the depositor, Bank of America and the underwriters. Each noteholder will have the right to receive payments made with respect to the receivables and other issuing entity assets and to certain rights and benefits available to the indenture trustee under the indenture. See “Risk Factors—Book-entry system for certain classes of notes may decrease liquidity and delay payment” and “Risk Factors—Because the securities are in book-entry form, your rights can only be exercised indirectly” in the accompanying prospectus.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day, beginning July 15, 2010.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date. If the notes are issued as definitive notes, then the record date for any payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs.

The indenture trustee will pay principal of and interest, if any, on the notes on each payment date to noteholders in whose names the notes were registered on the latest record date.

The Note Balance, interest rate and final scheduled payment date for each class of the notes is set forth in “Summary of Terms—The Notes” in this prospectus supplement.

The Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid interest at a fixed rate and each will bear interest at the applicable interest rate listed in “Summary of Terms—The Notes” in this prospectus supplement. The depositor or one of its affiliates may initially retain some or all of one or more classes of notes. Interest on each class of notes will be computed on the basis of a 360-day year of twelve 30-day months, with respect to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, or on the basis of actual days elapsed and a 360-day year, with respect to the Class A-1 notes. See “—Payments of Interest” below.

Payments of Interest

The notes will constitute Fixed Rate Securities, as such term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus. Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed in “Summary of Terms—The Notes” in this prospectus supplement and will be due and payable monthly on each payment date.

•

Actual/360. Interest on the Class A-1 notes will accrue from and including the prior payment date (or, in the case of the first payment date, from and including the Closing Date) to but excluding the current payment date. The interest payable on the Class A-1 notes on each payment date will equal the product of:

•

The Note Balance of the related class of notes as of the preceding payment date (or, in the case of the first payment date, as of the Closing Date), after giving effect to all principal payments made with respect to the Class A-1 notes on that preceding payment date;

•	the related interest rate; and

•

the number of days elapsed during the period from and including the preceding payment date (or, in the case of the first payment date, from and including the Closing Date) to but excluding the current payment date divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 will accrue from and including the 15th day of the prior calendar month (or, in the case of the first payment date, from and including the Closing Date) to but excluding the 15th day of the current month (assuming each month has 30 days). The interest payable on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes on each payment date will equal the product of:

•

The Note Balance of the related class of notes as of the preceding payment date (or, in the case of the first payment date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of notes on that preceding payment date;

•	the related interest rate; and

•	30 (or, in the case of the first payment date, 21) divided by 360.

Unpaid Interest Accrues. If the issuing entity defaults on a payment of any interest on the notes, the issuing entity will pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable interest rate for such class of notes, which will be due and payable on the payment date following such default and will be paid in same priority as other interest amounts on such date.

For notes in book-entry form, the interest on such notes will be paid to noteholders of record of the notes as of each payment date. If the notes are issued in definitive form, the interest on each note will be paid to noteholders of record of the notes as of the close of business on the last Business Day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes on any payment date that continues for a period of thirty-five days or more will result in an event of default under the indenture. See “The Transaction Documents and the Indenture—Events of Default.”

Payments of Principal

Principal Payment Priority If Note Acceleration Has Not Occurred. On each payment date prior to the acceleration of the notes following an event of default, the indenture trustee will distribute all amounts on deposit in the Principal Distribution Account (such amounts so deposited as described below under “The Transaction Documents and the Indenture—Priority of Payments”) to make principal payments on the notes to the extent of the funds therein in the following order of priority:

•	first, to the Class A-1 notes until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	fourth, to the Class A-4 notes until the Class A-4 notes are paid in full.

Failure to pay the Note Balance of any class of notes on its final scheduled payment date or the redemption date will be an event of default under the indenture. On each payment date after an event of default under the indenture has occurred and the notes are accelerated, after payment of certain amounts to the servicer, the indenture trustee, the owner trustee and the administrator, interest on the notes will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of the notes will receive principal payments, ratably, based on the Note Balance of each remaining class of the notes (other than the Class A-1 notes).

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the final scheduled payment date set forth above under “Summary of Terms—The Notes.”

THE TRANSACTION DOCUMENTS AND THE INDENTURE

The following information, taken together with information in the accompanying prospectus, summarizes material provisions of the “first purchase agreement” entered into between Bank of America and the First Tier Purchaser, the “second purchase agreement” entered into between the First Tier Purchaser and the Second Tier Purchaser, the “third purchase agreement” entered into between the Second Tier Purchaser and the depositor, the “sale agreement” entered into between the depositor and the issuing entity, the “servicing agreement” entered into between Bank of America, the issuing entity and the indenture trustee, the “administration agreement” entered into between the issuing entity, the administrator and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to the first purchase agreement, the second purchase agreement, the third purchase agreement and the sale agreement as the “transfer agreements” and each of Bank of America, the First Tier Purchaser, the Second Tier Purchaser and the depositor as a “transferring party.” We also sometimes refer to the transfer agreements, the servicing agreement, the administration agreement and the indenture collectively as the “transaction documents.” We will file a copy of the transaction documents with the SEC concurrently with or prior to the time we file the prospectus supplement and the accompanying prospectus with the SEC.

Sale and Assignment of Receivables

Under the first purchase agreement, Bank of America will sell, transfer, contribute, assign and otherwise convey to the First Tier Purchaser all of its right, title, interest, claims and demands in, to and under the receivables, Collections after the cut-off date and the related security relating to those receivables. The first purchase agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the First Tier Purchaser.

Under the second purchase agreement, the First Tier Purchaser will sell, transfer, contribute, assign and otherwise convey to the Second Tier Purchaser all of its right, title, interest, claims and demands in, to and under the receivables acquired from Bank of America on the Closing Date. The second purchase agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the Second Tier Purchaser.

Under the third purchase agreement, the Second Tier Purchaser will sell, transfer, contribute, assign and otherwise convey to the depositor all of its right, title, interest, claims and demands in, to and under the receivables acquired from the First Tier Purchaser on the Closing Date. The third purchase agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the depositor.

Under the sale agreement, the depositor will sell, transfer, contribute, assign and otherwise convey to the issuing entity all of its right, title, interest, claims and demands in, to and under the receivables acquired from the Second Tier Purchaser on the Closing Date in exchange for all of the notes and the certificate. The sale agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title, interest, claims and demands in, to and under the issuing entity assets to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity assets in favor of the indenture trustee for the benefit of the noteholders.

Each transfer agreement requires the applicable transferring party to repurchase each receivable transferred by that transferring party on the Closing Date that does not meet the eligibility criteria set forth in that transfer agreement, which include, among other things, that such receivable:

(i)

is secured by a new or used automobile, light-duty truck or other similar vehicle and was originated in the United States (i) by a dealer located in the United States for the retail sale of a financed vehicle in the ordinary course of such dealer’s business, was fully and properly executed or electronically authenticated by the parties thereto, was purchased by Bank of America from such dealer under an existing agreement between such dealer and Bank of America and was validly assigned by such dealer to Bank of America in accordance with its terms or (ii) by Bank of America in the ordinary course of

Bank of America’s business and was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto;

(ii)	has an annual percentage rate of not less than 2.79% and not more than 18.69%;

(iii)	is a simple interest receivable and provides for level scheduled monthly payments (provided that the payment in the first month and the final month of the life of the receivable may be no more than three times the amount of the level payment) that shall amortize the amount financed of such receivable at its origination by maturity and shall yield interest at the annual percentage rate;

(iv)	is payable in U.S. dollars by an obligor that is domiciled in the United States with a mailing address in the United States;

(v)	contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefit of the security;

(vi)	as of the cut-off date was not a receivable that was a Delinquent Receivable for more than 29 days, a Defaulted Receivable or secured by a financed vehicle that has been repossessed and the related obligor, to the depositor’s knowledge, has not been identified as being the subject of a bankruptcy proceeding as of the cut-off date;

(vii)	had an original term of not less than 18 months and not more than 84 months and a remaining term of not less than 6 months and not more than 72 months;

(viii)	has a remaining principal balance of greater than or equal to U.S.$1,027.14 and less than or equal to U.S.$95,062.77;

(ix)	has a maturity date on or before May 19, 2016;

(x)	the related obligor had a FICO® score of not less than 620 at the time of origination of such receivable; and

(xi)	as of the cut-off date, the related obligor does not have a mailing address in the City of New York.

No selection procedures adverse to the noteholders were utilized in selecting the receivables to be included in the pool of receivables.

A transferring party would only be required to repurchase a receivable if the interest of the noteholders were materially and adversely affected by the breach of one of the foregoing representations. Such repurchase would occur on or before the last day of the second Collection Period following discovery or written notice of such breach or, at the breaching party’s option, the last day of the first Collection Period following the discovery. Any such repurchase by a transferring party will be at a price equal to the Repurchase Price.

In addition to the foregoing repurchase obligations, if the interest of (i) the issuing entity in any receivable is materially and adversely affected by a breach by the Second Tier Purchaser, the First Tier Purchaser or Bank of America of a representation or warranting relating to such receivable in the respective purchase agreement, the depositor shall repurchase such receivable from the issuing entity but only if the Second Tier Purchaser, the First Tier Purchase or Bank of America, as applicable, shall in fact repurchase such receivable; (ii) the depositor in any receivable is materially and adversely affected by a breach by the First Tier Purchaser or Bank of America of a representation or warranty relating to such receivable in the respective purchase agreement, the Second Tier Purchaser shall repurchase such receivable from the depositor but only if the First Tier Purchaser or Bank of America, as applicable shall in fact repurchase such receivable; and (iii) the Second Tier Purchaser in any receivable is materially and adversely affected by a breach by Bank of America of a representation or warranty relating to such receivable, the First Tier Purchaser shall repurchase such receivable from the Second Tier Purchaser but only if Bank of America shall in fact repurchase such receivable.

The depositor may from time to time require the issuing entity to sell all right, title and interest of the issuing entity in, to and under any Deficiency Balance to the depositor. The depositor may purchase a Deficiency Balance on the last day of any Collection Period by providing notice thereof at least five Business Days prior to such date; provided that the depositor has received from a person who is not an affiliate of the depositor for an amount equal to the purchase price for the Deficiency Balance an irrevocable commitment from such purchaser to purchase each such Deficiency Balance from the depositor simultaneously with the depositor’s acquisition of such Deficiency Balance from the issuing entity. The depositor will pay to the issuing entity the purchase price for the Deficiency Balance sold by the issuing entity to the depositor, with such amount to be directly deposited via wire transfer in immediately available funds into the Collection Account. Upon receipt by the issuing entity of the purchase price for any Deficiency Balance, the issuing entity will be deemed to have sold to the depositor all right, title and interest of the issuing entity in such Deficiency Balance. Each sale of a Deficiency Balance will be made only at a price equal to the fair market value of such Deficiency Balance in cash in immediately available funds and without recourse, representation or warranty by or to the depositor (other than any representation or warranty regarding the absence of liens created by the depositor, that the depositor has good title to the Deficiency Balance, or a similar representation or warranty). If the depositor purchases any Deficiency Balance, net proceeds of such sale allocable to the related receivable will constitute Liquidation Proceeds and the sole right of the issuing entity and the indenture trustee with respect to any such receivable will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable has been sold.

Additional information regarding the conveyance of the receivables pursuant to each purchase agreement is set forth in the accompanying prospectus under “The Transaction Documents—Sale and Assignment of the Receivables.”

Accounts

The issuing entity will have the following bank accounts, which will be maintained at the indenture trustee in the name of the indenture trustee on behalf of the noteholders:

•	the Collection Account;

•	the Principal Distribution Account; and

•	the Reserve Account.

The Collection Account, the Principal Distribution Account and the Reserve Account are required to be Eligible Accounts.

General Provisions Regarding Accounts

Funds on deposit in the Collection Account prior to the Business Day immediately preceding a payment date will be invested by the indenture trustee in Eligible Investments selected in writing by the servicer and of which the servicer provides notification (pursuant to standing instructions or otherwise). Funds on deposit in the Reserve Account will be invested by the indenture trustee in Eligible Investments selected in writing by the servicer and of which the servicer provides notification pursuant to funds instructions or otherwise). None of the indenture trustee, the servicer nor the issuing entity will be liable for any loss arising from any investment in Eligible Investments. All Eligible Investments will be held on behalf of the indenture trustee as secured party for the benefit of the noteholders. All Eligible Investments purchased with funds on deposit in the Collection Account are required to mature so that such funds will be available on the Business Day immediately preceding the following payment date. All Eligible Investments purchased with funds on deposit in the Reserve Account are required to mature so that such funds will be available no later than the Business Day immediately preceding the following payment date (except if such Eligible Investments are obligations of the indenture trustee, in which case such Eligible Investments may mature on such payment date). No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to that Eligible Investment and the servicer directs the indenture trustee in writing to dispose of that Eligible Investment. Funds on deposit in the Principal Distribution Account will remain uninvested. Notwithstanding anything in the indenture to the contrary, the indenture trustee may, but shall not be required to, invest for its own benefit, funds in the Collection Account on the Business Day prior to the payment date; provided, however that any such investments will be in Eligible Investments.

If, at any time, the Collection Account, the Principal Distribution Account or the Reserve Account ceases to be an Eligible Account, the indenture trustee will establish a new Collection Account, Principal Distribution Account or Reserve Account, as applicable, as an Eligible Account and will transfer any cash and/or any investments to such new account.

All interest and investment income other than amounts earned one Business Day prior to the payment date which shall be for the sole benefit of the indenture trustee (net of losses and investment expenses) on funds on deposit in the Collection Account will constitute Available Collections and will be distributed in accordance with the “—Priority of Payments” below. All interest and investment income on funds on deposit in the Reserve Account shall be retained in the Reserve Account. The indenture trustee will not be directed to make any investment of any funds or to sell any investment held in any of the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any person.

Deposits to the Collection Account

If on any date (1) Bank of America is the servicer; (2) the rating of Bank of America’s short-term unsecured debt is at least “P-1” by Moody’s, is at least “A-1” by Standard & Poor’s and is at least “F1” by Fitch; and (3) no servicer termination event has occurred (the “Monthly Remittance Condition”), then on the Business Day prior to each payment date, Bank of America will be required to remit into the Collection Account an amount equal to all Collections on the receivables received by the servicer during the related Collection Period; provided, however, that such remittance may be made net of servicing fees for such period and unpaid servicing fees for any prior period. Pending deposit into the Collection Account, Collections may be used by Bank of America at its own risk and are not required to be segregated from its own funds.

If the Monthly Remittance Condition is not satisfied, then Bank of America will be required to deposit Collections on the receivables received by it into the Collection Account within two Business Days of identification by Bank of America.

See “Risk Factors—Commingling of assets by the servicer could reduce or delay payments on the notes.”

Principal Distribution Account

On each payment date, except after an acceleration of the notes after an event of default under the indenture, the indenture trustee will make payments from amounts deposited in the Principal Distribution Account on that date in the order of priority above under “Description of the Notes—Payments of Principal.”

Reserve Account

The indenture trustee will establish the Reserve Account in its name for the benefit of the noteholders. On the Closing Date, the depositor will deposit from the proceeds of the sale of the notes the Specified Reserve Account Balance in cash into the Reserve Account. On each payment date, the paying agent will withdraw funds from the Reserve Account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through third under “—Priority of Payments.” On each payment date, funds will be deposited into the Reserve Account in accordance with the priority of payments until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance. On any payment date, if the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that payment date exceeds the Specified Reserve Account Balance, the Reserve Account Excess Amount will be transferred to the Collection Account and distributed on that payment date as available funds. In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses first through third under “—Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all of the notes, then the Reserve Account Draw Amount will be used to pay all outstanding notes in full.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture (as described below under “—Events of Default”), the indenture trustee will make the following payments and deposits to the extent of Available Collections and the Reserve Account Draw Amount then on deposit in the Collection Account for such payment date, in the following order of priority:

•	first, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	second, to the noteholders, ratably, interest on the notes;

•	third, to the Principal Distribution Account for payment to the noteholders, the First Allocation of Principal, if any;

•	fourth, to the Reserve Account, any additional amount required to increase the amount in the Reserve Account up to the Specified Reserve Account Balance;

•	fifth, to the Principal Distribution Account for payment to the noteholders, the Regular Allocation of Principal;

•

sixth, pro rata based on amounts due to the owner trustee, the indenture trustee, the administrator and the servicer, expenses (including indemnification amounts) permitted under the trust agreement, the indenture, the servicing agreement and any other transaction document, as applicable, which have not been previously paid; and

•	seventh, to the certificateholder, any remaining funds.

Upon and after any distribution to the certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

Fees and Expenses

The fees and expenses paid or payable from Available Collections are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments.”

Recipient	Fees and Expenses Payable(1)
Servicer	For each payment date: the product of (1) one-twelfth, (2) 1.00% per annum and (3) the Pool Balance of the receivables as of the first day of the related Collection Period plus Supplemental Servicing Fees. (2)
Indenture Trustee(3)	$4,500 per annum plus reasonable expenses(4) (5)
Owner Trustee(3)	$5,500 per annum plus reasonable expenses(4)
Administrator(3)	Reasonable expenses(4)

(1)	Following an acceleration of the notes after an event of default under the indenture, payments to the indenture trustee, the owner trustee and the administrator will be made prior to any payments of interest or principal on the notes.
(2)	The servicer will be required to pay all expenses incurred by it in connection with its activities as servicer, including fees, expenses and disbursements of any independent accountants and taxes imposed on the servicer other than liquidation expenses in connection with the refurbishment, repossession and disposal of a financed vehicle.
(3)	The servicer will be initially responsible for paying the fees and expenses (including indemnification amounts) of the indenture trustee, the owner trustee and the administrator. If the servicer fails to make such payments prior to the acceleration of the notes after an event of default, the indenture trustee, the owner trustee and the administrator will be paid any fees and expenses not previously paid immediately prior to distributions to the Certificateholder as described above under “—Priority of Payments.”
(4)	Consists of reasonable expenses and disbursements incurred by such party in connection with its duties.
(5)	The indenture trustee’s fee includes interest and investment income earned from one Business Day prior to the related payment date.

Principal Distribution Account

On each payment date, except after an acceleration of the notes after an event of default under the indenture, the indenture trustee will make payments from amounts deposited in the Principal Distribution Account on that date in the order of priority above under “Description of the Notes—Payments of Principal.”

Reserve Account

The indenture trustee will establish the Reserve Account in the name of the indenture trustee for the benefit of the noteholders.

Roles and Responsibilities of the Trustees and the Administrator

The Owner Trustee

Pursuant to the trust agreement between the owner trustee and the depositor, the owner trustee has agreed to perform certain specified administrative duties as it otherwise would be the duty of the issuing entity to perform pursuant to the indenture. In addition, the owner trustee shall follow the written directions of the certificateholder concerning the management of the issuing entity. The owner trustee will not be obligated and will not have the authority to follow any such direction from the certificateholder that is contrary to the obligations of the issuing entity or the owner trustee under the transaction agreements.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The owner trustee is not liable or accountable under the trust agreement or the other transaction agreements except for (i) its own willful misconduct, bad faith or gross negligence, (ii) for the inaccuracy of any representation or warranty in the trust agreement expressly made in its individual capacity, (iii) for its failure to discharge any liens on the property of the issuing entity that result from actions by or claims against the owner trustee that are not related to the ownership or the administration of the property of the issuing entity or (iv) or for any taxes, fees or other charges based on or measured by any fees or compensation received by the owner trustee. The owner trustee is entitled to indemnification from the servicer from any and all liabilities that may be asserted against the owner trustee in any way relating to the transaction described in this prospectus supplement and the accompanying prospectus or relating to the issuing entity assets, subject to the exceptions relating to willful misconduct, bad faith, gross negligence, the inaccuracy of representations or warranties, its failure to discharge any lien or for any taxes, fees or other charges described in the preceding sentence. Such indemnification amounts as the owner trustee shall be entitled to are payable in the priority set forth in “—Priority of Payments” above.

As compensation for its services the owner trustee will receive such fees as have been separately agreed upon between the servicer and the owner trustee, and the owner trustee will be reimbursed for its other reasonable expenses, in the priority set forth in “—Priority of Payments” above. The owner trustee may at any time resign and be discharged from its obligations as owner trustee by giving written notice thereof to the depositor, the servicer, the administrator, the indenture trustee and the certificateholder. Upon receiving such notice of resignation, the depositor must promptly appoint a successor owner trustee. If no successor owner trustee is appointed within 30 days after the giving of such resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee, provided, however, that the right to appoint or to petition for the appointment of any such successor will not relieve the resigning owner trustee from any obligations otherwise imposed on it under the transaction documents until the successor has in fact assumed such appointment. If at any time the owner trustee ceases to be eligible to serve as owner trustee or if at any time the owner trustee is legally unable to act, or is adjudged bankrupt or insolvent, then the depositor may remove the owner trustee. If the owner trustee ceases to be eligible, the expenses of removal or replacement of the owner trustee shall be paid by the depositor. If the owner trustee is otherwise removed or replaced, the outstanding fees and expenses of the outgoing owner trustee shall be paid as described in the first sentence of this paragraph.

The Indenture Trustee

The indenture trustee’s material duties and responsibilities regarding the notes are described where applicable throughout this prospectus supplement and the accompanying prospectus. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture.

The indenture trustee will have no liability for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the indenture trustee’s conduct constitutes willful misconduct, gross negligence or bad faith. Before acting or refraining from acting, the indenture trustee may require an opinion of counsel or an officer’s certificate from the applicable entity, and shall not be liable for any action or omission it takes in good faith reliance on such opinion of counsel or officer’s certificate.

The indenture trustee is entitled to indemnification from the servicer from any and all losses, liabilities or expenses incurred without willful misconduct, gross negligence or bad faith, including the costs of defending itself against any claim in connection with the performance of its duties or powers under the indenture. To the extent not otherwise paid by the servicer, such indemnification amounts as the indenture trustee shall be entitled to are payable in the priority set forth in “—Priority of Payments” above.

The indenture trustee may resign from its duties under the indenture at any time by notifying the issuing entity, the depositor, the servicer and each rating agency. The holders of a majority of the outstanding Note Balance may remove the indenture trustee without cause by notifying the indenture trustee, and the issuing entity. The issuing entity shall remove the indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. No resignation or removal of the indenture trustee and appointment of a successor trustee will become effective until the acceptance of the appointment by the successor indenture trustee. The fees and expenses owing to the outgoing indenture trustee shall be paid in the priority set forth in “—Priority of Payments” above.

The Administrator

Pursuant to the administration agreement between the administrator, the issuing entity, and the indenture trustee, the administrator has agreed to perform certain specified administrative duties and obligations of the issuing entity and the owner trustee under the documents to which the issuing entity is a party. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document.

The administrator is entitled to indemnification from the servicer from any and all losses, liabilities or expenses (including reasonable attorney’s fees) incurred in connection with (i) any claim or legal action relating to the administration agreement or (ii) the performance of any of the administrator’s duties under the administration agreement, unless the loss, liability or expense was incurred by reason of its own grossly negligent actions, its own grossly negligent failure to act or its own willful misconduct in the performance of any of the administrator’s duties under the administration agreement.

As compensation for the performance of the administrator and as a reimbursement for its expenses related thereto, including, but not limited to, costs incurred in connection with the engagement of third parties to perform any tax preparation duties under the administration agreement, the issuing entity will cause the servicer to pay the administrator such reasonable amounts agreed to pursuant to a fee letter between the servicer and the administrator, which shall be solely an obligation of the servicer. The administrator may at any time resign and be discharged from its obligations as administrator by giving written notice thereof to the issuing entity. Upon receiving such notice of resignation, the issuing entity must promptly appoint a successor administrator. If at any time the administrator (i) fails to deliver or cause to be delivered any required payment to the indenture trustee for payment to the noteholders, which failure continues unremedied for a period of ten (10) Business Days, (ii) fails to duly perform or observe in any material respect any of its covenants or agreements under the administration agreement or breaches a representation or warranty in the transaction documents, in each case which failure materially and adversely affects the rights of the issuing entity and the noteholders and continues unremedied for ninety (90) days or (iii) is adjudged bankrupt or insolvent, then the issuing entity may remove the administrator.

Credit Enhancement

Excess Interest

Excess interest for any payment date will be the amount by which collections of interest on the receivables during the preceding month exceeds the servicing fee and the interest payments due on the notes for that payment date. Any excess interest will be applied on each payment date, as a component of Available Collections, to make principal payments on the notes outstanding to the extent necessary to reach the Targeted Overcollateralization Amount. Generally, excess interest provides a source of funds to absorb any losses on the receivables and reduce the likelihood of losses on the notes.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be $97,876,411.97, or approximately 7.25% of the Initial Pool Balance.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to the greater of (a) 9.25% of the Pool Balance on such payment date and (b) 7.25% of the Initial Pool Balance.

Reserve Account

On the Closing Date, the depositor will deposit from the proceeds of the sale of the notes the Specified Reserve Account Balance in cash into the Reserve Account. On each payment date, funds will be deposited into or withdrawn from the Reserve Account, as described above under “The Transaction Documents and the Indenture—Accounts—Reserve Account.”

Early Redemption

The servicer may purchase the outstanding receivables and the other issuing entity assets (excluding the Reserve Account) in the issuing entity assets on any payment date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the cut-off date and (ii) the sum of the Optional Purchase Price and the Available Collections for such payment date would be sufficient to pay (A) the servicing fee for such payment date and all unpaid servicing fees with respect to the prior Collection Period, (B) the interest then due on the notes, (C) the aggregate outstanding Note Balance of all the notes as determined by the indenture trustee and (D) expenses (including indemnification amounts) due to the owner trustee, the indenture trustee, the administrator and the servicer, which have not been previously paid. The Optional Purchase Price shall be equal to the lesser of (x) the fair market value of the receivables and (y) the aggregate outstanding Pool Balance plus accrued and unpaid interest on the receivables. To exercise such option, the servicer will deposit the Optional Purchase Price into the Collection Account on the Business Day prior to such payment date.

In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses first through third under “—Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all of the notes, then the Reserve Account Draw Amount will be used to pay all outstanding notes in full.

Under the servicing agreement, the servicer must furnish written notice of such election to the indenture trustee and the owner trustee not later than twenty (20) days (or such longer period as may be required by the clearing agency in connection with the note depository agreement for notice in connection with a redemption of the notes) prior to the redemption date. Following its receipt of such notice, (i) the indenture trustee will promptly provide notice of such purchase to the noteholders of record and (ii) the issuing entity will promptly provide notice of such purchase to the certificateholder of record.

Notice of redemption under the indenture must be given by the indenture trustee to each holder of notes as of the close of business on the record date preceding the applicable redemption date. All notices of redemption will state: (i) the redemption date; (ii) the price at which the notes will be redeemed; (iii) that the record date otherwise applicable to such redemption date is not applicable and that payments shall be made only upon presentation and surrender of such notes, and the place where such notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes shall cease to accrue on the redemption date and (v) the CUSIP numbers (if applicable) for such notes. Notice of redemption of the notes will be given by the indenture trustee in the name and at the expense of the issuing entity. In addition, the issuing entity must notify each rating agency upon redemption of the notes.

The failure to pay principal of a class of notes on the redemption date for such class of notes will result in the occurrence of an event of default.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 1.00% per annum and (3) the Pool Balance of the receivables as of the first day of the related Collection Period. As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the Collection Account with respect to the Collection Period preceding such payment date. Subject to any limitations on the servicer’s liability contained in the servicing agreement, the servicer will be required to pay all expenses incurred by it in connection with its activities as servicer, including fees, expenses and disbursements of any independent accountants and taxes imposed on the servicer. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Delegation of Duties

The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties; provided, that no such delegation or subcontracting will relieve the servicer of its responsibilities with respect to such duties as to which the servicer will remain primarily responsible with respect thereto and the servicer will be solely responsible for the fees of any such sub-contractors.

The Custodian

On the Closing Date, the indenture trustee will appoint the servicer as custodian and the servicer will accept such appointment. The custodian will hold each receivable file for the benefit of the indenture trustee as pledgee of the issuing entity, as owner of the related receivable and will maintain accounts, records and computer systems pertaining to each receivable file. On or prior to the Closing Date, the computer files created in connection with the receivables will be marked to reflect that the receivables have been sold to the issuing entity.

The servicer’s appointment as custodian will become effective as of the cut-off date and will continue in full force and effect until terminated. The servicer may not resign from the obligations and duties imposed on it as custodian except upon the reasonable determination that the performance of its duties as custodian would no longer be permissible under applicable law. No such resignation will become effective until a successor custodian shall have assumed the responsibilities and obligations of the custodian. If Bank of America resigns as servicer in accordance with the provisions of the servicing agreement or if all of the rights and obligations of the servicer are terminated, the appointment of the servicer as custodian will be terminated. As soon as practicable after any termination, the custodian at its expense will deliver to the indenture trustee or the indenture trustee’s designee, the receivable files and the related accounts and records maintained by the custodian at such place or places as the indenture trustee may reasonably designate provided, however, that with respect to authoritative copies of the receivables constituting electronic chattel paper, the servicer, as custodian, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the issuing entity and the indenture trustee or the indenture trustee’s agent or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the servicer prior to its termination such that such copy delivered to the indenture trustee or the indenture trustee’s agent becomes the authoritative copy of the receivable constituting electronic chattel paper.

Extensions, Modifications and Refinancing of Receivables

Pursuant to the servicing agreement, the servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Subject to certain limitations set forth below, the servicer may grant waivers, extensions, deferrals, alterations, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period preceding the final scheduled payment date for the latest maturing class of notes or (ii) reduces the annual percentage rate or the amount financed with respect to any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Act) or by court order, it will purchase such receivable. Notwithstanding anything in the preceding sentences of this paragraph to the contrary, the servicer may grant extensions, deferrals, amendments, modifications or adjustments with respect to any receivable only if at least one of the following conditions has been satisfied: (i) any such extension, deferral, amendment, modification or adjustment is administrative or ministerial in nature; (ii) the obligor is in payment default or, in the judgment of the servicer, it is reasonably foreseeable that the obligor will default; (iii) the obligor has notified the servicer of a financial difficulty that impacts such obligor’s ability to make a scheduled payment on time; or (iv) any such extension, deferral, amendment, modification or adjustment is a “payment holiday” or “skip-a-pay” extension granted to an obligor in accordance with the servicer’s customary servicing practices.

The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable.

The servicer will distribute to the applicable obligor any rebates or refunds of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract required by law or contract to be returned to such obligor (but only to the extent such amounts are actually received by the servicer).

Unless required by law (including, without limitation, by the Servicemembers Act) or court order, the servicer will not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except (i) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would or would not attempt to collect in accordance with its customary servicing practices, (ii) in connection with repossession or (iii) except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle. If the servicer breaches this covenant, its covenant to collect all payments called for under the terms of the receivables as and when the same become due in accordance with its customary servicing practices (subject to the ability of the servicer to grant certain extensions, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices as set forth above) or its covenant to maintain perfection of the security interest created by each receivable in the related financed vehicle and such breach materially and adversely affects the interests of the noteholders, the servicer will be required to either correct or cure such breach or purchase such receivable from the holder thereof, in either case on or before the last day of the second Collection Period (or, at the option of the servicer, the last day of the first Collection Period) following the date the servicer became aware of or was notified of such breach. Any such breach or failure of the servicer’s covenant to maintain perfection of the security interest created by each receivable in the related financed vehicle or its covenant, subject to certain exceptions set forth above, not to release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the issuing entity (or its assignee) to collect, receive and retain timely payment in full on such receivable, including Liquidation Proceeds. Any such purchase by the servicer shall be at a price equal to the Repurchase Price.

Servicer Termination Events

The following events constitute “servicer termination events” under the servicing agreement:

•

any failure by the servicer to deliver to the indenture trustee any payment required to be so delivered by the servicer under the terms of the servicing agreement, which failure continues unremedied for a period of ten Business Days after notice thereof is received by the servicer;

•

failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer set forth in the servicing agreement, which failure (i) materially and adversely affects the rights of the noteholders or certificateholder and (ii) continues unremedied for a period of ninety (90) days after the date on which written notice of such failure has been given to the servicer; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay or failure of performance referred to under the first two bullet points above was caused by force majeure or other similar occurrence, the grace period set forth in the applicable bullet point will be extended by an additional thirty days.

The servicer will deliver to the rating agencies and the issuing entity, with a copy to the indenture trustee, promptly after having obtained knowledge thereof, notice of the occurrence of a servicer termination event.

Resignation, Removal or Replacement of the Servicer

If a servicer termination event is unremedied, either the indenture trustee or the noteholders holding not less than a majority of the principal amount of the notes outstanding, may terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the noteholders and the issuing entity will give notice to the certificateholder and each rating agency.

The servicer may not resign from its servicing obligations and duties except upon the mutual consent of the servicer, the indenture trustee and the issuing entity or unless it determines that the performance of its duties is no longer permissible under applicable law as evidenced by an opinion of counsel. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s obligations.

Upon its termination or resignation, the servicer will continue to perform its functions as servicer, in the case of termination, until the date specified in the termination notice or, if no such date is specified in a notice of termination, until the date specified in such termination notice or, if no such date is specified, until receipt of such notice and, in the case of resignation (to the limited extent permitted under the servicing agreement, as described above), until the later of (x) the date 45 days from the delivery to the indenture trustee and the issuing entity of written notice of resignation and (y) the date upon which the predecessor servicer becomes unable to act as servicer. In the event of the servicer’s resignation or termination, the indenture trustee will appoint a successor servicer. In the event that a successor servicer has not been appointed at the time when the predecessor servicer has ceased to act as servicer, the indenture trustee will automatically be appointed the successor servicer. The indenture trustee may resign as the servicer by giving written notice of such resignation to the issuing entity and in such event will be released from such duties and obligations, such release not to be effective until the date a successor servicer enters into a written assumption. Upon delivery of any such notice to the issuing entity, the issuing entity must obtain a new servicer as the successor servicer. Notwithstanding the above, if the indenture trustee is legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the issuing entity has not obtained a successor servicer, the indenture trustee will appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business includes the servicing of motor vehicle receivables, as the successor to the servicer; provided that the Rating Agency Condition has been satisfied in connection with such appointment.

Upon appointment, the successor servicer will assume all of the responsibilities, duties and liabilities of the predecessor servicer with respect to the receivables (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer. In connection with such appointment, the indenture trustee may make such arrangements for the compensation of such successor servicer out of payments on receivables as it and such successor servicer will agree; provided, however, that no such compensation will be in excess of the compensation permitted for the predecessor servicer under the servicing agreement. The indenture trustee and such successor servicer will take such action, consistent with the servicing agreement, as will be necessary to effectuate any such succession.

All reasonable costs and expenses (including attorneys’ fees) incurred in connection with any such succession as servicer will be paid by the predecessor servicer.

Waiver of Past Servicer Termination Events

The noteholders of a majority of the outstanding Note Balance may waive any servicer termination event, except an event resulting from the failure by the servicer to make any required payments under the servicing agreement, which requires the unanimous vote of all holders of outstanding securities.

Evidence as to Compliance

The servicing agreement provides that, so long as the depositor is filing reports under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the issuing entity, a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the servicer and the depositor an attestation report, as described under “The Transaction Documents – Evidence as to Compliance” in the accompanying prospectus.

The servicing agreement will also provide for delivery, so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, on or before March 30 of each calendar year, a report, regarding the servicer’s assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions as described under “The Transaction Documents – Evidence as to Compliance” in the accompanying prospectus, including disclosure of any material instance of non-compliance identified by the servicer.

For so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity and indenture trustee notice of any events of termination of the servicer under the servicing agreement.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable on any payment date, and such default shall continue for a period of 35 days;

•	default in the payment of the principal on any note on the related final scheduled payment date or redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding Note Balance;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding Note Balance; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, the grace period set forth in the applicable bullet point will be extended by an additional thirty days.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or at the direction of the noteholders of a majority of the outstanding Note Balance shall, declare the principal of such notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee, at the request of the noteholders of a majority of the outstanding Note Balance shall, institute proceedings to collect amounts due or foreclose on the issuing entity assets, exercise remedies as a secured party or, after an acceleration of the maturity of the notes, sell the receivables. However, the indenture trustee is prohibited from selling or otherwise liquidating the receivables following an event of default unless:

•	the holders of 100% of the outstanding Note Balance consent to such sale or liquidation;

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest (if any) on the outstanding notes at the date of such sale or liquidation; or

•

the event of default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the noteholders of at least 66 2/3% of the outstanding Note Balance.

Any declaration of acceleration of the maturity of the notes may be rescinded or annulled by the noteholders representing a majority of the outstanding Note Balance by providing written notice to the issuing entity and the indenture trustee if:

(a)	no judgment or decree for payment of the money due has been obtained by the indenture trustee;

(b)	the issuing entity has paid or deposited with the indenture trustee a sum sufficient to pay (i) all payments of principal of and accrued interest on the notes and all other amounts that would then be due under the indenture or upon such notes if the event of default giving rise to such acceleration had not occurred and (ii) all sums paid or advanced by the indenture trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

(c)	all events of default, other than the nonpayment of the principal of the notes that has become due solely by such acceleration, have been cured or waived.

In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling the issuing entity assets unless the noteholders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the noteholders of a majority of the outstanding Note Balance will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the noteholders of a majority of the outstanding Note Balance may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the noteholders of all of the outstanding notes, or a default arising from an insolvency event of the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

(1) first, to the servicer, the servicing fee and all prior unpaid servicing fees;

(2) second, to the indenture trustee, the owner trustee and the administrator, pro rata based on amounts due, any accrued and unpaid fees (including any prior unpaid indenture trustee or owner trustee fees) and reasonable expenses (including indemnification amounts) not previously paid;

(3) third, to the noteholders, pro rata, the accrued note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the notes at their respective interest rates on the Note Balances as of the previous payment date after giving effect to all payments of principal to the noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the noteholders on prior payment dates over the amounts actually paid to the noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of notes (to the extent permitted by law);

(4) fourth, to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

(5) fifth, to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders pro rata, until all classes of the notes have been paid in full; and

(6) sixth, to the certificateholder, any funds remaining.

Amendment Provisions

The trust agreement, the transfer agreements, the servicing agreement and the administration agreement may be modified as follows:

The trust agreement and the transfer agreements generally may be amended by the parties thereto without the consent of the noteholders or any other person. The servicing agreement may be amended by the issuing entity and the servicer without the consent of the noteholders or any other person. The administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case if the rating agencies are given prior written notice and one of the following documents is delivered to the indenture trustee by the depositor, servicer or administrator, as applicable:

(i) an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders;

(ii) an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

(iii) satisfaction of the rating agency condition from each rating agency listed under “Summary of Terms—Ratings” above, meaning that either (i) it has provided a written confirmation that such amendment will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (ii) it has been given at least ten days notice of such amendment (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such rating agency has not issued any written notice that the occurrence of such amendment will itself cause such rating agency to downgrade, qualify or withdraw its rating assigned to any of the notes.

provided, that in the case of any such amendment, such amendment shall not, as evidenced by an opinion of counsel, (i) affect the treatment of the notes or any other class of notes that are not held entirely by the depositor on the Closing Date as indebtedness for federal income tax purposes, (ii) be deemed to cause, for federal income tax purposes, a taxable exchange of the notes or any other class of notes that are not held entirely by the depositor on the Closing Date or (iii) cause the issuing entity (or any part thereof) to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

Any amendment to the trust agreement, the administration agreement, the transfer agreements and the servicing agreement (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the outstanding Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the relevant agreement or of modifying in any manner the rights of the noteholders.

The indenture may be modified as follows:

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may, without obtaining the consent of the noteholders or any other person but with prior notice to the rating agencies modify the indenture:

•

to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

•

to evidence the succession, in compliance with the indenture, of another person to the issuing entity, and the assumption by any such successor of the covenants of the issuing entity contained in the indenture and in the notes;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders to surrender any right or power herein conferred upon the issuing entity;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•

to cure any ambiguity, to correct or to supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture;

•

to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee; or

•

to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

The issuing entity and the indenture trustee may, when authorized by an issuing entity order, also enter into an indenture or supplemental indentures, without obtaining the consent of any noteholder but with prior notice to the rating agencies for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner (other than modifications set forth in the preceding paragraph) the rights of the noteholders under the indenture; provided that:

(x) (i) an officer’s certificate or opinion of counsel is delivered to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

(ii) satisfaction of the rating agency condition from each rating agency listed under “Summary of Terms—Ratings” above meaning that either (i) it has provided a written confirmation that such amendment will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (ii) it has been given at least ten days notice of such amendment (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such rating agency has not issued any written notice that the occurrence of such amendment will itself cause such rating agency to downgrade, qualify or withdraw its rating assigned to any of the notes; and

(y) an opinion of counsel is delivered to the effect that such amendment will not (i) affect the treatment of the notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the notes for federal income tax purposes or (iii) cause the issuing entity or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, also may, with prior written notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding Note Balance (which may not be unreasonably withheld or delayed), by act of such holders delivered to the issuing entity and the indenture trustee, enter into an indenture or supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture, provided, that no such supplemental indenture shall, without the consent of the holder of each outstanding note affected thereby:

•

change the final scheduled payment date of any note or reduce the principal amount thereof, the interest rate, if any, thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any note or any interest thereon if any, is payable or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds therefor, to the payment of any such amount due on the notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

•

change the provision of the indenture relating to the application of or Collections on, or the proceeds of the sale of, the issuing entity assets to payment of principal and, if any, interest on the notes;

•

reduce the percentage of the outstanding Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor or an affiliate of any of them;

•

reduce the percentage of the outstanding Note Balance that is required to direct the indenture trustee to direct the issuing entity to sell or liquidate the receivables and other issuing entity assets if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest, if any, on the outstanding notes;

•

decreases the percentage of the outstanding Note Balance required to amend the sections of the indenture which specify the applicable percentage of the notes necessary to amend the indenture, the other transfer agreements, the trust agreement or the administration agreement;

•

provide that additional provisions of the indenture, the other transfer agreements, the trust agreement or the administration agreement may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•

affect the calculation of the amount of interest on or principal due on any note on any payment date or affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the issuing entity assets or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any issuing entity assets or deprive the holder of any note of the security afforded by the lien of the indenture; or

•	impair the right to institute suit for the enforcement of payment.

Notwithstanding the foregoing, the trust agreement, the administration agreement, the transfer agreements, the servicing agreement and the indenture may not be amended in any way that would (i) materially and adversely affect the owner trustee’s, the indenture trustee’s or the administrator’s, as applicable, own rights, privileges, indemnities, duties or obligations under the trust agreement, administration agreement, the related transfer agreement, the servicing agreement or the indenture without the prior written consent of such party or (ii) significantly change the permitted activities or powers of the issuing entity (even if such amendment would not have an adverse effect on the holders of the notes) without the approval of the noteholders of at least a majority of the notes held by entities other than the depositor, its affiliates and its agents.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon:

(a) the delivery of notes to the indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes;

(b) the payment by the issuing entity of all amounts payable under the transaction documents by the issuing entity; and

(c) delivery by the issuing entity of an officer’s certificate or an opinion of counsel stating that all conditions relating to the satisfaction and discharge of the indenture have been met.

List of Noteholders

With respect to the notes of any class, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuing entity.

With respect to the notes of any class, the issuing entity will furnish or cause to be furnished to the indenture trustee:

•	not more than five days after each record date a list of the names and addresses of the holders of the related notes as of such record date; and

•

at any other times that the indenture trustee requests in writing, within 30 days after receipt by the issuing entity of the request, a list of the names and addresses of the holders of the notes as of a date not more than ten days prior to the time the list is furnished.

Neither the trust agreement nor the indenture provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

On each payment date, the indenture trustee will, based on information included in the servicer report provided by or at the direction of the servicer pursuant to the servicing agreement, provide (or make available on its website, as described in “Reports to Noteholders” in this prospectus supplement) to each rating agency, the issuing entity, the servicer and each noteholder of record as of the most recent record date, a certificate setting forth for the related Collection Period and such payment date, the following information (to the extent applicable):

•	the aggregate amount being paid on such payment date in respect of interest on and principal of each class of notes;

•	the Note Factor and the Note Balance of the notes, in each case after giving effect to payments on such payment date;

•	the Targeted Overcollateralization Amount for such payment date and the actual amount of overcollateralization for such payment date;

•

(A) the amount deposited in the Reserve Account in respect of such payment date, if any, (B) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such payment date, (C) the balance on deposit in the Reserve Account as of the beginning and end of such Collection Period after giving effect to withdrawals therefrom and deposits thereto in respect of such payment date, and (D) any interest or investment income (net of losses and investment expenses) accrued during such Collection Period from the investment of funds in the Reserve Account;

•	the First Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	the Pool Factor as of the close of business on the last day of the Collection Period;

•

the amount of the servicing fee to be paid to the servicer with respect to such Collection Period and the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

•	the amounts of the interest shortfall with respect to each class of notes, if any, on such payment date and the change in such amounts from the preceding payment date;

•	the aggregate Repurchase Price with respect to any Repurchased Receivables with respect to such Collection Period;

•	the number and aggregate amount financed of receivables that were Defaulted Receivables as of the end of such Collection Period;

•	the number and aggregate amount financed of receivables that were more than 30 days past due, more than 60 days past due and more than 90 days past due as of the end of such Collection Period;

•	the Aggregate Monthly Net Loss for such Collection Period and Cumulative Net Losses as of the end of such Collection Period;

•	the Pool Balance for such payment date as of the beginning and the end of such Collection Period;

•	the weighted average interest rate and weighted average number of months to maturity of the receivables as of the beginning and the end of such Collection Period;

•	the applicable record date, determination date and payment date for such Collection Period;

•	the amount of Collections collected by the servicer during such Collection Period;

•	the amount of Collections collected by the servicer during such Collection Period representing prepayments of principal on the receivables (other than Liquidation Proceeds);

•	the amount of fees, expenses and indemnities to be paid to the indenture trustee, the owner trustee and the servicer by the issuing entity with respect to such payment date; and

•

other information regarding pool asset changes, material modifications, extensions or waivers to pool asset terms that have become material over time, material breaches of pool asset representations and warranties or transaction covenants and other material distributions and pool performance information.

The indenture trustee’s internet website shall initially be located at http://www.usbank.com/abs or at such other address as shall be specified by the indenture trustee from time to time in writing to the noteholders, the servicer, the issuing entity or any paying agent. In connection with providing access to the indenture trustee’s internet website, the indenture trustee may require registration and the acceptance of disclaimer. The indenture trustee shall not be liable for the dissemination of information in accordance with the indenture.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Mayer Brown LLP, tax counsel to the issuing entity, for federal income tax purposes, (i) the offered notes (other than notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as indebtedness, and (ii) the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The noteholders will be deemed to agree, by their purchase of the notes, to treat the notes as debt for federal income tax purposes.

See the discussion under “Material Federal Income Tax Consequences – Federal Tax Classification of the Issuing Entities” in the accompanying prospectus.

It is anticipated that no class of notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount) will be issued with more than a de minimis amount (i.e.,  1/4% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). See “Material Federal Income Tax Consequence — Federal Income Tax Consequences to Noteholders” in the accompanying prospectus.

If a class of notes offered hereunder is in fact treated as having been issued with more than a de minimis amount of OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of such class of notes (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the notes in the absence of applicable Treasury regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If the provisions apply to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of applicable Treasury regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation is made regarding the prepayment rate of the receivables. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments of the receivables (and the OID rules) if the notes offered hereunder are issued with more than a de minimis amount of OID.

In the case of a note issued with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount computed in the manner set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their own tax advisors with regard to any OID, market discount or other matters relating to their investment in the notes.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state, local or foreign tax law. We encourage investors to consult their own tax advisors regarding any state, local or foreign tax consequences associated with an investment in the notes.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and entities deemed to hold plan assets of the foregoing (each, a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for purposes of the regulation could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for classes of notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the sponsor, an originator, the servicer, the underwriters, the owner trustee, the indenture trustee, or any of their affiliates, is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

By acquiring a note, each purchaser or transferee will be deemed to represent that for so long as it holds the note or any interest therein either (a) it is not and is not acting on behalf of or using assets of a benefit plan or any other plan that is subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (b)(i) the notes are rated at least “BBB-” or its equivalent by a rating agency at the time of purchase and transfer, and (ii) the acquisition, holding and disposition of the notes or any interest therein will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any non-exempt violation of such substantially similar applicable law.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to comparable state or local law restrictions.

A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

LEGAL INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to a portfolio of maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase the portion of the notes set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Banc of America Securities LLC	$272,005,000	$192,000,000	$384,800,000	$152,902,000
Barclays Capital Inc.	17,000,000	12,000,000	24,050,000	9,556,000
Citigroup Global Markets Inc.	17,000,000	12,000,000	24,050,000	9,556,000
Credit Suisse Securities (USA) LLC	17,000,000	12,000,000	24,050,000	9,556,000
RBS Securities Inc.	17,000,000	12,000,000	24,050,000	9,556,000

Total	$340,005,000	$240,000,000	$481,000,000	$191,126,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated, subject to the fulfillment of such conditions precedent, to purchase the portion of the notes in the amount set forth above. The underwriters have advised the depositor that the several underwriters propose initially to offer these notes to the public at the public offering price determined by the several underwriters and set forth on the cover page of this prospectus supplement. The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of notes and as an aggregate dollar amount, will be as follows:

	Selling Concessions Not to exceed	Reallowance Not to exceed
Class A-1 notes	0.060%	0.030%
Class A-2 notes	0.114%	0.057%
Class A-3 notes	0.180%	0.090%
Class A-4 notes	0.240%	0.120%

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Bank of America and the depositor have agreed jointly and severally to indemnify the underwriters against certain civil liabilities, including certain liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments that the underwriters may be required to make in respect thereof and the depositor has agreed to pay the underwriters’ commissions and to reimburse certain expenses of the underwriters in connection with the offering of the notes. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the sponsor, the servicer, the issuing entity and their affiliates. One of the underwriters is an affiliate of the depositor, the sponsor and certain other parties to the transaction described in this prospectus supplement. See “Affiliations and Certain Relationships” above.

Funds in accounts may be invested from time to time in Eligible Investments acquired from the underwriters or their affiliates.

The notes are a new issue of securities with no established trading market. The underwriters presently intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market making may be discontinued at any time at the sole discretion of the underwriters without notice. Accordingly, no assurance can be given that any trading market for the notes will develop, or if any such market develops, as to the liquidity of such market. See “Risk Factors—The absence of a secondary market and a lack of liquidity in the secondary market could limit your ability to resell you notes.”

The depositor will receive aggregate proceeds of approximately $1,249,055,430.74 from the sale of the notes (representing approximately 99.75% of the initial Note Balance of the notes) after paying the aggregate underwriting discount of $3,003,509.00 on the notes. Additional offering expenses are estimated to be $800,000.

Offering Restrictions

Each underwriter has represented to and agreed with the depositor and Bank of America that, amongst other things, within the United Kingdom:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of FSMA does not apply to the issuing entity; and

(b) it has complied, and will comply, with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

(iv) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of notes shall result in a requirement for the publication by the issuing entity or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in a Relevant Member State and each person who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or to subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale. The issuing entity, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the consent of the representatives, be permitted to subscribe for or purchase notes in the offer.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Bank of America, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed above. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Bank of America, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATINGS

It is a condition to the issuance of the notes that, on the Closing Date, each class of notes will receive at least the following ratings from Standard & Poor’s, Moody’s and Fitch:

Class of Notes	Standard & Poor’s	Moody’s	Fitch
A-1	A-1+	P-1	F1+
A-2	AAA	Aaa	AAA
A-3	AAA	Aaa	AAA
A-4	AAA	Aaa	AAA

A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes.

Ratings on the notes may be lowered, qualified or withdrawn at any time. See “Risk Factors—The ratings of the notes may be withdrawn or lowered which may have an adverse effect on the liquidity or the market price of the notes.”

In addition, the rating agencies that assign the initial ratings to the notes are expected to (but are not required to) monitor those ratings for so long as those notes remain outstanding.

LEGAL PROCEEDINGS

There are no material legal or governmental proceedings pending against the depositor, the First Tier Purchaser, the Second Tier Purchaser or the issuing entity, or of which any property of the foregoing is the subject. Bank of America, which is the sponsor, servicer, the administrator and the originator is currently party to various legal proceedings arising from time to time in the ordinary course of its businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Bank of America that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the receivables. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Bank of America.

Each of the owner trustee and the indenture trustee has represented that it is not a party to a current legal proceeding, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.

LEGAL MATTERS

Certain legal matters relating to the notes, including Federal income tax matters, will be passed upon for the sponsor and the depositor by Mayer Brown LLP. A negative assurance letter with respect to this prospectus supplement and the accompany prospectus will be given for the underwriters by Hunton & Williams LLP. Each of Mayer Brown LLP and Hunton & Williams LLP has from time to time represented Bank of America and its affiliates in other transactions.

GLOSSARY

“Aggregate Monthly Net Loss” means, with respect to any payment date and the related Collection Period, an amount (which may be a positive or negative number) equal to (a) the aggregate amount financed immediately prior to becoming a Defaulted Receivable of each receivable newly designated as a Defaulted Receivable during that Collection Period minus (b) all Liquidation Proceeds collected during that Collection Period with respect to all Defaulted Receivables.

“Annual Percentage Rate” or “APR” of a receivable means the annual rate of finance charges stated in such receivable.

“Available Collections” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited in the Collection Account during the related Collection Period with respect to each receivables that has become a repurchased receivable for such payment date; (iii) the Reserve Account Excess Amount for such payment date and (iv) any investment income (net of losses and investment expenses) accrued during such Collection Period (other than interest and investment income earned from one Business Day prior to such payment date) from the investment of funds in the Collection Account.

“Available Collections Shortfall Amount” means, as of any payment date, the amount by which the amounts required to be paid pursuant to clauses first through third under “The Transaction Documents and the Indenture—Priority of Payments” exceeds the Available Collections for such payment date (computed without giving effect to the Reserve Account Excess Amount).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the states of Delaware, New York, Illinois or Minnesota, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed

“certificate” means a non-interest bearing certificate issued by the issuing entity pursuant to the trust agreement evidencing an undivided beneficial interest in the issuing entity. For the avoidance of doubt, references in this prospectus supplement to a “certificate” or a “certificateholder,” unless the context otherwise requires, shall be deemed to be references to “certificates” or “certificateholders” if more than one certificate has been issued.

“Class A-1 Note Balance” means, at any time, $340,005,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2 Note Balance” means, at any time, $240,000,000, reduced by all payments of principal made prior to such time on the Class A-2 notes.

“Class A-3 Note Balance” means, at any time, $481,000,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class A-4 Note Balance” means, at any time, $191,126,000, reduced by all payments of principal made prior to such time on the Class A-4 notes.

“Closing Date” means on or about June 24, 2010.

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collection Account” means the segregated trust account established and maintained pursuant to the indenture.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing at the close of business on the cut-off date and ending on June 30, 2010). As used in this prospectus supplement and unless otherwise noted, the “related” Collection Period with respect to a payment date shall be deemed to be the Collection Period which immediately precedes such payment date.

“Collections” means all amounts collected by the servicer (from whatever source) on or with respect to the receivables; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any repurchased receivable the Repurchase Price of which has been included in the Available Collections, (2) any Supplemental Servicing Fees or (3) any rebates or refunds of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract required by contract or law to be returned to such obligor (but only to the extent such amounts are actually received by the servicer).

“Cumulative Net Losses” means, as of any payment date, a fraction (expressed as a percentage), the numerator of which is the Aggregate Monthly Net Losses experienced on all Defaulted Receivables from the cut-off date through the last day of the related Collection Period and the denominator of which is the Initial Pool Balance.

“Defaulted Receivable” means a receivable (other than a Repurchased Receivable) which the servicer has charged-off in accordance with its customary servicing practices.

“Deficiency Balance” means any Defaulted Receivable regarding which the related amount financed after receipt of any Liquidation Proceeds (other than any Liquidation Proceeds related to the sale of a Deficiency Balance) with respect thereto is greater than zero.

“Delinquent Receivable” means a receivable as to which the obligor has either (i) paid less than 90% of any scheduled monthly payment or (ii) paid at least 90%, but less than 100%, of any two or more scheduled monthly payments.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency providing a rating on the notes and described in “Ratings” in this prospectus supplement in one of its generic rating categories which signifies investment grade. For the avoidance of doubt, the institution or entity holding such Eligible Account has the discretion to invest any funds awaiting investment or distribution in such Eligible Account, in accordance with the transaction documents.

“Eligible Institution” means a depository institution or trust company (which may be the owner trustee, the indenture trustee or any of their respective affiliates) organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) so long as that depository institution (a) has both (i) a long-term senior unsecured debt rating that is acceptable to each rating agency and (ii) a short-term unsecured debt rating or certificate of deposit rating that is acceptable to each rating agency and (b) whose deposits are insured by the FDIC or any successor thereto; provided, that a foreign financial institution shall be deemed to satisfy clause (b) if such foreign financial institutions meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR § 240.13k-1(b)(1)).

“Eligible Investments” means any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia

(or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of at least “A-1,” from Moody’s of “P-1” and from Fitch of “F1”;

(c) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of at least “A-1,” from Moody’s of “P-1” and from Fitch of “F1”;

(d) investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of “AAA” or “AAAm,” from Moody’s of “Aaa” and from Fitch of “AAA”; and

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above.

“First Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the Note Balance of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (b) the Pool Balance for the Collection Period immediately preceding such payment; provided, however, that the First Allocation of Principal shall not exceed the Note Balance of the notes (before giving effect to any principal payments made on the notes on such payment date); provided, further, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of notes shall not be less than the amount that is necessary to reduce the Note Balance of that class of notes to zero.

“Initial Pool Balance” means $1,350,007,411.97.

“Liquidation Proceeds” means, with respect to a Defaulted Receivable, all amounts realized with respect to such receivable (including any amounts received by the issuing entity in connection with the sale of any Deficiency Balance) net of the liquidation expenses and any amounts that are required to be refunded to the obligor on such receivable, but in any event not less than zero.

“Note Balance” means with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance or the Class A-4 Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Note Factor” on a payment date means, with respect to each class of notes, a seven-digit decimal figure equal to the Note Balance of such class of notes as of such payment date (after giving effect to any payment of principal on such payment date) divided by the Note Balance of such class of notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such class of notes.

“Optional Purchase Price” means the lesser of (x) the fair market value of the receivables and (y) the aggregate outstanding Pool Balance plus accrued and unpaid interest on the receivables.

“Pool Balance” means (a) for any payment date, the aggregate amount financed of the receivables (excluding Repurchased Receivables and Defaulted Receivables as of such date) as of the close of business of the last day of the related Collection Period and (b) for any Collection Period, the aggregate amount financed of the receivables (excluding Repurchased Receivables and Defaulted Receivables as of such date) as of the close of business on the last Business Day of such Collection Period.

“Pool Factor” on a payment date means a seven digit decimal figure equal to the Pool Balance as of the end of the preceding Collection Period divided by the sum of the aggregate amount financed of the receivables of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance.

“Principal Distribution Account” means the account which may be a subaccount of the Collection Account, by that name established and maintained pursuant to the indenture.

“Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause such rating agency to downgrade, qualify or withdraw its rating assigned to any other the notes or (b) that the rating agency has been given notice of that event at least ten days prior to the occurrence of that event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and the rating agency has not issued any written notice that the occurrence of that event will itself cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes.

“Regular Allocation of Principal” means, with respect to any payment date, an amount equal to the lesser of (i) the Note Balance of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date) and (ii) an amount equal to:

•	The excess of:

•	the Note Balance of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date); minus

•	the First Allocation of Principal, if any, for such payment date;

•	over:

•	the Pool Balance at the end of the related Collection Period less the Targeted Overcollateralization Amount.

“Repurchase Price” means, with respect to a receivable repurchased by the servicer or any transferring party, a price equal to the outstanding amount financed of such receivable plus any unpaid accrued interest related to such receivable accrued to and including the end of the Collection Period preceding the date that such repurchased receivable was purchased by the servicer or such transferring party, as applicable.

“Repurchased Receivable” means any receivable that is repurchased pursuant to the terms of the first purchase agreement, the second purchase agreement, the third purchase agreement, the sale agreement or the servicing agreement, as applicable.

“Reserve Account” means the account by that name established and maintained pursuant to the indenture.

“Reserve Account Draw Amount” means, for any payment date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Collections Shortfall Amount, if any, for such payment date or (b) the amount on deposit in the Reserve Account on such payment date. In addition, if the sum of the amount in the Reserve Account and the remaining Available Collections after the payments under clauses first through third under “Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all of the notes, then the Reserve Account Draw Amount will include such additional amount as may be necessary to pay all outstanding notes in full.

“Reserve Account Excess Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that payment date, over (b) the Specified Reserve Account Balance.

“Supplemental Servicing Fees” means any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source) on the receivables during each Collection Period permitted to be retained by the servicer pursuant to the servicing agreement.

“Targeted Overcollateralization Amount” means, for any payment date, the greater of (a) 9.25% of the Pool Balance on such payment date and (b) 7.25% of the Initial Pool Balance.

INDEX OF DEFINED TERMS

ABS	S-38
ABS Tables	S-38
administration agreement	S-57
administrator	S-2
Aggregate Monthly Net Loss	S-83
Analyst	S-26
Annual Percentage Rate	S-83
APR	S-83
Available Collections	S-83
Available Collections Shortfall Amount	S-83
Average Principal Outstanding	S-50
Bank of America	S-2
benefit plan	S-77
Business Day	S-83
certificate	S-4, S-83
certificateholder	S-4
Class A-1 Note Balance	S-83
Class A-2 Note Balance	S-83
Class A-3 Note Balance	S-83
Class A-4-A Note Balance	S-83
Closing Date	S-83, cover
Code	S-77, S-83
Collection Account	S-83
Collection Period	S-84
Collections	S-84
Corporation	S-27
Cumulative Net Losses	S-84
cut-off date	S-9
Defaulted Receivable	S-84
Deficiency Balance	S-84
Delinquent Receivable	S-84
Documents	S-26
Dollar	S-52
DTC	iii
Eligible Account	S-84
Eligible Institution	S-84
Eligible Investments	S-84
ERISA	S-77
European Economic Area	S-81
event of default	S-69
Exchange Act	S-68, S-79
FDIC	S-18
First Allocation of Principal	S-85
first purchase agreement	S-57
First Tier Purchaser	S-2
Fitch	S-11
FSMA	S-80
indenture	S-57
Initial Pool Balance	S-85
Investment Company Act	S-11
issuing entity assets	S-8
Liquidation Proceeds	S-85
Loan-to-Value Ratio	S-30
Monthly Remittance Condition	S-60
Moody’s	S-11
Note Balance	S-85
Note Factor	S-85
notes	S-3
obligors	S-8
OCC	S-27
offer of notes to the public	S-81
OID	S-76
Optional Purchase Price	S-85
originator	S-1
owner trustee	S-25
payment default	S-7, S-70
Pool Balance	S-85
Pool Factor	S-86
Principal Distribution Account	S-86
PTCE	S-78
Rating Agency Condition	S-86
receivable	S-45
receivables	S-8
receivables pool	S-8
record date	S-4, S-54
Regular Allocation of Principal	S-86
regulation	S-77
Relevant Implementation Date	S-80
Relevant Member State	S-80
Repurchase Price	S-86
Repurchased Receivable	S-86
Reserve Account	S-86
Reserve Account Draw Amount	S-86
Reserve Account Excess Amount	S-87
Revised Bankruptcy Charge-off Policy	S-49
sale agreement	S-57
SEC	iv
second purchase agreement	S-57
Second Tier Purchaser	S-3
Securities Act	S-79
servicer termination events	S-67
servicing agreement	S-57
servicing fee	S-65
Specified Reserve Account Balance	S-10
Standard & Poor’s	S-11
Supervisor	S-26
Supplemental Servicing Fees	S-87
System	S-26
Targeted Overcollateralization Amount	S-87
third purchase agreement	S-57
transaction documents	S-57
transfer agreements	S-57
transferring party	S-57
Trust Agreement	S-23
Weighted Average Annual Percentage Rate	S-30
Weighted Average FICO® Score	S-30
weighted average life	S-40
Weighted Average Loan-to-Value Ratio	S-30

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN SECURITIZED RECEIVABLES POOLS

The information presented in this Appendix A to the extent such information relates to Bank of America’s experience with respect to its securitized portfolios of motor vehicle installment loans and retail installment sales contracts established prior to January 1, 2006, is not deemed part of this prospectus supplement, the accompanying prospectus or the registration statement.

BAAT 2010-1	Composition of Receivables Pool
Cut-off Date: November 30, 2009	New	Used	Total
Aggregate Cut-off Date Balance	$1,006,987,583.50	$623,377,481.94	$1,630,365,065.44
Percent of Cut-off Date Balance	61.76%	38.24%	100.00%
Number of Motor Vehicle Loans	54,169	46,182	100,351
Average Cut-off Date Balance	$18,589.74	$13,498.28	$16,246.63
Range of Cut-off Date Balances	$1,001.07-$99,984.33	$1,000.09-$99,618.23	$1,000.09-$99,984.33
Average Original Receivable Principal Balance	$27,332.88	$21,640.43	$24,713.19
Range of Original Receivable Principal Balance	$4,752.28-$213,032.22	$4,652.87-$141,376.79	$4,652.87-$213,032.22
Weighted Average APR	5.96%	6.62%	6.21%
Range of APRs	2.90%-16.69%	3.24%-18.35%	2.90%-18.35%
Weighted Average Original Term	67.2 months	65.85 months	66.68 months
Range of Original Terms	12 months to 84 months	12 months to 84 months	12 months to 84 months
Weighted Average Remaining Term	54.25 months	49.53 months	52.45 months
Range of Remaining Terms	6 months to 72 months	6 months to 72 months	6 months to 72 months
Weighted Average FICO® Scores	780	767	775

BAAT 2009-3	Composition of Receivables Pool
Cut-off Date: September 30, 2009	New	Used	Total
Aggregate Cut-off Date Balance	$1,455,025,194.41	$748,277,824.15	$2,203,303,018.56
Percent of Cut-off Date Balance	66.04%	33.96%	100.00%
Number of Motor Vehicle Loans	61,775	42,140	103,915
Average Cut-off Date Balance	$23,553.63	$17,756.95	$21,202.94
Range of Cut-off Date Balances	$1,010.29 - $99,771.07	$1,006.78 to $99,595.08	$1,006.78 to $99,771.07
Average Original Receivable Principal Balance	$26,306.12	$21,999.54	$24,559.70
Range of Original Receivable Principal Balance	$4,659.98 to $161,785.44	$3,843.50 to $127,899.33	$3,843.50 to $161,785.44
Weighted Average APR	5.97%	7.13%	6.37%
Range of APRs	3.25% to 20.35%	3.45% to 20.39%	3.25% to 20.39%
Weighted Average Original Term	66.10 months	66.00 months	66.07 months
Range of Original Terms	12 months to 84 months	24 months to 84 months	12 months to 84 months
Weighted Average Remaining Term	60.19 months	55.29 months	58.52 months
Range of Remaining Terms	6 months to 72 months	6 months to 72 months	6 months to 72 months
Weighted Average FICO® Scores	783	762	776

BAAT 2009-2	Composition of Receivables Pool
Cut-off Date: July 31, 2009	New	Used	Total
Aggregate Cut-off Date Balance	$2,009,258,094.64	$1,318,721,803.38	$3,327,979,898.02
Percent of Cut-off Date Balance	60.37%	39.63%	100.00%
Number of Motor Vehicle Loans	84,123	72,302	156,425
Average Cut-off Date Balance	$23,884.77	$18,239.08	$21,275.24
Range of Cut-off Date Balances	$1,005.73 - $99,987.31	$1,006.91 - $99,761.67	$1,005.73 - $99,987.31
Average Original Receivable Principal Balance	$27,495.83	$21,690.93	$24,812.71
Range of Original Receivable Principal Balance	$3,955.00 - $155,151.98	$3,871.95 - $150,715.34	$3,871.95 - $155,151.98
Weighted Average APR	6.27%	7.06%	6.58%
Range of APRs	2.90% - 20.75%	3.00% - 20.72%	2.90% - 20.75%
Weighted Average Original Term	66.14 months	64.52 months	65.50 months
Range of Original Terms	18 months to 84 months	12 months to 84 months	12 months to 84 months
Weighted Average Remaining Term	58.07 months	55.19 months	56.93 months
Range of Remaining Terms	6 months to 72 months	6 months to 72 months	6 months to 72 months
Weighted Average FICO® Scores	775	764	771

BAAT 2009-1	Composition of Receivables Pool
Cut-off Date: May 31, 2009	New	Used	Total
Aggregate Cut-off Date Balance	$2,583,512,251.53	$1,755,126,091.06	$4,338,638,342.59
Percent of Cut-off Date Balance	59.55%	40.45%	100.00%
Number of Motor Vehicle Loans	112,573	96,604	209,177
Average Cut-off Date Balance	$22,949.66	$18,168.25	$20,741.47
Range of Cut-off Date Balances	$1,000.00 - $99,961.87	$1,002.61 - $99,126.96	$1,000.00 - $99,961.87
Average Original Receivable Principal Balance	$26,530.27	$21,577.16	$24,242.78
Range of Original Receivable Principal Balance	$4,001.00 - $422,592.79	$3,582.50 - $145,312.51	$3,582.50 - $422,592.79
Weighted Average APR	6.39%	7.27%	6.74%
Range of APRs	2.90% - 19.69%	3.00% - 20.24%	2.90% - 20.24%
Weighted Average Original Term	65.26 months	64.75 months	65.05 months
Range of Original Terms	12 months to 84 months	18 months to 84 months	12 months to 84 months
Weighted Average Remaining Term	57.18 months	55.23 months	56.39 months
Range of Remaining Terms	6 months to 72 months	6 months to 72 months	6 months to 72 months
Weighted Average FICO® Scores	769	756	764

BAAT 2008-1	Composition of Receivables Pool
Cut-off Date: July 31, 2008	New	Used	Total
Aggregate Cut-off Date Balance	$3,471,414,431.03	$2,229,090,522.91	$5,700,504,953.94
Percent of Cut-off Date Balance	60.90%	39.10%	100.00%
Number of Motor Vehicle Loans	212,392	185,758	398,150
Average Cut-off Date Balance	$16,344.37	$11,999.97	$14,317.48
Range of Cut-off Date Balances	$1,001.28 to $98,458.92	$1,000 to $96,946.23	$1,000 to $98,458.92
Average Original Receivable Principal Balance	$25,135.05	$19,149.94	$22,342.68
Range of Original Receivable Principal Balance	$2,082.00 to $185,412.13	$2,000.00 to $142,940.84	$2,000.00 to $185,412.13
Weighted Average APR	6.76%	7.38%	7.01%
Range of APRs	4.00% to 16.75%	4.00% to 20.19%	4.00% to 20.19%
Weighted Average Original Term	64.70 months	64.62 months	64.67 months
Range of Original Terms	12 months to 84 months	12 months to 84 months	12 months to 84 months
Weighted Average Remaining Term	45.80 months	44.35 months	45.23 months
Range of Remaining Terms	6 months to 72 months	6 months to 72 months	6 months to 72 months
Weighted Average FICO® Scores	765	758	762

GEARS 2005-A(1)	Composition of Receivables Pool
Cut-off Date: October 31, 2005	New	Used	Total
Aggregate Cut-off Date Balance	$2,519,796,899.67	$2,580,203,100.84	$5,100,000,000.51
Percent of Cut-off Date Balance	49.41%	50.59%	100.00%
Number of Motor Vehicle Loans	126,793	175,484	302,277
Average Cut-off Date Balance	$19,873.31	$14,703.35	$16,871.94
Range of Cut-off Date Balances	$406.53 to $79,848.40	$400.00 to $79,922.77	$400.00 to $79,922.77
Average Original Receivable Principal Balance	$25,109.34	$18,310.98	$21,162.61
Range of Original Receivable Principal Balance	$2,547.67 to $136,004.81	$1,457.87 to $123,316.54	$1,457.87 to $136,004.81
Weighted Average APR	6.74%	7.75%	7.25%
Range of APRs	3.00% to 17.20%	3.00% to 17.99%	3.00% to 17.99%
Weighted Average Original Term	66.30 months	65.32 months	65.81 months
Range of Original Terms	12 months to 84 months	12 months to 84 months	12 months to 84 months
Weighted Average Remaining Term	54.95 months	54.64 months	54.79 months
Range of Remaining Terms	1 month to 72 months	1 month to 72 months	1 month to 72 months
Weighted Average FICO® Scores	734	723	729

(1)	Clean-up call executed in November 2009.

Monthly Net Cumulative Losses(1)

Month	GEARS 2005-A	Month	BAAT 2008-1	Month	BAAT 2009-1	Month	BAAT 2009-2	Month	BAAT 2009-3	Month	BAAT 2010-1
December 2005	0.00%	October 2008	0.00%	August 2009	0.01%	October 2009(3)	0.02%	December 2009	0.01%	February 2010	0.02%
January 2006	0.00%	November 2008	0.02%	September 2009	0.03%	November 2009	0.04%	January 2010	0.04%	March 2010	0.03%
February 2006	0.02%	December 2008	0.10%	October 2009(3)	0.11%	December 2009	0.11%	February 2010	0.09%	April 2010	0.08%
March 2006	0.07%	January 2009	0.17%	November 2009	0.17%	January 2010	0.17%	March 2010	0.13%	May 2010	0.12%
April 2006	0.18%	February 2009	0.25%	December 2009	0.23%	February 2010	0.25%	April 2010	0.18%
May 2006	0.25%	March 2009	0.33%	January 2010	0.29%	March 2010	0.29%	May 2010	0.22%
June 2006	0.32%	April 2009	0.40%	February 2010	0.37%	April 2010	0.32%
July 2006	0.39%	May 2009	0.45%	March 2010	0.41%	May 2010	0.37%
August 2006	0.46%	June 2009	0.51%	April 2010	0.45%
September 2006	0.53%	July 2009	0.56%	May 2010	0.49%
October 2006	0.61%	August 2009	0.61%
November 2006	0.71%	September 2009	0.66%
December 2006	0.79%	October 2009(3)	0.74%
January 2007	0.86%	November 2009	0.78%
February 2007	1.02%	December 2009	0.83%
March 2007	1.10%	January 2010	0.87%
April 2007	1.16%	February 2010	0.91%
May 2007	1.20%	March 2010	0.93%
June 2007	1.26%	April 2010	0.94%
July 2007	1.32%	May 2010	0.95%
August 2007	1.38%
September 2007	1.44%
October 2007	1.50%
November 2007	1.55%
December 2007	1.62%
January 2008	1.67%
February 2008	1.75%
March 2008	1.80%
April 2008	1.85%
May 2008	1.88%
June 2008	1.92%
July 2008	1.96%
August 2008	2.01%
September 2008	2.06%
October 2008	2.11%
November 2008	2.15%
December 2008	2.21%
January 2009	2.26%
February 2009	2.32%
March 2009	2.36%
April 2009	2.40%
May 2009	2.41%
June 2009	2.44%
July 2009	2.47%
August 2009	2.49%
September 2009	2.50%
October 2009(2)	2.53%

(1)	The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off by the cut-off date receivables principal balance.
(2)	Clean-up call executed.
(3)

In September 2009, Bank of America implemented its Revised Bankruptcy Charge-Off Policy. As Bank of America anticipated, this resulted in an accelerated recognition of losses with respect to defaulted motor vehicle loans. See “Origination and Servicing of Receivables—Charge-off Policy.”

Total 60+ Days Delinquent(1)

Month	GEARS 2005-A	Month	BAAT 2008-1	Month	BAAT 2009-1	Month	BAAT 2009-2	Month	BAAT 2009-3	Month	BAAT 2010-1
December 2005	0.02%	October 2008	0.17%	August 2009	0.01%	October 2009	0.13%	December 2009	0.13%	February 2010	0.12%
January 2006	0.24%	November 2008	0.27%	September 2009	0.25%	November 2009	0.21%	January 2010	0.20%	March 2010	0.16%
February 2006	0.46%	December 2008	0.32%	October 2009	0.28%	December 2009	0.28%	February 2010	0.24%	April 2010	0.14%
March 2006	0.52%	January 2009	0.42%	November 2009	0.27%	January 2010	0.29%	March 2010	0.23%	May 2010	0.17%
April 2006	0.48%	February 2009	0.47%	December 2009	0.33%	February 2010	0.27%	April 2010	0.20%
May 2006	0.51%	March 2009	0.42%	January 2010	0.33%	March 2010	0.25%	May 2010	0.19%
June 2006	0.60%	April 2009	0.38%	February 2010	0.30%	April 2010	0.22%
July 2006	0.63%	May 2009	0.46%	March 2010	0.32%	May 2010	0.22%
August 2006	0.68%	June 2009	0.47%	April 2010	0.28%
September 2006	0.78%	July 2009	0.50%	May 2010	0.28%
October 2006	0.81%	August 2009	0.49%
November 2006	0.83%	September 2009	0.54%
December 2006	0.89%	October 2009	0.54%
January 2007	1.07%	November 2009	0.49%
February 2007	0.96%	December 2009	0.54%
March 2007	0.86%	January 2010	0.58%
April 2007	0.73%	February 2010	0.55%
May 2007	0.85%	March 2010	0.48%
June 2007	0.82%	April 2010	0.40%
July 2007	0.89%	May 2010	0.38%
August 2007	1.03%
September 2007	1.06%
October 2007	1.11%
November 2007	1.18%
December 2007	1.35%
January 2008	1.55%
February 2008	1.48%
March 2008	1.31%
April 2008	1.19%
May 2008	1.29%
June 2008	1.31%
July 2008	1.51%
August 2008	1.58%
September 2008	1.58%
October 2008	1.56%
November 2008	1.71%
December 2008	1.80%
January 2009	1.98%
February 2009	2.09%
March 2009	1.82%
April 2009	1.52%
May 2009	1.78%
June 2009	1.88%
July 2009	1.98%
August 2009	1.95%
September 2009	2.30%
October 2009(2)	2.37%

(1)	As a percentage of ending receivables pool balance.
(2)	Clean-up call executed.

1 Month ABS Percentages(1)

Month	GEARS 2005-A	Month	BAAT 2008-1	Month	BAAT 2009-1	Month	BAAT 2009-2	Month	BAAT 2009-3	Month	BAAT 2010-1
December 2005	1.04%	October 2008	1.51%	August 2009	1.49%	October 2009	1.44%	December 2009	1.58%	February 2010	1.65%
January 2006	1.52%	November 2008	1.53%	September 2009	1.36%	November 2009	1.37%	January 2010	1.34%	March 2010	1.66%
February 2006	1.62%	December 2008	1.22%	October 2009	1.35%	December 2009	1.29%	February 2010	1.25%	April 2010	2.01%
March 2006	1.54%	January 2009	1.46%	November 2009	1.34%	January 2010	1.31%	March 2010	1.31%	May 2010	1.82%
April 2006	1.87%	February 2009	1.44%	December 2009	1.31%	February 2010	1.26%	April 2010	1.72%
May 2006	1.56%	March 2009	1.46%	January 2010	1.36%	March 2010	1.24%	May 2010	1.49%
June 2006	1.82%	April 2009	1.68%	February 2010	1.26%	April 2010	1.78%
July 2006	1.71%	May 2009	1.53%	March 2010	1.30%	May 2010	1.56%
August 2006	1.66%	June 2009	1.41%	April 2010	1.74%
September 2006	1.67%	July 2009	1.54%	May 2010	1.59%
October 2006	1.55%	August 2009	1.51%
November 2006	1.58%	September 2009	1.43%
December 2006	1.48%	October 2009	1.46%
January 2007	1.41%	November 2009	1.43%
February 2007	1.64%	December 2009	1.39%
March 2007	1.46%	January 2010	1.43%
April 2007	1.62%	February 2010	1.38%
May 2007	1.52%	March 2010	1.38%
June 2007	1.55%	April 2010	1.59%
July 2007	1.50%	May 2010	1.48%
August 2007	1.53%
September 2007	1.51%
October 2007	1.34%
November 2007	1.49%
December 2007	1.38%
January 2008	1.33%
February 2008	1.43%
March 2008	1.39%
April 2008	1.42%
May 2008	1.40%
June 2008	1.37%
July 2008	1.37%
August 2008	1.33%
September 2008	1.25%
October 2008	1.35%
November 2008	1.27%
December 2008	1.13%
January 2009	1.28%
February 2009	1.24%
March 2009	1.24%
April 2009	1.34%
May 2009	1.25%
June 2009	1.21%
July 2009	1.25%
August 2009	1.24%
September 2009	1.21%
October 2009(2)	1.20%

(1)

The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or “SMM,” which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The nonscheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool, in months, minus 1 month. The age of the pool is assumed to be the weighted average age of the pool as of the cut-off date (rounded to the nearest whole number) plus the number of months since the cut-off date, where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

(2)	Clean-up call executed.

PROSPECTUS

Bank of America Auto Trusts

Issuing Entities

Bank of America Auto Receivables Securitization, LLC

Depositor

Bank of America, National Association

Sponsor and Servicer

Asset Backed Notes

(Issuable in Series)

You should carefully consider the discussion under “Risk Factors” beginning on page 4 of the prospectus and in the related prospectus supplement before you purchase any notes.

The notes will be the obligation solely of the issuing entity and will not be obligations of, or interests in, and will not be guaranteed by, the depositor, the sponsor, their affiliates or any other person. None of the notes or the underlying receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

Each issuing entity—

•        will issue asset backed notes in one or more series with one or more classes; and

•        will own—

•        a pool of motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new or used automobiles, light duty trucks and other similar vehicles;

•        collections on the above assets;

•        liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•        funds in the accounts of the issuing entity; and/or

•        any credit or cash flow enhancement or derivative instrument obtained in favor of the issuing entity.

The securities—

•        will consist of asset-backed notes in one or more series with one or more classes which—

•        will represent indebtedness of the issuing entity that issued those securities, in the case of the notes;

•        will be paid only from the assets of the issuing entity that issued those securities;

•        will represent the right to payments in the amounts and at the times described in the related prospectus supplement;

•        may benefit from one or more forms of credit or cash flow enhancement or derivative instrument described in this prospectus and in more detail in the accompanying prospectus supplement; and

•        will be issued as part of a designated series, which may include one or more classes of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is June 14, 2010.

i

(continued)

ii

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments;

•	the assets underlying your securities;

•	the credit or cash flow enhancement for each class;

•	the credit ratings; and

•	the method of selling the securities.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the related prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuing entity, Bank of America Auto Receivables Securitization, LLC, the underwriters or any dealer, salesperson or other person. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Defined Terms” beginning on page I-1 in this prospectus.

To understand the structure of these securities, you must read carefully this prospectus and the related prospectus supplement in their entirety. Whenever information in a prospectus supplement is more specific than the information in this prospectus, you should rely on the information in that prospectus supplement.

iii

SUMMARY OF TERMS

The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Issuing Entities

A separate issuing entity will be formed to issue each series of securities. Each issuing entity will be formed by a trust agreement between the depositor and the trustee of the issuing entity, by a limited liability company agreement or by a limited partnership agreement.

The Depositor

Bank of America Auto Receivables Securitization, LLC will serve as the depositor for each series of securities. The depositor will acquire the motor vehicle installment loans and/or retail installment sales contracts, directly or indirectly, from the sponsor, and will transfer them to the issuing entity. The depositor is a Delaware limited liability company, and is a wholly-owned special purpose subsidiary of BA Auto Securitization Corporation. BA Auto Securitization Corporation is a wholly-owned special purpose subsidiary of Banc of America Securitization Holding Corporation, which is a wholly-owned special purpose subsidiary of Bank of America. The depositor was formed to purchase, receive capital contributions of or otherwise acquire from time to time motor vehicle installment loans and/or retail installment sales contracts and related rights and assets; to own, hold, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell securities of one or more issuing entities; and to perform various actions in connection therewith. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. See “The Depositor” in this prospectus and the related prospectus supplement for more information regarding the depositor.

Sponsor

Bank of America, National Association, a national banking association and an indirect wholly-owned subsidiary of Bank of America Corporation, is the sponsor. The receivables may be originated by the sponsor or its affiliates and/or, if so specified in the related prospectus supplement, may be purchased by the sponsor from various entities. The sponsor will sell, transfer, contribute and assign the receivables directly or indirectly to the depositor. Additionally, the sponsor is primarily responsible for structuring each series of securities issued by the issuing entity. See “The Sponsor” in this prospectus for more information regarding the sponsor.

The Servicer

Bank of America, National Association will service the receivables. The servicer will perform certain servicing functions in accordance with the related servicing agreement. The obligations of the servicer may be performed through subservicers or vendors, under the terms and conditions described in the related prospectus supplement.

The Trustees

A trustee for each issuing entity will be named and described in the related prospectus supplement. The trustee generally will be responsible under each trust agreement, indenture or similar agreement for providing general administrative services on behalf of the issuing entity for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

The Receivables and Other Issuing Entity Assets

The Receivables. The receivables of each issuing entity will consist of a pool of motor vehicle installment loans and/or retail installment sales contacts originated either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased and transferred, directly or indirectly, to the issuing entity, as specified in the related prospectus supplement. The receivables will include pools of motor vehicle installment loans and/or retail installment sales contracts originated by the sponsor or its affiliates and/or, if so specified in the related prospectus supplement, purchased by the sponsor or its affiliates from third party originators or sellers. The receivables will be transferred directly or indirectly to the depositor and then to the issuing entity. The receivables will be secured by a combination of new or used automobiles, light-duty trucks and other similar vehicles. You will find a description of the characteristics of each issuing entity’s receivables in the related prospectus supplement. For a more detailed description of the receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables Pool” in this prospectus and in the related prospectus supplement.

Addition of Receivables. The issuing entity may acquire additional receivables during either the Revolving Period or Pre-Funding Period as applicable. See “Certain Information Regarding the Securities—Revolving Period and Amortization Period” and “The Transaction Documents—Pre-Funding.”

Repurchase of Receivables Upon Breach. To the extent specified in the related prospectus supplement, following the discovery by or notice to the seller, any intermediate purchaser or the servicer of any breach of a representation and warranty of the seller, any intermediate purchaser or the servicer that materially and adversely affects the interests of the related issuing entity in any receivable, the seller or any intermediate purchaser may be obligated to repurchase or the servicer may be obligated to purchase the receivable. See “The Transaction Documents—Sale and Assignment of the Receivables” and “Material Legal Aspects of the Receivables—Repurchase Obligation” in this prospectus.

Other Issuing Entity Assets. In addition to the receivables, each issuing entity will own amounts on deposit in various accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; or

•

a reserve fund or other account providing credit or cash flow enhancement as described in this prospectus under the headings “The Transaction Documents—Other Credit Enhancement” and “—Cash Flow Agreements.”

The Securities

An issuing entity’s securities may include one or more classes of notes. You will find the following information about each class of securities in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its final scheduled payment date;

•	whether and when it may be redeemed prior to its final scheduled payment date; and

•	how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

If an issuing entity is a trust, the issuing entity also will issue a certificate or certificates representing an equity interest in the issuing entity, which will be described in the related prospective supplement. Such certificates will not be offered to the public. The related prospectus supplement also will identify any class of securities of a series that is not being offered to the public.

Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date or a distribution date will be the business day immediately preceding the payment date or, if Definitive Securities are issued, the last day of the preceding calendar month.

Credit or Cash Flow Enhancement

The related prospectus supplement will specify the credit or cash flow enhancement, if any, for each issuing entity. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve fund;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the issuing entity’s securities);

•

excess interest collections (i.e., the excess of anticipated interest collections on the receivables over fees and expenses, interest on the issuing entity’s securities and any amounts required to be deposited in any reserve fund);

•	letter of credit;

•	surety bond or insurance policy;

•	liquidity arrangements or revolving liquidity notes;

•	swaps (including currency swaps) and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements, accounts or amounts;

•	financial guaranty insurance policies;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	limited guarantees.

Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. This prospectus and the prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the securities.

For more information about credit enhancement, see “The Transaction Documents—Subordination,” “—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus.

Tax Status

For information concerning the application of federal tax laws to the securities, see “Material Federal Income Tax Consequences” in this prospectus and “Material Federal Income Tax Consequences” in the related prospectus supplement.

Ratings

For information concerning the ratings of the securities, see “Certain Information Regarding the Securities—Ratings of the Securities” in this prospectus and “Summary of Terms—Ratings” in the related prospectus supplement.

RISK FACTORS

The risk factors discussed below and in the related prospectus supplement describe the material risks of an investment in the securities and should be carefully considered by all potential investors. The securities are not suitable investments for all investors and may especially not be suitable for individual investors. The securities are complex financial instruments, so you should not purchase any notes unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any securities unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such securities.

You must rely for repayment only upon the issuing entity’s assets and available credit enhancement, which may not be sufficient to make full payments on your securities	The depositor does not have, nor is it expected to have, any significant assets (although the depositor may hold residual interests in, and senior or subordinated debt of, various issuing entities from time to time). There will be no recourse to the depositor or any of its affiliates or any other person for any default on the securities or any failure to receive distributions on the notes with respect to any series except as may be specified in the related prospectus supplement. Consequently, holders of securities of each series must rely solely upon the assets of the issuing entity for that series, including, if applicable, any amounts available pursuant to any credit or cash flow enhancement for that series, for the payment of principal of and interest on the securities of that series.

Limits on credit or cash flow enhancement may result in losses to you	Although we intend the credit or cash flow enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the credit or cash flow enhancement, the amount of the credit or cash flow enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount of available credit or cash flow enhancement may decline and could be depleted prior to the payment in full of the related series of securities. Therefore, losses on the receivables could result in losses to holders of those securities.

Timing and rate of prepayments may result in lower yield	The securities of a series will be payable solely from the assets of the issuing entity for that series. The yield to maturity experienced by a holder of securities of a given series may be affected by, among other things, the rate and timing of payments of principal of the receivables. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

	•	the extent of prepayments or defaults;

	•	the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement; and

	•	whether the securities are redeemed prior to the related final scheduled payment date.

Prepayments may also result from repurchase or purchase of receivables due to material breaches of the depositor’s or the servicer’s representations or warranties.

Risks of subordinated securities	To the extent specified in the related prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables.

The absence of a secondary market could limit your ability to resell your securities	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. The underwriter presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities, you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Because the securities are in book-entry form, your rights can only be exercised indirectly	Because the securities will initially be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe. Transfers of interests in the securities within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The securities of a series will remain in book-entry form except in the limited circumstances described under the caption “Certain Information Regarding the Securities—Definitive Securities” in this prospectus. Unless and until the securities cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related security.

As a result, you will only be able to exercise the rights as a securityholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./ NV as operator of the Euroclear System (in Europe) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge or transfer your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the securities in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the securities of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity. In the event of a misapplication of payments by The Depository Trust Company, participants or indirect participants or the bankruptcy or insolvency of those entities, recourse will be limited to those entities.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificate of title, which may cause losses	The servicer, as custodian of the receivables files, will not cause the certificates of title of the financed vehicles securing the receivables to be amended or reissued. In the absence of amendments to the certificates of title, the issuing entity may not have perfected security interests in the financed vehicles securing the receivables originated in some states. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. The issuing entity not having a first priority perfected security interest in some of the financed vehicles may affect the issuing entity’s ability to realize on the collateral securing the receivables and thus may reduce the proceeds to be distributed to noteholders. Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. None of the depositor, the servicer, any intermediate purchaser nor any other party will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Although no additional action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors, as long as the indenture trustee has a perfected security interest in the financed vehicle, payments under any insurance policies (except payments required by law to be returned to the related obligor, such as rebates or refunds related to policy termination or cancellation) would constitute proceeds of the collateral. However, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are received or deposited by the servicer into the Collection Account. See “Material Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in this prospectus.

If the issuing entity does not use all of the money in the Pre-Funding Account, a mandatory redemption of a portion of the notes could result	To the extent provided in the related prospectus supplement, if the issuing entity has not used all of the money deposited in the Pre-Funding Account to purchase additional receivables by the date set forth in the prospectus supplement, then the holders of each of the notes will receive a pro rata payment of principal in an amount equal to the unused amount or of the amount remaining in the Pre-Funding Account. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. Any reinvestment risk from the mandatory prepayment of a portion of the notes from the unused amount will be borne by the holders of the notes.

Removal of the servicer after a servicer termination event may adversely affect the notes and may result in payment delays or losses	The related prospectus supplement may provide that with respect to a series of securities, upon the occurrence of a servicer termination event, the related indenture trustee or specified portion of noteholders may remove the servicer without the consent of the related trustee or the noteholders of any subordinated class. The trustee or any such subordinated class with respect to a series may not have the ability to remove the servicer if a servicer termination event occurs. In addition, the noteholders of a senior class with respect to a series may have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the noteholders of any subordinated class of the series. If the servicer were to become a debtor in a bankruptcy case or the Federal Deposit Insurance Corporation was appointed conservator or receiver for the servicer or other similar official has been appointed for the servicer, and no servicer termination event other than the such bankruptcy or insolvency related events has occurred, the bankruptcy trustee (including the servicer itself as a debtor-in-possession) or similar official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on the securities.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity	To the extent provided for in the related prospectus supplement, the servicer or custodian will maintain possession of the original contracts for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer or custodian sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, the other party could acquire an interest in the receivable having priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer or custodian loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer or custodian loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities.

Furthermore, if the servicer or custodian becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

Receivables that fail to comply with consumer protection laws may result in losses on your investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The depositor, any intermediate purchaser, the servicer, the related originator or another entity may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the depositor, any intermediate purchaser, the servicer, the related originator or another entity, as applicable, fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The sponsor, the depositor, any intermediate purchasers and the servicer have limited obligations to the issuing entity and will not make payments on the securities	The sponsor, the depositor, any intermediate purchasers and their affiliates are generally not obligated to make any payments to you on your securities. However, the depositor, any intermediate purchaser and/or the servicer will make representations and warranties about the characteristics of the receivables.

If the depositor, any intermediate purchaser or the servicer breaches a representation or warranty for a receivable, the depositor and/or any intermediate purchaser may be required to repurchase or the servicer may be required to purchase that receivable. If the depositor and/or any intermediate purchaser fails to repurchase or the servicer fails to purchase, as applicable, that receivable, you might experience delays and/or reductions in payments on the securities. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. None of the depositor, any intermediate purchaser or the servicer will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are received or deposited by the servicer into an account controlled by the related trustee or indenture trustee, if any, for the securities. See “Material Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in this prospectus.

The return on your securities could be reduced by shortfalls due to the Servicemembers Civil Relief Act and other related recent legislation	The Servicemembers Civil Relief Act of 2003, as amended (the “Servicemembers Act”), provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The United States military operations in Iraq and Afghanistan have increased, and may in the future increase, the number of citizens in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments or distributions on the securities.

The Servicemembers Act also limits the ability of a servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the scheduled payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. In addition, the servicer may elect to reduce the interest rate on receivables affected by the application of the Servicemembers Act to a rate that is lower than the maximum rate prescribed by the Servicemembers Act and may readjust the payment schedule for any receivable that is affected by the application of the Servicemembers Act until the maturity of the receivable.

In addition, pursuant to laws of various states, payments on retail installment contracts or installment loans, such as the receivables by residents in those states who are called into active duty with the National Guard or the reserves, will be deferred under certain circumstances. These state laws may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.

As a result of the Servicemembers Act and similar state legislation or regulations and as a result of the servicer’s ability to further lower the interest rate on the affected receivables, there may be delays or reductions in payment of, and increased losses on, the receivables. As a result, you may suffer a loss on your securities.

We do not know how many receivables may be affected by the application of the Servicemembers Act or any similar state legislation or regulations.

The securities may not be a suitable investment for you	The securities are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

If you are an individual investor considering the purchase of a note, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Book-entry system for the notes may decrease liquidity and delay payment	Because transactions in the notes generally can be effected only through DTC participants and indirect participants:

	•	your ability to pledge your beneficial interest in the notes to someone who does not participate in the DTC system, or to otherwise take action relating to your beneficial interest in the notes, may be limited due to the lack of a physical note;

	•	you may experience delays in your receipt of payments with respect to your beneficial interest in the notes because payments will be made by the indenture trustee, to Cede, as nominee for DTC, rather than directly to you; and

	•	you may experience delays in your receipt of payments with respect to your beneficial interest in the notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

THE SPONSOR

Bank of America, National Association (“Bank of America”) is a national banking association organized under the laws of the United States, with its principal executive offices in Charlotte, North Carolina. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since its inception. Bank of America has sponsored securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans, and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of asset-backed commercial paper programs and other structured finance transactions. Bank of America and its affiliates have served as sponsors, issuers, dealers, trustees, servicers and other roles in a wide array of securitization transactions.

The depositor’s securitization program has been structured by Bank of America, and principally will be used by Bank of America to finance motor vehicle installment loans and/or retail installment sales contracts originated by Bank of America or its affiliates or, if so specified in the related prospectus supplement, acquired by Bank of America from third parties.

Bank of America serves as the sponsor in the depositor’s securitization program, in addition to being an affiliate of the depositor. To the extent specified in the related prospectus supplement, the sponsor will act as servicer of the receivables held by each issuing entity and may act as the administrator of each issuing entity. See “The Servicer” and “The Administrator” in this prospectus and “The Sponsor, the Servicer, the Originator and the Administrator” in the related prospectus supplement. The sponsor will have limited obligations and rights under the agreements related to a transaction, which will be described in the related prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, Mail Code: NC1-007-06-82 and the telephone number is (980) 388-0951.

See “The Sponsor, the Servicer, the Originator and the Administrator” in the applicable prospectus supplement for more information regarding Bank of America.

THE DEPOSITOR

Bank of America Auto Receivables Securitization, LLC will serve as the depositor for each series of securities. The depositor will acquire the motor vehicle installment loans and/or retail installment sales contracts directly or indirectly from the sponsor or an affiliate of the sponsor, and will transfer them to the issuing entity. The depositor is a Delaware limited liability company, and is a wholly-owned special purpose subsidiary of BA Auto Securitization Corporation. BA Auto Securitization Corporation is a wholly-owned special purpose subsidiary of Banc of America Securitization Holding Corporation, which is a wholly-owned special purpose subsidiary of Bank of America. The depositor was organized under a limited liability company agreement to purchase, receive capital contributions of or otherwise acquire from time to time motor vehicle installment loans and/or retail installment sales contracts and related rights and assets; to own, hold, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell securities of one or more issuing entities; to act as settlor or depositor of one or more statutory trusts or common law trusts, act as member of one or more limited liability companies or act as general partner or limited partner of one or more limited partnerships formed to issue securities; to acquire, own, hold, transfer, assign, pledge, sell or otherwise deal with any interests in an issuing entity or securities issued by an issuing entity; and to establish any reserve account, spread account or other credit enhancement, as applicable, or any other account for the benefit of any securityholders. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets (although the depositor may hold residual interests in, and senior or subordinated debt of, various issuing entities from time to time).

Except to the extent specified in the related prospectus supplement, the depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicles and no administrative obligations with respect to the issuing entity. The depositor will have limited obligations and rights under the agreements related to a transaction, which will be described in the related prospectus supplement.

The principal office of the depositor is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255, Mail Code: NC1-007-06-82. Its telephone number is (980) 387-6838.

See “The Depositor” in the applicable prospectus supplement for more information about the depositor.

THE SERVICER

Bank of America will act as servicer under a servicing agreement with the issuing entity. Bank of America and its predecessors have been servicing auto loans for more than 25 years. The servicer will service the contracts in accordance with the servicing agreement. The servicer will manage, service, administer and make collections on, and make remittances with respect to, the receivables in accordance with its customary servicing practices, using that degree of skill and attention that the servicer exercises with respect to comparable motor vehicle receivables that it services for itself or others. The servicer’s duties include tracking the balances of outstanding receivables, notifying obligors of the amounts and due dates of their required payments, communicating with obligors regarding their accounts and seeking to collect overdue payments. The servicer will follow its customary servicing practices and has full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will have no liability for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the servicer’s conduct constitutes willful misconduct, negligence or bad faith.

The obligations of the servicer may be performed through subservicers or vendors, under the terms and conditions described in the related prospectus supplement. In the event the servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of securities, the depositor will report such appointment on a Form 8-K.

See “The Sponsor, the Servicer, the Originator and the Administrator” in the applicable prospectus supplement for more information about the servicer.

THE ISSUING ENTITIES

With respect to each series of securities, for the transactions described in this prospectus and in the related prospectus supplement, the depositor will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company (each, a “limited liability company”) formed pursuant to a limited liability company agreement (each, a “limited liability company agreement”), a limited partnership (each, a “limited partnership”) formed pursuant to a limited partnership agreement (each, a “limited partnership agreement”) or a trust (a “trust”) formed pursuant to a trust agreement (each, a “trust agreement”) between the depositor and the related trustee, as applicable, as specified in the applicable prospectus supplement for such issuing entity. In the event a trust is formed, the related trustee may own the receivables and/or act on behalf of the issuing entity in all instances described in this prospectus and the related prospectus supplement. On the applicable closing date, simultaneously with the issuance of the notes of a given series, the sponsor or an affiliate of the sponsor will transfer or sell receivables, directly or indirectly, to the depositor and the depositor will transfer or sell receivables to the issuing entity in the outstanding principal amount specified in the related prospectus supplement.

To the extent specified in the related prospectus supplement, the property of each issuing entity may also include:

•	the right to all documents and information contained in the files relating to the receivables;

•	collections and all other amounts due under the receivables after the cutoff dates specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables (the “financed vehicles”) and, to the extent permitted by law, any accessions thereto;

•	the right to receive proceeds from claims on credit life, credit disability, theft and physical damage or other insurance policies covering the financed vehicles or the obligors under the receivables;

•	the rights relating to the receivables purchased from dealers under any agreements between the originator of the receivables and the dealers that sold the financed vehicles;

•

all property on deposit in or credited to the applicable accounts, including the related Collection Account and any other account identified in the related prospectus supplement, including all eligible investments (as such term is defined in the related prospectus supplement, “Eligible Investments”) credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer or as otherwise specified in the related prospectus supplement);

•	the rights of the issuing entity under each applicable transaction document;

•

the rights under any credit or cash flow enhancement described in “The Transaction Documents—Subordination,” “—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus to the extent specified in the related prospectus supplement; and

•	all proceeds of the receivables or the foregoing property (collectively, with the receivables, the “issuing entity assets”).

To the extent specified in the related prospectus supplement, a reserve account (each, a “Reserve Account”) or other form of credit or cash flow enhancement described in “The Transaction Documents—Subordination,” “—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus may be a part of the property of a given issuing entity or may be held by the trustee for the benefit of holders of the related securities. To the extent specified in the related prospectus supplement, an interest rate or currency swap may also be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the related prospectus supplement, the issuing entity assets may also include a Pre-Funding Account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables from the related originators during a specified period following the closing date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity assets of the issuing entity.

Additionally, if so provided in the related prospectus supplement, the issuing entity assets may also include any accounts into which the depositor will deposit cash during the Revolving Period and which may be (i) used by the issuing entity to purchase receivables from the related originators during a specified period following the closing date for the related issuing entity, (ii) held in an account and invested in Eligible Investments for later distribution to securityholders, (iii) applied to those notes of the related series as then are in amortization, if any, or (iv) otherwise applied as specified in the related prospectus supplement.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity assets, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the related prospectus supplement and in the trust agreement, indenture, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity assets.

The servicer under the related servicing agreement (each, a “servicing agreement”), will service the receivables held by each issuing entity and will receive fees for these services. See “The Transaction Documents—Servicing Compensation and Payment of Expenses” in this prospectus and the discussion of servicing compensation in the related prospectus supplement. To the extent set forth in the related prospectus supplement, the servicer will be authorized to retain physical possession of the receivables held by each issuing entity and other documents relating to possession of the receivables as custodian for each issuing entity. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to an issuing entity. In the absence of an amendment, an issuing entity may not have a perfected security interest in some of the financed vehicles in some states. See

“Material Legal Aspects of the Receivables” and “The Transaction Documents—Sale and Assignment of the Receivables.”

If the protection provided to holders of notes issued by a trust, a limited liability company or a limited partnership by the subordination of the related securities and by the Reserve Account, if any, or any other available form of credit or cash flow enhancement for the series described in “The Transaction Documents—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus is insufficient, the noteholders will have to look to payments by or on behalf of obligors on receivables, and the proceeds from the repossession and sale of financed vehicles that secure receivables which the servicer has charged-off in accordance with its customary servicing practices for distributions of principal and interest on the securities. In this event, some factors, such as the applicable issuing entity not having perfected security interests in all of the financed vehicles, may limit the ability of an issuing entity to realize on the collateral securing the related receivables, or may limit the amount realized to less than the amount due under the receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related financed vehicles. See “The Transaction Documents—Subordination” and “Material Legal Aspects of the Receivables.”

The principal offices of each issuing entity and the related trustee, in the case of a trust, will be specified in the related prospectus supplement.

THE TRUSTEE

The trustee for any issuing entity that is a trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement and servicing agreement, as applicable. A trustee may resign at any time, in which event the servicer, depositor, issuing entity or other person, as specified in the related prospectus supplement, will be obligated to appoint a successor trustee. The servicer, depositor, issuing entity or other person, as specified in the related prospectus supplement, may also remove the related trustee if (i) the trustee ceases to be eligible to continue as trustee under the related trust agreement, (ii) the trustee becomes legally unable to act, or (iii) the trustee becomes insolvent. In any of these circumstances, the servicer, depositor or administrator, as specified in the related prospectus supplement, will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee. The servicer, issuing entity, or other person specified in the related prospectus supplement will agree to pay to each trustee, and each trustee shall be entitled to, reasonable compensation for all services rendered by such trustee in the execution of the issuing entity and in the exercise and performance of any of the powers and duties of the trustee under the trust agreement and servicing agreement, as applicable. The servicer, issuing entity, or other person specified in the related prospectus supplement will agree to pay or reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the trust agreement and servicing agreement, as applicable (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with those agreements except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. If specified in the related prospectus supplement, any or all compensation of the trustees and reimbursement of trustee fees and expenses described above may be paid exclusively out of the distribution of payments out of amounts in the related Collection Account, prior to payment of interest or principal to the holders of the securities.

The prospectus supplement for any series of securities which includes notes will also specify an indenture trustee. See “Provisions of the Indenture—The Indenture Trustee” in this prospectus.

The principal offices of each issuing entity and the related trustee will be specified in the related prospectus supplement.

THE ADMINISTRATOR

Bank of America or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an administration agreement which may be amended and supplemented from time to time, with the issuing entity and the related indenture trustee or other person pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations on behalf of the issuing entity required by the related indenture and the servicing agreement. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee if so provided in the related prospectus supplement.

USE OF PROCEEDS

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the related issuing entity, the depositor or any intermediate purchaser, as indicated in the prospectus supplement (1) if by any intermediate purchaser, to purchase the receivables directly or indirectly from the sponsor or an affiliate of the sponsor, (2) if by the depositor, to purchase the receivables from Bank of America, its affiliates and/or, if so specified in the related prospectus supplement, a third party originator, or an intermediate purchaser, (3) if by the issuing entity, to purchase the receivables from the depositor, (4) to deposit any amounts, if applicable, to a Pre-Funding Account, a Reserve Account or to fund any other collateral account, and (5) to pay other expenses in connection with the issuance of the securities.

PRINCIPAL DOCUMENTS

In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust agreement (if a trust), limited liability company agreement (if a limited liability company) or limited partnership agreement (if a limited partnership)	Trustee and the depositor (if a trust agreement), the depositor as the member (if a limited liability company agreement) or the depositor as general partner and one or more entities as limited partner(s) (if a limited partnership agreement)

•       creates the issuing entity, limited liability company or limited partnership

•       provides for issuance of certificates and payments to certificateholders

•       establishes rights and duties of trustee (if a trust)

•       establishes rights of certificateholders

•       may provide for administrative services, on behalf of the issuing entity

Indenture (if a trust, a limited liability company or a limited partnership)	Issuing entity and indenture trustee

•       provides for issuance of the notes, the terms of the notes and payments to noteholders

•       establishes rights and duties of indenture trustee

•       establishes rights of noteholders

•       directs how cash flow will be applied to expenses of the issuing entity and payments on its securities

Servicing Agreement (if a trust, a limited liability company or a limited partnership)	The servicer, the issuing entity and the indenture trustee	• contains servicing obligations of servicer • provides for compensation to servicer

Sale Agreement	The depositor and the issuing entity, as purchaser	• effects sale of receivables to the issuing entity • contains representations and warranties concerning the receivables

Receivables Purchase Agreement(s)	Originator and sponsor, as purchaser, if set forth in the applicable prospectus supplement, sponsor and intermediate purchaser, as purchaser, if set forth in the applicable prospectus supplement, intermediate purchaser and depositor, as purchaser, if set forth in the applicable prospectus supplement and/or sponsor and depositor, as purchaser	• effects sale of receivables to sponsor or intermediate purchaser, if applicable, or effects sale of receivables to the depositor • contains representations and warranties concerning the receivables

The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. The related prospectus supplement for a series will describe any additional material provisions of these documents specific to that series.

A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents. The depositor will file the material documents for a particular transaction with the Securities and

Exchange Commission (“SEC”) by post-effective amendment to the registration statement or under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files the prospectus supplement and the accompanying prospectus for that transaction with the SEC.

THE RECEIVABLES POOL

The motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new or used automobiles, light-duty trucks and other similar vehicles (the “receivables”) in a receivables pool have been or will be originated or, if so specified in the related prospectus supplement, acquired by a seller in the ordinary course of business, as described in the related prospectus supplement.

The receivables to be sold to each issuing entity will be selected from a seller’s portfolio for inclusion in a receivables pool based on several criteria, which will be specified in the related prospectus supplement. The depositor will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method. The “Scheduled Interest Method” means the method of calculating interest due on a receivable without regard to the period of time which has elapsed since the preceding payment was made, using the “scheduled interest method” or the method known as the “Rule of 78s” or sum-of-the-digits method. “Simple Interest Method” means the method of calculating interest due on a receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

Specific information with respect to each pool of receivables included in an issuing entity will be set forth in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool secured by new financed vehicles and by used financed vehicles;

•	the aggregate principal balance of all of the related receivables;

•	the average principal balance of the related receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of receivables in the receivables pool;

•	the weighted average annual percentage rate and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life;

•	the distribution by FICO® score of receivables in the receivables pool;

•	the originator of the receivables;

•	the distribution by vehicle make of the financed vehicles; and

•	the distribution by model year of the financed vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Information concerning the experience of the servicer or other appropriate party pertaining to delinquencies and net losses with respect to receivables will be set forth in the related prospectus supplement. There can be no assurance that the delinquency and net loss experience on any receivables pool will be comparable to prior experience of the servicer or other appropriate party.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes of any series generally will be influenced by the rate at which principal of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. The term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of receivables repurchased by the depositor or purchased by the servicer or other party specified in the prospectus supplement. Full and partial prepayments on the receivables included in the issuing entity assets of an issuing entity will be paid or distributed to the related securityholders on the next payment date following the collection period (as such term is defined in the related prospectus supplement, the “Collection Period”) in which they are received. To the extent that any receivable included in the issuing entity assets of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an originator or otherwise, the actual weighted average life of the receivables included in the issuing entity assets of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. The term “weighted average life” means the average amount of time until the entire principal amount of a receivable is repaid. Substantially all of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automobile receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without paying the receivable in full. The rate of prepayment on receivables may also be influenced by the interest rate, term or other characteristics of the receivable. In addition, under some circumstances, receivables will be required to be repurchased from a given issuing entity pursuant to the related receivables purchase agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase receivables from the issuing entity pursuant to the servicing agreement as a result of breaches of specific covenants. See “The Transaction Documents—Sale and Assignment of the Receivables” and “—Servicing Procedures.” See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s obligation to purchase receivables from a given issuing entity.

In light of the above considerations, there can be no assurance as to the amount of principal payments or distributions to be made on the notes of a series on each payment date or distribution date, as the case may be, since the amount will depend, in part, on the amount of principal collected on the related receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of receivables will be borne entirely by the noteholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular receivables and the related series of securities.

POOL FACTORS, NOTE FACTORS AND TRADING INFORMATION

For each transaction, each month the servicer will compute with respect to each class of notes, either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the servicer will compute a Note Factor, the “Note Factor” for each class of notes will be a seven-digit decimal which the servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable payment date, after giving effect to payments to be made on the applicable payment date, as a fraction of the initial outstanding principal balance of the class of notes. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Factor at the time of determination.

For transactions in which the servicer will compute a Pool Factor, the “Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the aggregate outstanding balance of the notes, as of the applicable payment date, as a fraction of the aggregate outstanding principal balance of the receivables as of the cut-off date. Each Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the receivables underlying the notes. A noteholder’s portion of the pool balance for a given month will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders will receive reports on or about each Payment Date or distribution date, as the case may be, concerning payments received on the receivables, the “Pool Balance” (as defined in the related prospectus supplement) and/or the “Note Balance” (as defined in the related prospectus supplement) and each Pool Factor and/or Note Factor. The Depository Trust Company (“DTC”) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.

DESCRIPTION OF THE NOTES

Each issuing entity will issue one or more classes of notes pursuant to an indenture (each, an “indenture”) between the related trust, limited liability company or limited partnership and the indenture trustee. The following summary describes the material provisions of each indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and indenture. The related prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to that prospectus supplement.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more physical certificates registered in the name of the nominee of DTC (together with any successor company selected by the issuing entity). The notes will be available for purchase in minimum denominations specified in the related prospectus supplement and in book-entry form or definitive form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede & Co. (“Cede”) unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the related prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for payment to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Payments of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer or another entity specified in the related prospectus supplement of its option to purchase the related receivables pool. See “Certain Matters Regarding the Servicer—Termination” in this prospectus.

To the extent specified in any related prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the related prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given payment date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a payment date, in which case except to the extent specified in the related prospectus supplement each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “The Transaction Documents—Distributions” and “—Subordination” in this prospectus.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the related prospectus supplement.

If the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described under “Certain Matters Regarding the Servicer—Termination,” the outstanding securities will be redeemed as set forth in the related prospectus supplement. The securities will not be redeemable at the direction of the issuing entity or the securityholders.

PROVISIONS OF THE INDENTURE

The following summary, together with “Description of the Notes” in this prospectus and in the related prospectus supplement, describes the material provisions of the related indenture for a series of notes. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Events of Default, Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the applicable final scheduled payment date for that class of notes.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Certain Covenants

Each indenture will provide that the related issuing entity may not consolidate with or merge into, or transfer substantially all of its assets to, any other entity, unless as specified in the related prospectus supplement.

Each indenture will provide that the related issuing entity will not, among other things:

•

except as expressly permitted by the applicable indenture, the applicable transfer and servicing agreements or other documents with respect to the issuing entity (the “related documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•

claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted by the related indenture;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of its property, or any interest in the issuing entity or the proceeds of the issuing entity; or

•

incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuing entity.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture

The indenture may be amended in the manner described under “The Transaction Documents—Amendment” in this prospectus and “The Transaction Documents and the Indenture—Amendment Provisions” in the applicable prospectus supplement.

Annual Compliance Statement

Each issuing entity that issues notes will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make Advances, any amount advanced by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issuance of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

Each indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The principal office of the indenture trustee will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related trust, limited liability company or limited partnership will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, of a series may remove the related indenture trustee and appoint a successor indenture trustee. An issuing entity may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series.

DESCRIPTION OF THE CERTIFICATES

Each issuing entity, if a trust, will issue one or more classes of certificates pursuant to a trust agreement. The related prospectus supplement will describe the material provisions of the trust agreement. Any certificates issued by an issuing entity will not be offered to the public under the related prospectus supplement.

CERTAIN INFORMATION REGARDING THE SECURITIES

General

The related prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of securities;

•	their interest rates or the method for determining their interest rates;

•	the method of determining the amount of their principal payments;

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the receivables among the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

•	principal payments or distributions, as the case may be, with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments or distributions; or

•	residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the related prospectus supplement will describe whether the depositor, the servicer, or another entity has the right to exercise such option and when such securities may be redeemed and at what price; however, the securities will not be redeemable at the option of the issuing entity or the securityholders. The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that issuing entity.

Payments or distributions of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment or distribution on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates or distribution dates, as the case may be.

Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate specified in the related prospectus supplement.

Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities may be computed on the basis of a 360-day year and the actual number of days in the related interest accrual period or on such other day count basis as is specified in the related prospectus supplement.

The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, federal funds rates, United States government treasury securities rates or negotiable certificates of deposit rates, as specified in the related prospectus supplement.

A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

(2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates of each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the issuing entity. All determination of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.

In connection with the issuance of any class of floating rate securities, the issuing entity may enter into or arrange for one or more interest rate hedge transactions. The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any interest rate hedge transaction to which the issuing entity is a party. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the interest rate hedge agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the agreement. Copies of the applicable agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the related prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the related prospectus supplement by at least one nationally recognized statistical rating agency.

Revolving Period and Amortization Period

If the related prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes of a series and ending on the date set forth in the related prospectus supplement during which no principal payments will be made to one or more classes of notes of the related series as are identified in such prospectus supplement (the “Revolving Period”). The Revolving Period may not be longer than three years from the date of issuance of a class or classes of notes of a series. During the Revolving Period, all collections of principal otherwise allocated to such classes of notes may be:

•

utilized by the issuing entity during the Revolving Period to acquire additional receivables which satisfy the criteria described under “The Receivables Pool” in this prospectus and the criteria set forth in the related prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those notes of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the related prospectus supplement.

An “Amortization Period” is the period during which an amount of principal is payable to holders of a series of securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related prospectus supplement, during an Amortization Period all or a portion of principal collections on the receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes. In addition, the related prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

Each issuing entity which has a Revolving Period may also issue a certificate, which will not be offered pursuant to the related prospectus supplement evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the related prospectus supplement, the value of such retained interest will fluctuate as the amount of assets of such issuing entity fluctuates and the amount of notes of the related series of notes outstanding is reduced. Each issuing entity will issue only one series of notes, however, each series may contain one or more classes of notes. The terms of each class of securities will be fully disclosed in the related prospectus supplement for each series.

Book-Entry Registration

Each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” in this prospectus. All securities will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global securities and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities. See “Risk Factors—Because the securities are in book-entry form, your rights can only be exercised indirectly” in this prospectus.

Definitive Securities

If so stated in the related prospectus supplement, the notes of a given series will be issued in fully registered, certificated form (“Definitive Securities”) to noteholders or their respective nominees, rather than to DTC or its nominee, only if, to the extent specified in the related prospectus supplement:

•

the related trustee, the depositor, related indenture trustee or administrator, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and the depositor, administrator or indenture trustee, as applicable, is unable to locate a qualified successor;

•	the depositor, indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default or servicer termination event, beneficial owners of securities (“Security Owners”) representing the requisite percentage as specified in the related prospectus supplement of the outstanding principal amount of the notes of the series, advise the related indenture trustee or trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the issuing entity will issue Definitive Securities to the related Security Owners. Payments or distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related indenture or the related trust agreement. Payments or distributions, as the case may be, will be made by check mailed to the address of the Security Owners as they appear on the register specified in the related indenture or trust agreement, as applicable. The final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final payment or distribution, as the case may be, to securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar or transfer agent appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

For each series of securities, on or prior to each payment date or distribution date, as the case may be, the servicer or administrator, as applicable, will prepare and forward to the related trustee or indenture trustee to be included with the payment or distribution, as the case may be, to each securityholder of record a statement setting forth for the related Collection Period the following information, to the extent applicable, and any other information specified in the related prospectus supplement:

•	the amount of the payment or distribution, as the case may be, allocable to principal of each class of securities of the series;

•	the amount of the payment or distribution, as the case may be, allocable to interest on each class of securities of the series;

•	if applicable, the amount of the servicing fee paid to the servicer with respect to the related Collection Period;

•	the aggregate outstanding principal balance for each class of notes and, if applicable, the certificate balance of any certificates as of the related record date;

•	the Pool Factor and/or Note Factor for each class of notes of the series as of the related record date;

•

the balance of any credit or cash flow enhancement, after giving effect to any additions or reductions to or withdrawals from the amount available under any credit or cash flow enhancement to occur on the following payment date or distribution date, as the case may be;

•	any applicable fees paid to a trustee;

•	any material breaches of representations and warranties relating to the receivables; and

•

the aggregate amount of realized losses, if any, in respect of receivables and any other loss, delinquency or other information relating to the receivables as set forth in the related prospectus supplement for the related Collection Period.

Unless Definitive Securities are issued, DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuance, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

List of Securityholders

The related prospectus supplement will specify the number or requisite percentage of the aggregate outstanding principal balance of the notes of the series who may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

THE TRANSACTION DOCUMENTS

Overview of the Transaction Documents

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of the various transaction documents that will govern those securities:

Transaction Documents that will govern any Transaction regardless of its form. Regardless of whether the issuing entity is a trust, a limited liability company or a limited partnership, one or more receivables purchase agreements (each, a “receivables purchase agreement”) will be executed. Pursuant to the terms of any receivables purchase agreement, a seller will transfer receivables to a purchaser. At a minimum, a receivables purchase agreement will be executed between the sponsor and an intermediate purchaser or the depositor, as applicable. Depending on the identity of the originator for any series of securities, one or more additional receivables purchase agreements may be executed in order to transfer receivables either directly or indirectly from the originator to the sponsor. Depending on the number of intermediate purchasers for any series of securities, one or more additional receivables purchase agreements may be executed in order to transfer receivables either directly or indirectly from the sponsor to the depositor. A description of the material provisions of each receivables purchase agreement is provided below under “—Sale and Assignment of the Receivables” and in the related prospectus supplement.

Transaction Documents that may govern any Transaction regardless of its form. Regardless of whether the issuing entity is a trust, a limited liability company or a limited partnership, the following agreements may be executed for any series of securities: an administration agreement (an “administration agreement”), pursuant to which the servicer, the depositor or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an issuing entity may be executed (see “The Administrator” and the related prospectus supplement, if applicable, for a description of the material provisions of the administration agreement).

Transaction Documents that will govern any Securities Issued by a Limited Liability Company. In addition to one or more receivables purchase agreements and an administration agreement (if applicable), each series of securities issued by a limited liability company will be governed by the terms of the following documents:

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a limited liability company agreement, pursuant to which each limited liability company is formed (see “The Issuing Entities” in this prospectus and the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the limited liability company agreement, which together will describe the material terms of such agreement);

•

a servicing agreement pursuant to which the servicer will service receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the servicing agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the servicing agreement, which together will describe the material terms of such agreement);

•

a sale agreement pursuant to which the depositor will transfer receivables to an issuing entity (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the sale agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the sale agreement, which together will describe the material terms of such agreement); and

•

an indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” and “Description of the Notes” in this prospectus and the related prospectus supplement for a description of the terms of the indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the indenture, which together will describe the material terms of such agreement).

Transaction Documents that will govern any Securities Issued by a Limited Partnership. In addition to one or more receivables purchase agreements and an administration agreement (if applicable), each series of securities issued by a limited partnership will be governed by the terms of the following documents:

•

a limited partnership agreement, pursuant to which each limited partnership is formed (see “The Issuing Entities” in this prospectus and the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the limited partnership agreement, which together will describe the material terms of such agreement);

•

a servicing agreement pursuant to which the servicer will service receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the servicing agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the servicing agreement, which together will describe the material terms of such agreement);

•

a sale agreement pursuant to which the depositor will transfer receivables to an issuing entity (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the sale agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the sale agreement, which together will describe the material terms of such agreement); and

•

an indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” and “Description of the Notes” in this prospectus and the related prospectus supplement for a description of the terms of the indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the indenture, which together will describe the material terms of such agreement).

Transaction Documents that will govern any Securities Issued by a Trust. In addition to one or more receivables purchase agreements and an administration agreement (if applicable), each series of securities issued by a trust will be governed by the terms of the following documents:

•

a trust agreement, pursuant to which each trust is formed (see “The Issuing Entities” and “Description of the Certificates” in this prospectus and “The Issuing Entity” in the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the trust agreement, which together will describe the material terms of such agreement);

•

a servicing agreement pursuant to which the servicer will service receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the servicing agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the servicing agreement, which together will describe the material terms of such agreement);

•

a sale agreement pursuant to which the depositor will transfer receivables to an issuing entity (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the sale agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the sale agreement, which together will describe the material terms of such agreement); and

•

an indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” and “Description of the Notes” in this prospectus and the related prospectus supplement for a description of the terms of the indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the indenture, which together will describe the material terms of such agreement).

Solely for the purposes of this prospectus, we refer to any receivables purchase agreement, any trust agreement, any servicing agreement and any administration agreement as, collectively, the “transfer and servicing agreements.” The following summary does not purport to be a complete description of all of the terms of the transfer and servicing agreements, and therefore is subject to, and is qualified in its entirety by reference to, the provisions of each related transfer and servicing agreement and the description of any transfer and servicing agreement in the related prospectus supplement. The depositor, which will form the issuing entities, has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). See “Available Information” in this prospectus. Certain of the exhibits to that registration statement are representative forms of the various transfer and servicing agreements, each drafted for the transaction structure described in the prospectus supplements and prospectus included in that registration statement. The depositor will file the material documents for a particular transaction with the SEC by post-effective amendment to the registration statement or under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files the prospectus supplement and the accompanying prospectus for that transaction with the SEC.

Transfer of the Receivables

Transfer and Assignment by the Sellers. On or prior to the related closing date, a seller (which term, for purposes of this section, may be or include the sponsor or an originator) will transfer and assign to the purchaser (which term, for purposes of this section, may be or include the sponsor, if the seller is an originator, or the depositor or an intermediate purchaser, if the seller is the sponsor), pursuant to a receivables purchase agreement, without recourse, all of its right, title and interest in and to the receivables, including its security interests in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to one or more of the related receivables purchase agreements (the “Schedule of Receivables”).

Sale, Transfer, Contribution and Assignment by the Depositor. On the related closing date, the depositor will sell, transfer, contribute and assign to the issuing entity, pursuant to a sale agreement, without recourse, all of its right, title and interest in and to receivables in the outstanding principal amount specified in the related prospectus supplement. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. Concurrently with the transfer and assignment of receivables to the related issuing entity, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Representations and Warranties. On each closing date as more fully described in each prospectus supplement, either the seller or any intermediate purchaser in any receivables purchase agreement, or the depositor in the sale agreement, will make representations and warranties about the receivables.

Pursuant to the terms of the sale agreement, the depositor will assign to the related issuing entity all of the representations and warranties made by the seller or any intermediate purchaser, as applicable under the related receivables purchase agreement for the benefit of the related securityholders and will make limited representations and warranties with respect to other receivables of the issuing entity. To the extent that the seller or any intermediate purchaser, as applicable, does not repurchase a receivable in the event of a breach of its representations and warranties with respect to the receivables, the depositor will not be required to repurchase that receivable. The seller and any intermediate purchaser will not have any other obligation with respect to the receivables or the securities.

To the extent specified in the related prospectus supplement, following the discovery by or notice to the seller, any intermediate purchaser or the servicer of any breach of a representation and warranty of the seller, any intermediate purchaser or the servicer that materially and adversely affects the interests of the related issuing entity in any receivable, the seller or any intermediate purchaser may be obligated to repurchase or the servicer may be obligated to purchase the receivable. The purchase price for any of these receivables will be specified in the applicable prospectus supplement, but will generally be equal to the unpaid principal balance owed by the obligor on the receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable contract rate to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.

Amendment

Each of the transaction documents may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.

Accounts

Depending on the form of the issuing entity and the type of securities that are issued by the issuing entity, the following accounts will be created:

•

The servicer will establish and maintain with the related indenture trustee (or the trustee will establish and maintain, if there is no indenture trustee), one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related receivables will be deposited (the “Collection Account”).

•

The servicer may establish and maintain with the related indenture trustee, or the trustee may establish and maintain an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account for payment to the noteholders will be deposited and from which all payments to the noteholders will be made (the “Principal Distribution Account”).

•

For each issuing entity that issues certificates, the servicer or the related trustee may establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”).

For each series of securities, funds in the Collection Account, Principal Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Accounts”) will be invested as provided in the related servicing agreement in Eligible Investments. Eligible Investments will generally be limited to obligations or securities that mature no later than the business day immediately preceding the next scheduled payment or distribution to securityholders of the series. To the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each payment date or distribution date, as the case may be, or will be distributed to the servicer as additional servicing compensation.

Pre-Funding

If so specified in the related prospectus supplement, an amount not to exceed 50% of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) may be deposited in an account (the “Pre-Funding Account”) to be established with the indenture trustee or the trustee, in the case of an issuing entity that does not issue notes, which will be used to acquire additional receivables from time to time during the time period specified in the related prospectus supplement, but which will be limited to a period not to exceed twelve months (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments.

During any Pre-Funding Period, the seller, the depositor or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional receivables, to transfer to the related issuing entity additional receivables from time to time during the related Pre-Funding Period. Additional receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the receivables and other receivables, as applicable, included in the property of the issuing entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that generally that the additional receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the receivables included in the related issuing entity assets on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the closing date and during a specified period following the closing date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and/or the seller and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the related prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity assets may vary from those of the receivables initially transferred to the issuing entity.

Servicing Procedures

To assure uniform quality in servicing the receivables and to reduce administrative costs, the indenture trustee or the trustee, as the case may be, will appoint the servicer as custodian and the servicer will accept such appointment (except as may be set forth in the related prospectus supplement). The custodian will hold each receivable file for the benefit of the indenture trustee as pledgee of the issuing entity, as owner of the related receivable and will maintain accounts, records and computer systems pertaining to each receivable file. On or prior to the related closing date, the computer files created in connection with the receivables will be marked to reflect that the receivables have been sold to the issuing entity.

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. The prospectus supplement may specify that the servicer may, in its discretion, grant waivers, extensions, deferrals, alterations, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period preceding the final scheduled payment date for the latest maturing class of notes or (ii) reduces the annual percentage rate or the amount financed with respect to any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Act), it will purchase such receivable. The servicer may sell the related financed vehicle securing any receivable at a public or private sale, or take any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this prospectus.

Collections

With respect to each issuing entity, the servicer or the trustee will deposit all payments on the related receivables, from whatever source, and all proceeds of the related receivables, collected during the Collection Period into the related Collection Account within the period specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable payment date or distribution date, as the case may be, if no servicer termination event exists and each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable or failed to remit the funds to the Collection Account on any payment date or distribution date, as the case may be, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit, a limited guarantee, a guaranteed investment contract, a financial guarantee insurance policy or a surety bond for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables and payment of the aggregate Repurchase Amount with respect to receivables repurchased by the servicer.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the servicer will not be obligated to make an advance if funds available in the related Collection Account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to receivables which the servicer has charged-off in accordance with its customary servicing practices. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the securities of the related series.

Net Deposits

For administrative convenience, to the extent provided in the related prospectus supplement the servicer or the trustee may be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any issuing entity for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period.

Servicing Compensation and Payment of Expenses

To the extent provided in the related prospectus supplement, with respect to each issuing entity the servicer will be entitled to receive a fee for each Collection Period (the “servicing fee”) as compensation for the performance of its obligations under each servicing agreement in an amount equal to the percentage per annum specified in the related prospectus supplement (the “servicing fee rate”) of the Pool Balance related to the receivables as of the last day of the Collection Period immediately preceding the related Collection Period. To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to receivables and will be entitled to reimbursement from each issuing entity for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the servicing fee will compensate the servicer for performing the functions of a third party servicer of retail motor vehicle receivables as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment statements and reporting the collateral. The servicing fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the receivables.

Payments and Distributions

With respect to each series of securities, beginning on the payment date or distribution date, as the case may be, specified in the related prospectus supplement, payments or distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these payments or distributions will be made by the related trustee or indenture trustee, as applicable, to the noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes will be set forth in the related prospectus supplement.

With respect to each issuing entity, on each payment date or distribution date, as the case may be, collections on or in respect of the related receivables will be transferred from the Collection Account to the Principal Distribution Account for payment or distribution to the noteholders, to the extent provided in the related prospectus supplement. Credit or cash flow enhancement, such as a Reserve Account, may be available to cover shortfalls in the amount available for payment or distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, payments or distributions in respect of principal of a class of securities of a series may be subordinate to payments or distributions in respect of interest on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Payments or distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Subordination

If provided in the applicable prospectus supplement, one or more classes of notes will be subordinated to the rights of the holders of the more senior notes of the same series. This subordination is a form of credit enhancement and is intended to enhance the likelihood of regular receipt by holders of more senior notes of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the more senior notes against losses due to defaults of obligors.

Other Credit Enhancement

In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any series of securities in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of notes, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond or letter of credit, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

Limited Guarantee. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the securities of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the receivables, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the receivables or principal payment rate on the receivables. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the receivables or securities specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a preferential transfer under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”).

Letter of Credit. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the receivables or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a motor vehicle loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the issuing entity.

Reserve Fund. If specified in the applicable prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment of one or more reserve funds or accounts for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related receivables, as specified in the applicable prospectus supplement.

If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a motor vehicle loan. Following each distribution date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related securities.

If specified in the prospectus supplement, any reinvestment income or other gain from investments in Eligible Investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of Investment Earnings from the reserve fund, if any.

Overcollateralization. If specified in the related prospectus supplement, the aggregate principal balance of the receivables may be included in the property of the issuing entity in an amount that exceeds the aggregate outstanding balance of the securities issued by the issuing entity by a specified percentage or amount, and structured so that a certain excess amount or percentage is expected to be present at any given time during the life of the securities. This excess amount results in overcollateralization.

Additionally, if specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related receivables. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the receivables, overcollateralization which results from the excess of the aggregate principal balance of the related receivables over the principal amount of the related class or classes of securities. This acceleration may continue for the life of the related securities, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest. If specified in the related prospectus supplement, the receivables may generate more interest than is necessary to pay the interest earned on the classes of securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of securities and to reimburse certain classes of securities for losses and certain shortfalls that they experienced previously.

Liquidity Arrangements. If specified in the prospectus supplement, a series of securities may have the benefit of a liquidity facility with a liquidity provider. Such a liquidity facility or revolving liquidity facility will obligate the liquidity provider to extend liquidity to the issuing entity pursuant to the terms of the liquidity agreement. The specific terms of any liquidity agreement applicable to a series of securities and a description of the related provider will be included in the related prospectus supplement for a series of securities. The depositor, the sponsor or any of their affiliates may be providers of any liquidity agreement.

Repurchase or Put Obligations. If specified in the prospectus supplement, a series of securities may have the benefit of a repurchase or put obligation from another party. Such repurchase or put will obligate the other party to repurchase receivables or sell receivables pursuant to the terms of the underlying agreement. The specific terms of any repurchase or put obligation applicable to a series of securities and a description of the related party that is obligated will be included in the related prospectus supplement for a series of securities. The depositor, the sponsor or any of their affiliates may be such obligated party.

Yield Supplement Agreements, Accounts or Amounts. If specified in the related prospectus supplement, the assets of the issuing entity may include an agreement, account or amount designated to supplement the yield generated by the receivables. Any such agreement, account or amount may benefit one or more classes of securities.

Cash Flow Agreements

If specified in the prospectus supplement, the assets of the issuing entity may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of securities (each, a “Cash Flow Agreement”). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

Guaranteed Investment Contracts. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between payment dates pending distribution to securityholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the issuing entity will be distributed to the related class or classes of securities as specified in the applicable prospectus supplement.

Yield Maintenance Agreements. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into one or more yield maintenance agreements in order to support the yield of one or more classes of securities. Generally, the counterparty to a yield maintenance agreement will receive an upfront payment and the issuing entity will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, or the prime rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the outstanding principal balance of one or more classes of securities multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of securities and will be paid to the class or classes of securities as specified in the related prospectus supplement.

Swap Agreements. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into a swap agreement to support the yield on one or more classes of securities. Under the swap agreement, the issuing entity will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the issuing entity will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR or the prime rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the issuing entity is required to make a payment to the counterparty, that payment will be paid on the related distribution date prior to distributions to securityholders. Generally, any payments received from the counterparty by the issuing entity will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into one or more swap agreements to cover any shortfalls on one or more classes of securities in the event those securities are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s).

Evidence as to Compliance

Each servicing agreement will provide that the servicer will deliver annually to the related issuing entity and indenture trustee and/or trustee, as applicable, on or before the date specified in the servicing agreement, an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the applicable servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, each party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the related issuing entity will deliver annually to the related issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

To the extent specified in the related prospectus supplement, a party participating in the servicing and administration of the receivables may no longer be required to provide an Assessment of Compliance or an Attestation Report if the issuing entity is no longer required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Statements to Trustees and the Issuing Entity

Prior to each payment date or distribution date, as the case may be, with respect to each series of securities, the servicer or other party specified in the related prospectus supplement will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.

CERTAIN MATTERS REGARDING THE SERVICER

Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable servicing agreement, except upon the mutual consent of the servicer, the indenture trustee or trustee, as applicable, and the issuing entity or upon determination that the servicer’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related servicing agreement.

Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity, indenture trustee, trustee, securityholders or any other person for taking any action or for refraining from taking any action pursuant to the related servicing agreement; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of the servicer’s duties.

Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related servicing agreement.

Each servicing agreement will provide that the servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties. Any limitation on the ability of the servicer to delegate will be described in the related prospectus supplement.

Servicer Termination Events

The “servicer termination events” under each servicing agreement will be specified in the applicable prospectus supplement. Upon the occurrence of any servicer termination event, the sole remedy available to the issuing entity and securityholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. See “Risk Factors—Removal of the servicer after a servicer termination event may adversely affect the notes and may result in payment delays or losses” in this prospectus.

However, if a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer termination event other than such bankruptcy or insolvency related events has occurred, that bankruptcy trustee or official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.

Termination

If so provided in the related prospectus supplement, in order to avoid excessive administrative expenses, the depositor, the servicer (or one or more other persons designated by the servicer) or another party identified in the applicable prospectus supplement will be permitted, at its option, to purchase from an issuing entity all remaining receivables as of the end of any Collection Period, if the then outstanding Pool Balance is below a specified percentage of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

As more fully described in the related prospectus supplement, any outstanding notes of the related issuing entity will be redeemed concurrently with the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables pursuant to the receivables purchase agreements, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and State laws, including the Uniform Commercial Code (the “UCC”) and certificate of title act as in effect in various states. The servicer and the depositor or intermediate purchasers, as applicable, will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the receivables.

Under each servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the receivables if the indenture trustee or the trustee, as applicable, is not acting as custodian. The custodian will have physical possession of the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the contracts in tangible form, collectively, “Chattel Paper”) the servicer or the subservicer, as the custodian, will have printed copies of the electronic contracts and the capabilities of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be physically segregated from the other motor vehicle installment loans and/or retail installment sales contracts of the custodian, or those for which the custodian services for others, or marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of these contracts that are in electronic form, appropriate Form UCC-1 financing statements reflecting the sale, transfer, contribution and assignment of the receivables by the seller directly or indirectly to the depositor, the sale, transfer, contribution and assignment by the depositor to the issuing entity and the grant of a security interest in the receivables by the issuing entity to the indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in the receivables and the related Chattel Paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer delays or losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable or any defense or claim in recoupment arising from the transaction; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment from either the assignee or assignor.

Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the receivables, the issuing entity and the trustee or indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in Financed Vehicles

In states in which retail motor vehicle installment loan agreements or retail motor vehicle installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the motor vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in a motor vehicle is perfected by obtaining physical possession of the certificate of title to the financed vehicle and/or notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the related prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer.

The seller or originator will take all actions necessary under the laws of the state which issued the certificate of title for the financed vehicle to perfect the seller’s or originator’s security interest in the financed vehicle, including, where applicable, obtaining possession of the certificate of title, having a notation of its lien recorded on the vehicle’s certificate of title, having its lien recorded in the applicable state’s records or filing a Form UCC-1 financing statement. If the seller or originator, because of clerical error or otherwise, has failed to take any such required action with respect to a financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the seller’s or originator’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the obligor. The seller’s or originator’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Each originator will sell, transfer, contribute and assign, either directly or indirectly, the receivables and assign its security interest in each financed vehicle to the seller. The seller will sell, transfer, contribute and assign, either directly or indirectly, the receivables and assign the security interest in each financed vehicle to the depositor, which in turn will sell, transfer, contribute and assign the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of administrative burden and expense, neither the originator, the seller, any intermediate purchaser, the depositor nor the related trustee will amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. To the extent provided in the related prospectus supplement, the servicer may hold certificates of title relating to the financed vehicles in its possession as custodian for the issuing entity pursuant to the related servicing agreement. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

In most states, assignments such as those under the related transfer agreement are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the financed vehicles to an issuing entity, because the related issuing entity will not be listed as legal owner on the certificates of title to the financed vehicles, an issuing entity’s security interest could be defeated through fraud or negligence. However, in most states in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect an issuing entity against the rights of subsequent purchasers of a financed vehicle from the obligor or subsequent creditors of the obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which the seller fails to obtain a first-priority perfected security interest, the issuing entity’s security interest would be subordinate to, among others, subsequent purchasers of financed vehicles and holders of perfected security interests in financed vehicles. A failure, however, would constitute a breach of the seller’s or the servicer’s representations and warranties under the related transfer and servicing agreement and the seller will be required to repurchase or the servicer will be required to purchase the receivable from the issuing entity unless the breach is cured in a timely manner. See “The Transaction Documents—Sale and Assignment of the Receivables” and “Risk Factors—Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities” in this prospectus.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is re-titled in a new state from the one in which it was initially titled (unless perfection would have otherwise cleared before then under the laws of the first state). A majority of these states require surrender of a certificate of title to re-title a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the motor vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle and the purchaser of that financed vehicle attempts to re-register the motor vehicle, the seller or other person holding the certificate of title must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related receivable before its lien is released. Under each servicing agreement the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related financed vehicles and is obligated to purchase the related receivable if it fails to do so.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. On each closing date, the seller or the servicer, as applicable, will represent and warrant that, as of the date any receivable is sold to the issuing entity, the security interest in the related financed vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the financed vehicle. However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller or a purchase obligation of the servicer.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, the secured party is also required to notify the obligor of a conditional right to reinstate the contract by the payment of delinquent installments and other fees and charges.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any financed vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment against a consumer debtor. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien who makes a demand for turnover of proceeds with respect to the related vehicle or, if no such subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Credit Card Accountability Responsibility and Disclosure Act, the Equal Credit Opportunity Act, the

Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an issuing entity, to enforce consumer finance contracts such as the receivables that represent the obligations of retail obligors. See “Risk Factors—Receivables that fail to comply with consumer protection laws may result in losses on your investment” in this prospectus.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchasers of the related financed vehicles may assert against the sellers of those financed vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s, any intermediate purchaser’s or the servicer’s warranties under the related transfer and servicing agreements and would create an obligation of the seller or any intermediate purchaser to repurchase or the servicer to purchase the receivable unless the breach is cured in a timely manner. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under the related transfer and servicing agreements, the seller, any intermediate purchaser or the servicer will represent and warrant that each receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an issuing entity for a violation of any law and that claim materially and adversely affects the interests of the issuing entity in a receivable, the violation would constitute a breach of the seller’s, any intermediate purchaser’s or the servicer’s, as applicable, representation and warranty and would create an obligation of the seller or any intermediate purchaser to repurchase or the servicer to purchase the receivable unless the breach is cured. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

Certain Matters Relating to Insolvency

If Bank of America were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the Federal Deposit Insurance Corporation (the “FDIC”) could be appointed receiver or conservator of Bank of America. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which Bank of America was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of Bank of America’s affairs. Among the contracts that might be repudiated are the receivables purchase agreement between Bank of America, as seller and the applicable purchaser, the servicing agreement, the administration agreement and the account control agreement relating to your notes.

Also, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect Bank of America’s rights under those contracts without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of Bank of America. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate Bank of America’s obligations as servicer or administrator and any ongoing repurchase or indemnity obligations under the receivables purchase agreement between Bank of America and the applicable purchaser and the account control agreement relating to your notes but would not empower the FDIC to repudiate transfers of receivables made under such receivables purchase agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then the applicable purchaser under the receivables purchase agreement would be treated as having made a loan to Bank of America, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

The FDIC has adopted an interim rule that enables investors in asset-backed securities like the notes to avoid the risk of indirect recovery of receivables described above. Under the interim rule, the FDIC has stated that it will not use its repudiation power to reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization completed on or prior to September 30, 2010, so long as the transfer complies with specified conditions. Also, the FDIC has proposed a rule that would provide similar, though not identical, assurances for securitizations completed after September 30, 2010. The prospectus supplement for your securities will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with whichever of these rules is available at the time. For transactions intended to comply with the proposed rule, the prospectus supplement will also provide information about the final terms of that rule.

Regardless of whether or not we structure a transaction to comply with one of the FDIC’s rules, we will structure the transfers of receivables under the receivables purchase agreement between Bank of America and the applicable purchaser with the intent that they would be characterized as legal true sales. If the transfers are so characterized, then the FDIC would not be able to recover the transferred receivables using its repudiation power even if your transaction does not satisfy the terms of the then applicable FDIC rule. However, complying with the then applicable FDIC rule would provide additional assurance that the FDIC would not seek to recover the transferred receivables using its repudiation power, as well as providing additional assurance that the automatic stay would not interfere with normal servicing and contractual payments relating to your notes.

If the FDIC were to successfully assert that the transaction in which your notes were issued did not comply with its then applicable rule and that the transfer of receivables under the related receivables purchase agreement was not a legal true sale, then the applicable purchaser would be treated as having made a loan to Bank of America, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so the issuing entity would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon to the date of payment.

Regardless of whether the applicable FDIC rule applies or the transfers under the receivables purchase agreement are respected as legal true sales, as conservator or receiver for Bank of America the FDIC could:

•	require the issuing entity, as assignee of the related purchaser, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Bank of America; or

•	repudiate without compensation Bank of America’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer; or

•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC, as conservator or receiver for Bank of America, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced. See “ Risk Factors—FDIC receivership or conservatorship of Bank of America could result in delays in payments or losses on your notes” in the related prospectus supplement.

Repurchase Obligation

Under the related transfer and servicing agreements, the seller, any intermediate purchaser or the servicer may make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each financed vehicle as of the related closing date. A breach of specific representations and warranties about a receivable may create an obligation of the seller or any intermediate purchaser to repurchase or the servicer to purchase the related receivable unless the breach is cured. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

SERVICEMEMBERS CIVIL RELIEF ACT

Under the terms of the Servicemembers Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Servicemembers Act is forgiven. The Servicemembers Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Servicemembers Act. Because the Servicemembers Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Servicemembers Act. In addition, the response of the United States to the terrorist attacks on

September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Servicemembers Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Servicemembers Act or similar legislation or regulations which would not be recoverable from the related receivables and other credit enhancement, would result in a reduction of the amounts payable to the securityholders. In addition, the Servicemembers Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, under the California Military Families Financial Servicemembers Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on receivables for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release. Finally, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Servicemembers Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Servicemembers Act or similar state legislation or regulations may result in delays in payments or losses on your securities. Any shortfalls or losses arising in connection with the matters described above, to the extent no covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders. See “Risk Factors—The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act and other related recent legislation” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the notes. Unless otherwise specified, the summary is directed to prospective purchasers who acquire notes in the initial offering thereof at the first price at which a substantial amount of the relevant series is sold to such offerees and who hold their securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The summary does not purport to deal with all of the federal income tax consequences applicable to investors in light of their particular investment circumstances, or to certain investors who may be subject to special treatment under federal income law such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, regulated investment companies, trusts and estates, pass-through entities, the beneficial owners of which are any of the foregoing, or investors holding interests in securities as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle. Prospective purchasers should consult their own tax advisors in determining the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of notes.

The summary is based on the Code, the Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all of which are subject to change, possibly with retroactive effect. Each issuing entity will be provided with an opinion of tax counsel regarding certain federal income tax matters discussed below. An opinion of tax counsel is not binding on the Internal Revenue Service (the “IRS”) or the courts. No ruling on any of the issues discussed in tax counsel’s opinion or in the summary below will be sought from the IRS. Moreover, there are no cases or IRS rulings involving interests containing terms that are the same as the notes. As a result, the IRS may disagree with all or a part of the discussion below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the notes. Prospective purchases also should be aware that tax counsel’s opinion and the summary below may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to an investment in the notes.

For purposes of this summary, unless otherwise indicated, the term noteholder means a beneficial owner of a Note. A “U.S. Person” or “United States Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) a trust which is subject to the primary supervision of a court within the United States and the substantial decisions of which are controlled by one or more U.S. Persons or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

In addition, for purposes of this summary, references to the issuing entity, the securities and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each issuing entity and the securities and related terms, parties and documents applicable to the issuing entity.

Summary of Tax Opinions

As more fully described in this prospectus, tax counsel will render its opinion generally to the effect that, for federal tax purposes, an issuing entity will not be classified as an association, or publicly traded partnership, taxable as a corporation. In addition, in the case of any issuing entity formed as a trust that is intended to be treated as a grantor trust for federal income tax purposes, but which also issues notes hereunder, tax counsel will render its opinion to the effect that such issuing entity will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Unless otherwise provided in an applicable prospectus supplement, tax counsel also will deliver its opinion that any issued series of notes will be characterized as indebtedness for federal income tax purposes. The federal income tax consequences to certificateholders will vary depending on whether the issuing entity is treated as a partnership, a grantor trust, or a disregarded entity. As previously noted in this prospectus, any certificates issued by an issuing entity will not be offered to the public.

Additionally, tax counsel will deliver its opinion generally to the effect that the statements set forth in this section entitled “Material Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Except as summarized above, tax counsel has not been asked to opine on any other federal tax matter, and the remainder of the discussion below is not intended to, and does not, set forth any other tax opinions. As to those federal tax matters on which tax counsel will render its opinion, as delineated above, such opinions are subject to any considerations that are discussed in regards to the opinions, as provided below.

Tax counsel has not been asked to, and will not, deliver any opinion with respect to any state, local or foreign tax consequence associated with the purchase, ownership or disposition of securities, or with respect to any issuing entity.

Federal Tax Classification of the Issuing Entities

Tax counsel will render its opinion to the effect that, for federal tax purposes, an issuing entity formed as a trust, or an issuing entity formed as a limited liability company or a limited partnership, will not be classified as an association, or publicly traded partnership, taxable as a corporation. In addition, tax counsel will deliver its opinion, in the case of an issuing entity formed as a trust that is intended to be characterized as a grantor trust for federal income tax purposes, but which also issues notes hereunder, that such issuing entity will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Tax counsel’s opinion, in each case, will be based (i) on the assumption that the issuing entity’s constituent documents, and the other related governing and operative documents, will be complied with, including that no election will be made to treat the issuing entity as a corporation for federal tax classification purposes, and, if applicable, (ii) on tax counsel’s conclusions that the nature of the issuing entity’s income, and the restrictions, if any, imposed on transfers of the issuing entity’s equity interests will prevent the issuing entity from being treated under the Code as a publicly traded partnership taxable as a corporation.

An issuing entity that is formed as (i) a trust that is not treated as a grantor trust, or (ii) a limited liability company or a limited partnership will be classified as a partnership if it has two or more beneficial owners, or will be ignored as a separate entity if it has only a single beneficial owner, provided that, in each case, no election is made to treat the issuing entity as a corporation for federal tax classification purposes. Each issuing entity’s constituent documents will require that each beneficial owner, and any party to the transaction or the constituent documents, covenant that it will not elect to treat the issuing entity as a corporation for federal, state and local, and franchise tax purposes. For purposes of this summary, a beneficial owner means a beneficial owner of equity interests of the issuing entity, including any class of notes of the issuing entity that are treated as equity interests, as determined for federal income tax purposes.

If an issuing entity were taxable as a corporation for federal income tax purposes, the entity would be subject to corporate federal income tax on its taxable income. Its taxable income would include all of its income from the related receivables, possibly reduced by interest expense on any notes. Any corporate federal income tax imposed on the issuing entity could materially reduce cash available to make payments on the issued notes and its other securities.

Federal Income Tax Consequences to Noteholders

Characterization of the Notes as Debt. Tax counsel will render its opinion with respect to each series of notes offered under a prospectus supplement that the notes will be treated as indebtedness for federal income tax purposes, except for any series of notes which is specifically identified in the applicable prospectus supplement as receiving different tax treatment. The depositor, the issuing entity and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Except as described under the heading “—Possible Alternative Treatment of the Notes,” the remainder of the discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

Original Issue Discount. The depositor expects, and the discussion herein assumes, that the interest formula for each series of notes will meet the requirements for “qualified stated interest” (“QSI”) under applicable

Treasury regulations relating to debt instruments issued with original issue discount (“OID”) (the “OID Regulations”), and that no series of notes will be issued with OID in excess of a statutory de minimis amount described below.

In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity of a note is the aggregate of all payments required to be made on the instrument other than QSI. The issue price of a note will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were issued with more than de minimis OID, the noteholder would be required to include such OID in income over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution is treated as an amount already included in income, to the extent OID has accrued as of the date of an interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment should not have a significant effect on noteholders which use the accrual method of tax accounting. However, cash method noteholders may be required to report and include income with respect to the notes in advance of the receipt of cash attributable to the income.

OID on a note should be considered de minimis if it is less than an amount equal to 0.25% multiplied by the product of the stated redemption price at maturity of the note and its weighted average maturity. In the absence of additional guidance, the depositor expects to determine the weighted average maturity of each series of notes based on the assumption that the receivables will prepay at a rate based on the prepayment assumption used in pricing the notes of that series (a “Prepayment Assumption”), pursuant to Section 1272(a)(6) and the applicable legislative history thereunder. However, neither the depositor nor any person has made, or will make, any representation regarding the prepayment rate of the receivables.

If a series of notes is expected to be issued with more than de minimis OID, the additional considerations associated with that class of securities will be disclosed in the applicable prospectus supplement.

Stated Interest on the Notes. Based on the above assumptions, except as discussed in the following paragraph, each series of notes will not be considered to be issued with OID. The stated interest on each series of notes will be includable as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with de minimis OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A noteholder who purchases a note after the initial distribution thereof for more or less than its principal amount generally will be subject to the premium amortization and market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1282 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Election to Treat All Interest as Original Issue Discount. A noteholder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing noteholder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing noteholder, and no payments on the note will be treated as payments of QSI. This election, if made, may not be revoked without the consent of the IRS. Noteholders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Taxable Disposition. If a noteholder sells or otherwise disposes of a note for federal tax purposes, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and the noteholder’s adjusted tax basis in the note. The adjusted tax basis of a note will equal the noteholder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by the holder with respect to the note, and will be decreased by the amount of bond premium, if any, previously amortized and the amount of any payments of principal and OID previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest and accrued market discount not previously included in income), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). Capital losses generally may be used only to offset capital gains.

Foreign Noteholders. Interest paid or accrued to a noteholder who is not a U.S. person (a “Foreign Person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and:

•

the Foreign Person is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor, including a holder of 10% of the outstanding certificates or other equity interests of the issuing entity, or a “controlled foreign corporation” (as defined in the Code) with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Code;

•	the Foreign Person is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

•

the Foreign Person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with a timely and properly executed IRS Form W-8BEN, W-8IMY (with required attachments) or other appropriate form (or appropriate successor form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address.

If a Foreign Person does not qualify for the portfolio interest exemption from withholding, payments of interest, including payments relating to any accrued OID, may be subject to withholding tax at a tax rate of 30 percent. The foregoing tax rate is subject to reduction or elimination under any applicable tax treaty, if the Foreign Person supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN, W-8IMY (with required attachments) or other appropriate form, (or appropriate successor form), signed under penalties of perjury, to report its eligibility for that reduced rate or exemption.

A Foreign Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements in order to qualify for an exemption from or reduced rate of withholding tax. In particular, in the case of notes held by a Foreign Person that is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certifications discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note beneficially owned by a Foreign Person is held through a securities clearing organization or certain financial institutions as intermediary, the intermediary generally will be required to provide a duly completed and executed IRS Form W-8IMY (or any successor or substitute form) providing, among other information required to be submitted, certain identifying information with respect to the intermediary, whether the intermediary is a “Qualified Intermediary” or a “Non-Qualified Intermediary”, and appropriate certifications from its Foreign Person beneficial noteholders (e.g., IRS Form W-8BEN) or other certifications with respect to such beneficial owners, relating to their status as Foreign Persons.

All noteholders who are Foreign Persons will be required to update the relevant IRS forms listed above and any supporting documentation, in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. The issuing entity will not be obligated to pay any additional amounts to “gross up” payments to noteholders or beneficial owners of notes who are Foreign Persons, as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to payments in respect of the notes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Interest, gain and any other income on a note held by a Foreign Person that is effectively connected with the conduct of a trade or business within the United States is generally exempt from U.S. withholding tax provided such noteholder provides the trustee or other person required to withhold with certain certifications on Form W-8ECI (or a similar form). However, the Foreign Person generally will be subject to U.S. federal income tax at regular federal income tax rates. In the case of a Foreign Person noteholder that is a corporation, such effectively connected income and gain also may be subject to a U.S. branch profits tax at a rate of 30 percent, unless the foreign corporate noteholder qualifies for a lower rate under an applicable tax treaty.

Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, IRS certification of U.S. status containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold at the applicable rate from amounts otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Recently Enacted Federal Tax Legislation. On March 18, 2010, President Obama signed the “Hiring Incentives to Restore Employment (HIRE) Act” (the “HIRE Act”). The HIRE Act includes a revised version of a bill introduced in late October 2009 in both the House and the Senate, the “Foreign Account Tax Compliance Act of 2009” or “FATCA Bill.”

Under the FATCA Provisions, foreign financial institutions (which include hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them. A foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will be subject to a new 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012, other than such payments that are made on “obligations” that were outstanding on March 18, 2012. For this purpose, withholdable payments are U.S.-source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). Treasury is authorized to provide rules for implementing the FATCA withholding regime with the existing nonresident withholding tax rules. The FATCA Provisions also impose new information reporting requirements and increase related penalties for U.S. persons.

FATCA withholding will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, and Treasury is authorized to provide additional exceptions.

As noted above, the new FATCA withholding and information reporting requirements generally will apply to withholdable payments made after December 31, 2012. Prospective purchasers are urged to consult with their tax advisors regarding these new provisions.

In addition, on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 (the “Reconciliation Act”). The Reconciliation Act will require certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interest and proceeds of sale in respect of securities like the notes, subject to certain exceptions. This surtax will apply for taxable years beginning after December 31, 2012. Prospective purchasers should consult their tax advisors regarding the effect, if any, of the Reconciliation Act on their ownership and disposition of the notes.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more series of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be classified as a publicly traded partnership, taxable as a corporation, that would not be able to reduce its taxable income by deductions for interest expense on any notes that are recharacterized as equity interests.

Alternatively, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. In such case, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under Section 707(c) of the Code or as a preferential allocation of net income of the issuing entity, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the certificates or other equity interests of the issuing entity. Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under this characterization from the treatment of the notes as debt, this characterization could result in adverse effects for some noteholders.

For example, cash basis noteholders treated as owning equity interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes even though the issuing entity might not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on trust income even if they have not received cash from the issuing entity to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, might constitute “unrelated debt-financed income” which generally would be taxable to the holder under the Code. In addition, Foreign Persons holding any series of notes that are recharacterized as equity interests in the issuing entity could be subject to current U.S. tax withholding and be required to file a current U.S. federal income tax return and to pay U.S. federal income tax on their share of accruals of guaranteed payments and trust income (and, in the case of a foreign corporate holder of a series of notes recharacterized as equity interests in the issuing entity, to pay U.S. branch profits tax). Also, individuals holding the notes that are recharacterized as equity interests might be subject to some limitations on their ability to deduct their share of an issuing entity’s expenses.

STATE AND OTHER TAX CONSEQUENCES

The summary of federal income tax consequences set forth above does not address any aspect of state, local or foreign tax law with respect to the notes, or an investment therein, or with respect to any issuing entity. Prospective investors are urged to consult with their own tax advisors regarding the state, local and foreign tax consequences relating to an investment in the notes.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the notes. You may be required to report your investment in the notes even if your notes are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to an investment hereunder.

You also should be aware that the transferor and other participants in the transaction intend to comply with applicable disclosure and investor list requirements as each participant in its own discretion determines apply to it with respect to a transaction hereunder.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, prohibit pension, profit-sharing or other employee benefit plans subject to Title I of ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, and any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”), from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

Certain transactions involving the issuing entity might be deemed to constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Benefit Plan that purchased securities if assets of such issuing entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the related prospectus supplement.

However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the sponsor, an originator, the servicer, the administrator, the underwriters, the trustee, the indenture trustee, or any of their affiliates, is or becomes a Party in Interest with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire such notes. Included among these exemptions are: U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (a) it is not acquiring and will not hold the notes with the assets of a Benefit Plan or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code; or (b)(i) the notes are rated at least “BBB-” or its equivalent by a rating agency at the time of purchase and transfer, and (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar applicable law.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state or local law restrictions.

A Benefit Plan fiduciary considering the purchase of securities on behalf of or with the plan assets of a Benefit Plan is encouraged to consult its legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes, the depositor will agree to sell or cause the related issuing entity to sell to one or more underwriters, named in the related prospectus supplement, and the underwriter will agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Some of the classes of securities may be retained by the depositor or purchased by an affiliate of the depositor who may then resell or transfer the securities pursuant to this prospectus.

In the underwriting agreement with respect to any given series of securities, the underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the related prospectus supplement if any of those securities are purchased.

Each related prospectus supplement will either:

•

set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•

specify that the related securities are to be resold by the underwriter in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the depositor and the sponsor jointly and severally will indemnify the underwriter against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriter may be required to make in respect thereof. Each issuing entity may invest funds in its accounts in Eligible Investments acquired from the underwriter or from the depositor, the seller or any of their affiliates.

The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

In the ordinary course of its business one or more of the underwriters and their respective affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the sponsor, the servicer, the issuing entities and their respective affiliates. If specified in the related prospectus supplement, an underwriter or its affiliates may be the swap counterparty under an interest rate swap agreement or an affiliate of the depositor, the sponsor and certain other parties to the transaction. See “Affiliations and Certain Relationships” in the related prospectus supplement.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

REPORTS TO SECURITYHOLDERS

For each series of securities, the servicer of the related receivables will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related issuing entity. See “The Transaction Documents—Evidence as to Compliance,” “Certain Information Regarding the Securities—Statements to Securityholders” and “Available Information.”

AVAILABLE INFORMATION

The depositor, as originator of the issuing entities, has filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. In addition, the depositor is subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act files reports and other information with the SEC. The registration statement, reports and other information are available for inspection and copying at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10:00 am and 3:00 pm. You can obtain information on the operation of the Public Reference Room by calling 1-800-732-0330. The SEC also maintains an Internet Web site at http://www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001488082. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the sponsor, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the sponsor, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The sponsor, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the depositor on behalf of the issuing entity referred to in the related prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by that issuing entity shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The depositor on behalf of each issuing entity will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Bank of America Auto Receivables Securitization, LLC, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Mail Code: NC1-007-06-82, telephone (980) 387-6838.

LEGAL MATTERS

The legality of the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for the issuing entity, the depositor and the seller, by the law firms specified in the related prospectus supplement.

INDEX OF DEFINED TERMS

Accounts	31
administration agreement	28
Amortization Period	26
Assessment of Compliance	37
Attestation Report	38
Bank of America	12
Bankruptcy Code	35
Benefit Plan	54
Cash Flow Agreement	36
Cede	20
Certificate Distribution Account	31
Chattel Paper	39
Clearstream	26
Code	22, 47
Collection Account	31
Collection Period	19
Definitive Securities	26
DTC	20
Eligible Investment	14
ERISA	54
Euroclear	26
event of default	21
Exchange Act	38
financed vehicles	14
Foreign Person	50
FTC Rule	43
HIRE Act	51
Holder-in-Due-Course	43
indenture	20
Investment Earnings	31
IRS	47
issuing entity assets	14
limited liability company	13
limited liability company agreement	13
limited partnership	13
limited partnership agreement	13
Note Balance	20
Note Factor	19

OCC	12
OID	49
OID Regulations	49
Parties in Interest	54
Plan Asset Regulation	54
Pool Balance	20
Pool Factor	19
Pre-Funded Amount	31
Pre-Funding Account	31
Pre-Funding Period	31
Prepayment Assumption	49
prepayments	19
Principal Distribution Account	31
PTCE	54
QSI	48
receivables	18
receivables purchase agreement	28
Reconciliation Act	52
related documents	22
Repurchase Amount	31
Reserve Account	14
Revolving Period	25
Schedule of Receivables	30
Scheduled Interest Method	18
SEC	18
Securities Act	30
Security Owners	27
Servicemembers Act	9
servicer termination events	39
servicing agreement	14
servicing fee	33
servicing fee rate	33
Short-Term Note	49
Simple Interest Method	18
transfer and servicing agreements	30
trust	13
trust agreement	13
UCC	39

I-1

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

$340,005,000 Class A-1 Notes

$240,000,000 Class A-2 Notes

$481,000,000 Class A-3 Notes

$191,126,000 Class A-4 Notes

Bank of America Auto Trust 2010-2

Issuing Entity

Bank of America Auto Receivables Securitization, LLC

Depositor

Bank of America, National Association

Sponsor and Servicer

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Barclays Capital

Citi

Credit Suisse

RBS

Until September 14, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus to which it relates when acting as underwriters and with respect to their unsold allotments or subscriptions.